UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	[X]
Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[X]	Preliminary Proxy Statement
[ ]	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to § 240.14a-12

POLARITYTE, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11
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(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials:

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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POLARITYTE, INC.

404I-T HADLEY ROAD

S. PLAINFIELD, NEW JERSEY 07080
TELEPHONE: (732) 225-8910

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Dear Shareholder:

On behalf of the Board of Directors (the “Board”) and management, I invite you to attend the special meeting of stockholders (the “Special Meeting”) of PolarityTE, Inc. (the “Company” or “us” or “we” or “our” ) to be held at 615 Arapeen Drive, Suite 102, Salt Lake City, Utah 84108 on March 10, 2017 at 1:00 p.m. MST.

On December 1, 2016 we entered into an Agreement and Plan of Reorganization (the “Agreement”), as amended on December 16, 2016, with Majesco Acquisition Corp., a Nevada corporation and our wholly-owned subsidiary (“Merger Sub”), PolarityTE, Inc., a Nevada corporation (“PolarityTE NV”) and Dr. Denver Lough, the owner of 100% of the issued and outstanding shares of capital stock of Polarity (the “Seller”) pursuant to which, upon the effective time, we will acquire certain intellectual property rights owned by the Seller (the “Intellectual Property”) through the merger of Merger Sub with and into PolarityTE NV (the “Merger”) with PolarityTE NV surviving as our wholly-owned subsidiary. As a result of the Merger, among other effects, 100% of the issued and outstanding shares of capital stock of PolarityTE NV, or 10,000 shares of common stock, will be cancelled and exchanged for 7,050 shares of the Company’s newly designated Series E Preferred Stock convertible into an aggregate of 7,050,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). On December 1, 2016 the Company’s Board approved the Merger and the issuance of the Merger Consideration (defined below).

At the Special Meeting, we will ask you to:

1.	To approve, in accordance with NASDAQ Listing Rule 5635, the securities issued to the Seller under the Agreement whereby the Company will acquire the Intellectual Property from the Seller and the transactions contemplated thereunder (the “Intellectual Property Acquisition”), including the issuance of 7,050 shares of the Company’s newly designated Series E Preferred Stock convertible into an aggregate of 7,050,000 shares of the Company’s Common Stock (the “Merger Consideration”) as consideration for the Intellectual Property;

2.

To approve a change in control in accordance with NASDAQ Listing Rule 5635 that will result from the issuance of the Merger Consideration to the Seller in as consideration for the Intellectual Property Acquisition;

3.	To approve the Company’s 2017 Equity Incentive Plan (the “2017 Plan”) and the reservation of 3,450,000 shares of Common Stock for issuance thereunder; and

4.

To approve an amendment to the Company’s Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) to increase the authorized number of shares of the Company’s blank check preferred stock, par value $0.001 per share (the “Authorized Blank Check Preferred Stock”) from 10,000,000 shares to 25,000,000 shares.

The Board unanimously recommends a vote FOR (i) the Merger and the issuance of the Merger Consideration, (ii) a change in control that will result from the issuance of the Merger Consideration, (iii) adoption of the 2017 Plan and the reservation of 3,450,000 shares of Common Stock for issuance thereunder, and (iv) an amendment to the Certificate of Incorporation to increase the Authorized Blank Check Preferred Stock from 10,000,000 to 25,000,000 shares.

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We have established the close of business on January 17, 2017, as the record date for determining shareholders entitled to notice of and to vote at the special meeting and any adjournments or postponements thereof.

By Order of the Board of Directors of PolarityTE, Inc.

Sincerely,

By:	/s/ Denver Lough
Denver Lough, Chairman and Chief Executive Officer

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YOUR VOTE AT THE SPECIAL MEETING IS IMPORTANT

Your vote is important. Please vote as promptly as possible even if you plan to attend the Special Meeting.

For information on how to vote your shares, please see the instruction form from your broker or other fiduciary, as applicable, as well as “Information About the Special Meeting and Voting” in the proxy statement accompanying this notice.

We encourage you to vote by completing, signing, and dating the proxy card, and returning it in the enclosed envelope.

If you have questions about voting your shares, please contact our Corporate Secretary at PolarityTE, Inc., at 4041-T Hadley Road, S. Plainfield, New Jersey 07080, telephone number (732) 225-8910.

If you decide to change your vote, you may revoke your proxy in the manner described in the attached proxy statement at any time before it is voted.

We urge you to review the accompanying materials carefully and to vote as promptly as possible. Note that we have enclosed with this notice a Proxy Statement.

THE PROXY STATEMENT IS AVAILABLE AT: *

By Order of the Board of Directors,

Sincerely,

By:	/s/ Denver Lough
Denver Lough, Chairman and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the SPECIAL Meeting OF STOCKHOLDERS to Be Held on MARCH 10, 2017 at 1:00 P.m. MST.

The Notice of Special Meeting of Stockholders and our Proxy Statement are available at:*

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REFERENCES TO ADDITIONAL INFORMATION

This proxy statement incorporates important business and financial information about PolarityTE, Inc. that is not included in or delivered with this document. You may obtain this information without charge through the Securities and Exchange Commission’s (“SEC”) website (www.sec.gov) or upon your written or oral request by contacting the Chief Executive Officer of PolarityTE, Inc., 4041-T Hadley Road, S. Plainfield, New Jersey 07080 or by calling (732) 225-8910.

To ensure timely delivery of these documents, any request should be made no later than *, 2017 to receive them before the Special Meeting.

For additional details about where you can find information about the Company, please see the section entitled “Where You Can Find More Information” in this proxy statement.

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POLARITYTE, INC.

404I-T HADLEY ROAD

S. PLAINFIELD, NEW JERSEY 07080
TELEPHONE: (732) 225-8910

PROXY STATEMENT FOR SPECIAL MEETING

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 10, 2017:

THE PROXY STATEMENT IS AVAILABLE AT: *.

STOCKHOLDERS CAN REQUEST A COPY OF THE PROXY STATEMENT AND FORM OF PROXY FOR THIS MEETING AND FUTURE MEETINGS BY CALLING (732) 225-8910 OR SENDING AN EMAIL TO *.

This proxy statement provides information that you should read before you vote on the proposals that will be presented to you at the Special Meeting of Stockholders of PolarityTE, Inc.

The Special Meeting will be held at 615 Arapeen Drive, Suite 102, Salt Lake City, Utah 84108 on March 10, 2017 at 1:00 p.m. MST.

On or about *, 2017, we mailed this proxy statement in paper copy. For information on how to vote your shares of voting capital, see the instructions included on the proxy card, or the instruction form you receive from your broker or other fiduciary, as well as the information under “Information About the Special Meeting and Voting” in this proxy statement. Stockholders who, according to our records, owned shares of the Company’s Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (collectively, the “Preferred Stock”) at the close of business on January 17, 2017 will be entitled to vote at the Special Meeting.

If you would like to attend the Special Meeting and vote in person, please send an email to * and directions will be provided to you.

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Information About the Special Meeting and Voting

Why am I receiving these proxy materials?

The Board is asking for your proxy for use at the Special Meeting of Stockholders of the Company, to be held at 615 Arapeen Drive, Suite 102, Salt Lake City, Utah 84108 on March 10, 2017 at 1:00 p.m. MST, and at any adjournment or postponement of the meeting. As a stockholder, you are invited to attend the meeting and are entitled to and requested to vote on the items of business described in this proxy statement.

This proxy statement is furnished to stockholders of PolarityTE, Inc., a Delaware corporation, in connection with the solicitation of proxies by the Board for use at the Special Meeting.

Sharing the Same Last Name and Address

We are sending only one copy of the proxy statement to shareholders who share the same last name and address, unless they have notified us that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs.

If you received a householded mailing and you would like to have additional copies of our proxy statement mailed to you, or you would like to opt out of this practice for future mailings, we will promptly deliver such additional copies to you if you submit your request to our Corporate Secretary at, 4041-T Hadley Road, S. Plainfield, New Jersey 07080 or call us at (732) 225-8910. You may also contact us in the same manner if you received multiple copies of the Special Meeting materials and would prefer to receive a single copy in the future.

Who is soliciting my vote?

The Board is soliciting your vote.

When were the enclosed solicitation materials first given to shareholders?

We initially mailed this proxy statement to shareholders of the Company on or about *, 2017.

What is the purpose of the meeting?

You will be voting on:

1.	Approval of the Merger and the issuance of the Merger Consideration in connection with the Intellectual Property Acquisition in accordance with NASDAQ Listing Rule 5635;

2.	Approval of a change in control in accordance with NASDAQ Listing Rule 5635 that will result from the issuance of the Merger Consideration as consideration for the Intellectual Property Acquisition;

3.	Approval of the 2017 Plan and the reservation of 3,450,000 shares of Common Stock for issuance thereunder; and

4.	Approval of an amendment to the Company’s Certificate of Incorporation to increase the Authorized Blank Check Preferred Stock from 10,000,000 to 25,000,000 shares.

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What are the Board’s recommendations?

The Board recommends a vote:

1.	“FOR” the Merger and the issuance of the Merger Consideration;

2.	“FOR” a change in control that will result from the issuance of the Merger Consideration;

3.	“FOR” the adoption of the 2017 Plan and the reservation of 3,450,000 shares of Common Stock for issuance thereunder; and

4.	“FOR” an amendment to the Company’s Certificate of Incorporation to increase the Authorized Blank Check Preferred Stock from 10,000,000 to 25,000,000 shares.

Who is entitled to vote at the meeting, what is the “record date”, and how many votes do they have?

Holders of record of our Common Stock at the close of business on January 17, 2017 (the “Record Date”) will be entitled to vote at the Special Meeting. On the Record Date there were * shares of Common Stock outstanding and entitled to vote. In addition, * shares of the Company’s Common Stock underlying the shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock are entitled to vote at the Special Meeting.

Each share of Common Stock that you own entitles you to one vote.  The holders of Series A Preferred Shares shall vote together with the holders of Common Stock on all matters on an “as converted” basis, subject to beneficial ownership limitations, and shall not vote as a separate class. Notwithstanding the foregoing, the conversion price for purposes of calculating voting power shall in no event be lower than $3.54 per share.  Holders of Series B Preferred Shares shall vote together with the holders of Common Stock on all matters on an “as converted” basis, subject to beneficial ownership limitations, based on a conversion price of $8.40 per share.  Holders of Series C Preferred Shares shall vote together with the holders of Common Stock on all matters on an “as converted” basis, subject to beneficial ownership limitations, based on a conversion price of $7.20 per share.

What is a quorum of stockholders?

In order to carry on the business of the Special Meeting, a quorum must be present. If a majority of the shares outstanding and entitled to vote on the Record Date are present, either in person or by proxy, we will have a quorum at the meeting. Any shares represented by proxies that are marked for, against, withhold, or abstain from voting on a proposal will be counted as present in determining whether we have a quorum. If a broker, bank, custodian, nominee, or other record holder of our voting capital indicates on a proxy card that it does not have discretionary authority to vote certain shares on a particular matter, and if it has not received instructions from the beneficial owners of such shares as to how to vote on such matters, the shares held by that record holder will not be voted on such matter (referred to as “broker non-votes”) but will be counted as present for purposes of determining whether we have a quorum. Since there were * shares of Common Stock, * shares of Series A Preferred Stock which are convertible into * shares of Common Stock, * shares of Series B Preferred Stock which are convertible into * shares of Common Stock and * shares of Series C Preferred Stock which are convertible into * shares of Common Stock outstanding on January 17, 2017 the presence of holders of * shares of voting capital will represent a quorum. We must have a quorum to conduct the meeting.

How many votes does it take to pass each matter?

Proposal 1: Approval of the Merger and the issuance of the Merger Consideration in Connection with the Intellectual Property Acquisition

The affirmative vote of a majority of the votes cast for this proposal is required to approve Merger and the issuance of the Merger Consideration in connection with the Intellectual Property Acquisition. Abstentions will be counted towards the tabulation of votes cast on this proposal and will have the same effect as a negative vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for this proposal. As a result, any shares not voted by a beneficial owner will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

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Proposal 2: Approval of a change in control that will result from the issuance of the Merger Consideration as consideration for the Intellectual Property Acquisition

The affirmative vote of a majority of the votes cast for this proposal is required to approve a change in control that will result from the issuance of the Merger Consideration as consideration for the Intellectual Property Acquisition. Abstentions will be counted towards the tabulation of votes cast on this proposal and will have the same effect as a negative vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for this proposal. As a result, any shares not voted by a beneficial owner will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 3: Approval of the 2017 Plan and the reservation of 3,450,000 shares of Common Stock for issuance thereunder

The affirmative vote of a majority of the votes cast for this proposal is required to approve the 2017 Plan and the reservation of 3,450,000 shares of Common Stock for issuance thereunder. Abstentions will be counted towards the tabulation of votes cast on this proposal and will have the same effect as a negative vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for this proposal. As a result, any shares not voted by a beneficial owner will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 4: Approval of an amendment to the Company’s Certificate of Incorporation to increase the Authorized Blank Check Preferred Stock from 10,000,000 to 25,000,000 shares

The affirmative vote of the holders of shares representing a majority of all of the Company’s outstanding voting capital entitled to vote as of the Record Date is required to approve an amendment to the Company’s Certificate of Incorporation to increase the Authorized Blank Check Preferred Stock from 10,000,000 to 25,000,000 shares. Abstentions will be counted towards the tabulation of votes cast on this proposal and will have the same effect as a negative vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for this proposal. As a result, any shares not voted by a beneficial owner will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Who can attend the meeting?

All stockholders at the close of business on January 17, 2017, or their duly appointed proxies, may attend the meeting.

What do I need to attend the meeting?

In order to be admitted to the meeting, a stockholder must present proof of ownership of Common Stock or Preferred Stock as of the Record Date. If your shares are held in the name of a broker, bank, custodian, nominee, or other record holder (“street name”), you must obtain a proxy, executed in your favor, from the holder of record (that is, your broker, bank, custodian, or nominee) to be able to vote at the meeting. You will also be required to present a form of photo identification, such as a driver’s license.

What is a proxy?

A proxy is another person you authorize to vote on your behalf. We ask stockholders to instruct the proxy how to vote so that all voting capital may be voted at the meeting even if the holders do not attend the meeting.

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How are abstentions and broker non-votes treated?

Abstentions will be counted towards the tabulation of votes cast on the proposals and will have the same effect as a negative vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the proposals. As a result, any shares not voted by a beneficial owner will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of the vote.

How do I vote?

If you are a stockholder of record, you may vote by mailing a completed proxy card or in person at the Special Meeting.

If you are a street name holder (meaning that your shares are held in a brokerage account by a bank, broker or other nominee), you may direct your broker or nominee how to vote your shares; however, you may not vote in person at the Special Meeting unless you have obtained a signed proxy from the record holder giving you the right to vote your beneficially owned shares.

You must be present, or represented by proxy, at the Special Meeting in order to vote your shares. You can submit your proxy by completing, signing, and dating your proxy card and mailing it in the accompanying pre-addressed envelope. YOUR PROXY CARD WILL BE VALID ONLY IF YOU COMPLETE, SIGN, DATE, AND RETURN IT BEFORE THE MEETING DATE.

How will my proxy vote my shares?

If your proxy card is properly completed and received, and if it is not revoked, before the Special Meeting, your shares will be voted at the meeting according to the instructions indicated on your proxy card. If you sign and return your proxy card, but do not give any voting instructions, your shares will be voted as follows:

1.	“FOR” approval of the Merger and the issuance of the Merger Consideration in connection with the Intellectual Property Acquisition in accordance with NASDAQ Listing Rule 5635;

2.

“FOR” approval of a change in control in accordance with NASDAQ Listing Rule 5635 that will result from the issuance of the Merger Consideration as consideration for the Intellectual Property Acquisition;

3.	“FOR” approval of the 2017 Plan and the reservation of 3,450,000 shares of Common Stock for issuance thereunder; and

4.	“FOR” approval of an amendment to the Company’s Certificate of Incorporation to increase the Authorized Blank Check Preferred Stock from 10,000,000 to 25,000,000 shares.

To our knowledge, no other matters will be presented at the meeting. However, if any other matters of business are properly presented, the proxy holders named on the proxy card are authorized to vote the shares represented by proxies according to their judgment.

If my shares are held in “street name” by my broker, will my broker vote my shares for me?

If your shares are held in a brokerage account, you will receive from your broker a full meeting package including a voting instruction form to vote your shares. Your brokerage firm may permit you to provide voting instructions by telephone or by the internet. Brokerage firms have the authority under NASDAQ rules to vote their clients’ unvoted shares on certain routine matters.

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The following matters are considered non-routine matters. NASDAQ rules do not permit brokerage firms to vote their clients’ unvoted shares for:

●	Proposal 1: Approval of the Merger and the issuance of the Merger Consideration in connection with the Intellectual Property Acquisition in accordance with NASDAQ Listing Rule 5635;

●	Proposal 2: Approval of a change in control in accordance with NASDAQ Listing Rule 5635 that will result from the issuance of the Merger Consideration as consideration for the Intellectual Property Acquisition;

●	Proposal 3: Approval of the 2017 Plan and the reservation of 3,450,000 shares of Common Stock for issuance thereunder; and

●	Proposal 4: Approval of an amendment to the Company’s Certificate of Incorporation to increase the Authorized Blank Check Preferred Stock from 10,000,000 to 25,000,000 shares.

Therefore, if you do not vote on these proposals, your shares will remain unvoted on those proposals. We urge you to provide voting instructions to your brokerage firm so that your vote will be cast on those proposals.

What does it mean if I receive more than one proxy card or instruction form?

If you receive more than one proxy card or instruction form, it means that you have multiple accounts with our transfer agent and/or a broker or other nominee or fiduciary or you may hold your shares in different ways or in multiple names (e.g., joint tenancy, trusts, and custodial accounts). Please vote all of your shares.

How do I revoke my proxy and change my vote prior to the meeting?

If you are a registered stockholder (meaning your shares are registered directly in your name with our transfer agent) you may change your vote at any time before voting takes place at the meeting. You may change your vote by:

1.	Delivering another proxy card or voter instruction form to PolarityTE, Inc., ATTN: Corporate Secretary, 4041-T Hadley Road, S. Plainfield, New Jersey 07080, with a written notice dated later than the proxy you want to revoke stating that the proxy is revoked.

2.	You may complete and send in another proxy card or voting instruction form with a later date.

3.	You may attend the meeting and vote in person.

For shares you hold beneficially or in street name, you may change your vote by submitting new voting instructions to your bank, broker or other nominee or fiduciary in accordance with that entity’s procedures, or if you obtained a legal proxy form giving you the right to vote your shares, by attending the meeting and voting in person.

Who pays for the proxy solicitation and how will the Company solicit votes?

We will pay the costs of preparing, printing, and mailing the notice of Special Meeting, this proxy statement and the enclosed proxy card. We will also reimburse brokerage firms and others for reasonable expenses incurred by them in connection with their forwarding of proxy solicitation materials to beneficial owners. The solicitation of proxies will be conducted primarily by mail, but may also include telephone, facsimile, or oral communications by directors, officers, or regular employees of the Company acting without special compensation.

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Proposals to be Presented at the Special Meeting

We will present four proposals at the meeting. We have described in this proxy statement all of the proposals that we expect will be made at the meeting. If any other proposal is properly presented at the meeting, we will, to the extent permitted by applicable law, use your proxy to vote your shares of voting capital on such proposal in our best judgment.

Do any of the Company’s officers and directors have any interest in matters to be acted upon?

Dr. Denver Lough is the Company’s Chief Executive Officer, Chief Scientific Officer and Chairman of the Board. In addition, Dr. Lough is the owner of 100% of the issued and outstanding shares of capital stock of PolarityTE NV. Accordingly, Dr. Lough has a substantial interest in Proposals 1 and 2, approval of the Merger and Issuance of the Merger Consideration and approval of a change in control that will result from the issuance of the Merger Consideration in connection with the Intellectual Property Acquisition. In addition, members of the Board and our executive officers are eligible to receive up to 3,450,000 Common Stock grants pursuant to the terms of the 2017 Plan. Accordingly, members of the Board and our executive officers have a substantial interest in Proposal 3, adoption of the 2017 Plan. Other than the foregoing, members of the Board and our executive officers do not have any interest in any other proposal that is not shared by all other stockholders of the Company.

Where do I find the voting results of the Special Meeting?

We will announce voting results at the Special Meeting and also in our Current Report on Form 8-K, which we anticipate filing within four days of the Special Meeting.

Do I have dissenters’ right of appraisal?

Under the Delaware General Corporation Law and our charter documents, holders of our voting capital will not be entitled to statutory rights of appraisal, commonly referred to as dissenters’ rights or appraisal rights (i.e., the right to seek a judicial determination of the “fair value” of their shares and to compel the purchase of their shares for cash in that amount) with respect to the proposals.

A representative of EisnerAmper is not expected to be present in person but will attend the Special Meeting telephonically and will have an opportunity to make a statement if he or she desires to do so. It is also expected that such representative will be available to respond to appropriate questions.

PROPOSAL NO. 1

APPROVAL OF THE SECURITIES TO BE ISSUED TO THE SELLER UNDER THE AGREEMENT AND PLAN OF REORGANIZATION BY AND BETWEEN THE COMPANY, MERGER SUB, POLARITY AND THE SELLER WHEREBY THE COMPANY WILL ACQUIRE THE INTELLECTUAL PROPERTY FROM THE SELLER AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE ISSUANCE OF 7,050 SHARES OF SERIES E PREFERRED STOCK CONVERTIBLE INTO AN AGGREGATE OF 7,050,000 SHARES OF THE COMPANY’S COMMON STOCK AS CONSIDERATION FOR THE INTELLTUAL PROPERTY

Background

As previously reported in our Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 7, 2016 and December 16, 2016, on December 1, 2016, we entered into an Agreement and Plan of Reorganization, as amended on December 16, 2016, with Majesco Acquisition Corp., a Nevada corporation and our wholly-owned subsidiary (“Merger Sub”), PolarityTE, Inc., a Nevada corporation (“PolarityTE NV”) and Dr. Denver Lough, the owner of 100% of the issued and outstanding shares of capital stock of PolarityTE NV (the “Seller”) pursuant to which we will acquire PolarityTE NV and certain intellectual property owned by Dr. Denver Lough (the “Intellectual Property”).

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At the Effective Time (as defined in the Agreement) of the Merger, Merger Sub will be merged with and into PolarityTE NV, with PolarityTE NV surviving the Merger as the surviving corporation and an aggregate of 10,000 issued and outstanding shares of PolarityTE NV’s common stock held by the Seller will be converted into the right to receive 7,050 shares of the Company’s Series E Preferred Stock convertible into an aggregate of 7,050,000 shares of the Company’s Common Stock.

The Intellectual Property Acquisition is subject to the satisfaction of certain closing conditions, including approval of stockholders of the Company in accordance with Delaware General Corporation Law and NASDAQ Listing Rule 5635 and a minimum cash balance available to the Company.

Description of Series E Convertible Preferred Stock

Each share of Series E Preferred Stock is convertible into shares of Common Stock based on a conversion calculation equal to the stated value of such preferred stock, plus all accrued and unpaid dividends, if any, on such preferred stock, as of such date of determination, divided by the conversion price. The stated value of each Series E Preferred Stock is $1,000 and the initial conversion price is $1.00 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events. The Series E Preferred Stock, with respect to dividend rights and rights on liquidation, winding-up and dissolution, in each case will rank senior to the Company’s Common Stock and all other securities of the Company that do not expressly provide that such securities rank on parity with or senior to the Series E Preferred Stock. Until converted, each share of Series E Preferred Stock is entitled to two votes for every share of Common Stock into which it is convertible on any matter submitted for a vote of stockholders.

Stockholders Agreement

On December 1, 2016, the Company entered into a Stockholders Agreement (the “Stockholders Agreement”) with Dr. Lough, Dr. Swanson (together with Dr. Lough, the “Restricted Stockholders”), PolarityTE NV and certain stockholders of the Company (the “Company Stockholders”). Pursuant to the terms of the Stockholders Agreement, the Company and Company Stockholders shall have the right to purchase from each Restricted Stockholder all of the Restricted Stockholder’s Seller Stock (as defined in the Stockholders Agreement) if such Restricted Stockholder’s employment with the Company is terminated for Cause (as defined in the Stockholders Agreement) or by the Restricted Stockholder without Good Reason (as defined in the Stockholders Agreement) at the fair market value as determined pursuant to the terms of the Stockholders Agreement. In addition, the Company shall have the right to purchase from each Restricted Stockholder all of the Restricted Stockholder’s Seller Stock if (i) such Restricted Stockholder breaches any material provisions of such Restricted Stockholder’s employment agreement with the Company (the “Employment Agreement”) or (ii) such Restricted Stockholder beaches any material provision of the Agreement, at a per share price of $0.001 per share. No Restricted Stockholder may sell any shares of Seller Stock to any third party unless the Company and the Company Stockholders are first offered the right to participate in any such offering on terms and conditions not less favorable to the Company and the Company stockholders than those applicable to the third party.

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Voting Agreement

On December 1, 2016, the Company entered into a Voting Agreement (the “Voting Agreement”) with Dr. Lough, Dr. Swanson, PolarityTE NV and certain stockholders of the Company (collectively, the “Stockholders”). Pursuant to the terms of the Voting Agreement, the Stockholders agreed to vote the voting securities held by such Stockholders at any annual or special meeting of stockholders of the Company, or execute a written consent in lieu of such meeting to vote: (i) in favor of: (1) approval of the Merger and the issuance of the Merger Consideration in such amount that exceeds 19.99% of the Company’s issued and outstanding Common Stock and (2) approval of any proposal to adjourn of postpone the stockholder’s Special Meeting to a later date if there are not sufficient votes for the approval of the Merger, the issuance of the Merger Consideration and transactions contemplated by the Agreement; and (ii) against any proposal which could be expected to result in a breach of any obligation of the Company which could be expected to result in any of the conditions of the Company’s obligations under the Agreement not being fulfilled. All securities that the Stockholders purchase or acquire the right to vote or otherwise acquire beneficial ownership after December 1, 2016 shall be subject to the terms of the Voting Agreement. Stockholders shall not deposit any of the securities in a voting trust, or grant any proxies with respect to the securities except as provided for in the Voting Agreement.

In connection with the approval of the Merger and the negotiation of the Merger Consideration in connection with the Intellectual Property Acquisition, prior to the closing, the Board will receive a Fairness Opinion that the Merger Consideration is fair to stockholders and the Company from a financial point of view, considering, among other things, the Intellectual Property.

The issuance of the Merger Consideration is full consideration for the acquisition of PolarityTE NV and the Intellectual Property and will not have any effect (other than a dilutive effect, as further discussed below) upon the rights of existing security holders. The issuance of the Merger Consideration will have a significant dilutive effect on our existing security holders. Subsequent to the consummation of the Merger, we will have outstanding: * shares of Common Stock; * shares of Series A Preferred stock convertible into * share of Common Stock; * shares of Series B Preferred stock convertible into * shares of Common Stock; * shares of Series C Preferred stock convertible into * shares of Common Stock; * shares of Series D Preferred stock convertible into * shares of Common Stock; 7,050 shares of Series E Preferred Stock convertible into an aggregate of 7,050,000 shares of Common Stock; warrants to purchase an aggregate of * shares of Common Stock; restricted stock awards of * shares of Common Stock; and options to purchase aggregate of * shares of Common Stock. Upon the closing of the Merger, the existing shareholders of the Company will hold approximately *% of the issued and outstanding Common Stock of the Company and 50% of the issued and outstanding Common Stock of the Company on a fully diluted basis and the Seller will hold approximately *% of the outstanding Common Stock of the Company and will hold 7,050,000 shares of the Company’s Common Stock or approximately 50% of the outstanding Common Stock on a fully diluted basis, assuming the conversion of the Series E Preferred Stock issued pursuant to the Agreement.

The Company retained NOBLE Life Science Partners (“Noble”) to provide a recommendation of the fairness of the Merger Consideration to the Company. Assets acquired through a transaction which are expected to be accounted for as an acquisition of assets are measured based on the cash consideration paid plus either the fair value of non-cash consideration given or the fair value of assets acquired, whichever is more clearly evident.

In an opinion dated January 23, 2017, Noble concluded that the Merger Consideration is fair from a financial point of view to the Company.

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Noble assessed the value of the Merger Consideration using available quantitative as well as qualitative factors specific to the Company and PolarityTE NV including, but not limited to, financial statements of the Company for the fiscal years ended October 31, 2014, 2015 and 2016, the Company’s obligations pursuant to debt conversions, implications of national trends in the healthcare industry, financial characteristics and valuations of companies engaged in providing wound care treatments and financial and operating characteristics and valuations of transactions involving the sale of wound care treatments.

Reasons for this Proposal

Our Common Stock is currently listed on The NASDAQ Capital Market, and therefore we are subject to the NASDAQ Listing Rules. Pursuant to NASDAQ Stock Market Listing Rule 5635, if an issuer intends to issue securities in a transaction that could (i) result in the issuance of more than 20% of the issued and outstanding shares of the issuer’s common stock on a pre-transaction basis or (ii) common stock has or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding prior to the consummation of the transaction, the issuer must obtain the prior approval of its stockholders prior to such issuance. Approval by the Company’s stockholders holding a majority of the outstanding voting capital as of the Record Date is required to approve this Proposal and for issuance of the 7,050 shares of Series E Preferred Stock convertible into an aggregate of 7,050,000 shares of the Company’s Common Stock.

Other than the stockholder approval sought herein, no other federal or state regulatory approvals are required to consummate the Merger.

Vote Required for Approval

The affirmative vote of a majority of the votes cast for this proposal is required to approve Merger and the issuance of the Merger Consideration. Abstentions and broker non-votes will be counted towards the tabulation of votes cast on this proposal and will have the same effect as a negative vote. Brokerage firms do not have authority to vote customers’ unvoted Shares held by the firms in street name on this proposal.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE MERGER AND THE ISSUANCE OF THE MERGER CONSIDERATION IN CONNECTION WITH THE INTELLECTUAL PROPERTY ACQUISITION

PROPOSAL NO. 2

APPROVAL OF A CHANGE IN CONTROL THAT WILL RESULT FROM THE ISSUANCE OF THE MERGER CONSIDERATION AS CONSIDERATION FOR THE INTELLECTUAL PROPERTY ACQUISITION

NASDAQ Listing Rule 5635(b) requires us to obtain stockholder approval prior to certain issuances with respect to Common Stock or securities convertible into Common Stock which will result in a change of control of the Company. This rule does not specifically define when a change in control of a Company may be deemed to occur. However, The NASDAQ Capital Market suggests in its guidance that a change of control would occur, subject to certain limited exceptions, if after a transaction a person or an entity will hold 20% or more of the Company’s then outstanding capital stock. For the purpose of calculating the holdings of such person or entity, The NASDAQ Capital Market would take into account, in addition to the securities received by such person or entity in the transaction, all of the shares owned by such person or entity unrelated to the transaction and would assume the conversion of any convertible securities held by such person or entity.

At closing, upon satisfaction of each of the closing conditions, the Seller will be issued 7,050 shares of the Company’s Series E Preferred Stock convertible into an aggregate of 7,050,000 shares of the Company’s Common Stock, expected to constitute approximately 50% of the issued and outstanding Common Stock of the Company on a fully diluted basis at closing. Proposal 1, if authorized by the stockholders, will result in a change in control. We are seeking stockholders’ approval on a change in control in accordance with NASDAQ Listing Rule 5635(b) that will result from the issuance of the Merger Consideration.

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Stockholders should note that a change of control as described under NASDAQ Listing Rule 5635(b) applies only with respect to the application of such rule. Neither Delaware General Corporation Law nor our Certificate of Incorporation or bylaws require us to obtain stockholder approval of such change in control in accordance with NASDAQ Listing Rule 5635(b).

No Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal rights with respect to a potential change in control that could result from the potential issuance of securities in one or more non-public offerings, and we will not independently provide our stockholders with any such rights.

Vote Required for Approval

The affirmative vote of a majority of the votes cast for this proposal is required to approve a change in control that will result from the issuance of the Merger Consideration as consideration for the Intellectual Property Acquisition. Abstentions will be counted towards the tabulation of votes cast on this proposal and will have the same effect as a negative vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for this proposal. As a result, any shares not voted by a beneficial owner will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF A POTENTIAL CHANGE IN CONTROL THAT WILL RESULT FROM THE ISSUANCE OF THE MERGER CONSIDERATION AS CONSIDERATION FOR THE INTELLECTUAL PROPERTY ACQUISITION.

PROPOSAL NO. 3

APPROVAL OF THE COMPANY’S 2017 EQUITY INCENTIVE PLAN

Description of Our 2017 Equity Incentive Plan

On December 1, 2016, the Board adopted the 2017 Equity Incentive Plan (the “2017 Plan”), an omnibus equity incentive plan pursuant to which the Company may grant cash and equity-linked awards to certain officers, directors, consultants and others. The Board recommends adoption of the 2017 Plan as a means to offer incentives and attract, motivate and retain and reward persons eligible to participate in the 2017 Plan. Accordingly the Board unanimously approved and adopted the 2017 Plan.

Set forth below is a summary of the 2017 Plan, which is qualified in its entirety by reference to the full text of the 2017 Plan, a copy of which is included as Appendix A to this proxy statement.

Shares Available

The 2017 Plan authorizes issuance of 3,450,000 shares of the Company’s Common Stock which represents *% of the Company’s issued and outstanding Common Stock as of *, 2017, on a fully diluted basis.

As of the Record Date, * options and *shares of Common Stock were issued under the previously adopted 2016 Equity Incentive Plan.

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Administration

The 2017 Plan will be administered by the Board or by one or more committees of directors appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of the 2017 Plan (the “Administrator”). Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. Any committee delegated administrative authority under the 2017 Plan may further delegate its authority under the 2017 Plan to another committee of directors, and any such delegate shall be deemed to be an Administrator of the 2017 Plan. The Administrator comprised solely of directors may also delegate, to the extent permitted by Section 157 of the Delaware General Corporation Law and any other applicable law, to one or more officers of the Company, its powers under the 2017 Plan (a) to Eligible Persons (as defined below) who will receive grants of awards under the 2017 Plan and (b) to determine the number of shares subject to, and the other terms and conditions of, such awards. The Board may delegate different levels of authority to different committees with administrative and grant authority under the 2017 Plan. It is anticipated that the Administrator (either generally or with respect to specific transactions) will be constituted so as to comply, as necessary or desirable, with the requirements of Internal Revenue Code of 1986, as amended (the “Code”), Section 162(m) of the Code and Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

Eligibility

Awards may be granted pursuant to the 2017 Plan only to persons who are eligible persons. Under the 2017 Plan, “Eligible Person” means any person who is either: (a) an officer (whether or not a director) or employee of the Company or one of its subsidiaries; (b) a director of the Company or one of its subsidiaries; or (c) an individual consultant who renders bona fide services (other than services in connection with the offering or sale of securities of the Company or one of its subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Company or one of its subsidiaries) to the Company or one of its subsidiaries and who is selected to participate in the 2017 Plan by the Administrator; provided, however, that an Eligible Person may only participate in the 2017 Plan if such participation would not adversely affect either the Company’s eligibility to use Form S-8 to register, under the Securities Act of 1933, as amended, the offering and sale of shares issuable under the 2017 Plan by the Company or the Company’s compliance with any other applicable laws. As of the Record Date, the approximate number of Eligible Persons under the 2017 Plan included * officers or employees of the Company, * directors of the Company, and * individual consultant to the Company.

Awards

The 2017 Plan permits the grant of: (a) stock options, which may be intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”) or as a nonqualified stock option (an option not intended to be an ISO); (b) stock appreciation rights (“SARs”); (c) restricted shares; (d) restricted share units; (e) cash awards; or (f) other awards, including: (i) stock bonuses, performance stock, performance units, dividend equivalents, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Common Stock (subject to certain requirements as discussed in the 2017 Plan and in compliance with applicable laws), upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; or (ii) any similar securities with a value derived from the value of or related to the Common Stock and/or returns thereon. All of the reserved shares under the 2017 Plan may be issued as ISOs.

The Administrator may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments in accordance with the 2017 Plan. Shares shall be counted against those reserved to the extent such shares have been delivered and are no longer subject to a substantial risk of forfeiture. Accordingly, (i) to the extent that an award under the 2017 Plan, in whole or in part, is canceled, expired, forfeited, settled in cash, settled by delivery of fewer shares than the number of shares underlying the award, or otherwise terminated without delivery of shares to the participant, the shares retained by or returned to the Company will not be deemed to have been delivered under the 2017 Plan and will be deemed to remain or to become available under the 2017 Plan; and (ii) shares that are withheld from such an award or separately surrendered by the participant in payment of the exercise price or taxes relating to such an award shall be deemed to constitute shares not delivered and will be deemed to remain or to become available under the 2017 Plan. The foregoing adjustments to the share limit of the 2017 Plan are subject to any applicable limitations under Section 162(m) of the Code with respect to awards intended to qualify as performance-based compensation thereunder.

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The number of shares available for issuance under the 2017 Plan (as well as the number of shares that may be issued as ISOs, and the share limitations set forth below under the heading “— Performance Based Compensation”) are subject to proportionate adjustment by the Administrator in the event of any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split, or upon any merger, arrangement, combination, consolidation, or other reorganization, or upon any spin-off, split-up or similar extraordinary dividend distribution in respect of the Common Stock, or upon any exchange of Common Stock or other securities of the Company, or upon any similar unusual or extraordinary corporate transaction in respect of the Common Stock.

Option and SAR Awards. Option and SAR awards granted under the 2017 Plan must have an exercise price or base price of no less than 100% of the fair market value of a share of Common Stock on the date of grant of the option (or 110% of the fair market value on the date of grant, in the case of ISOs granted to certain ten percent stockholders of the Company). Options and SAR awards shall become exercisable upon such conditions as the Administrator may establish in its sole discretion. The exercise price of any option shall be paid in cash or by any of the methods set forth below under the heading “— Consideration for Awards.” Option and SAR awards are exercisable for a period established by the Administrator, which in no event shall exceed ten years from the date of grant (five years in the case of ISOs granted to certain ten percent stockholders of the Company). If the Administrator does not specify otherwise in an award agreement, upon termination of a participant’s employment or other service to the Company, option and SAR awards shall expire (1) three months after the last day that the participant is employed by or provides services to the Company or any subsidiary (provided, however, that in the event of the participant’s death during this period, those persons entitled to exercise the option or SAR pursuant to the laws of descent and distribution shall have one year following the date of death within which to exercise such option or SAR); (2) in the case of a participant whose termination of employment or services is due to death or disability (as defined in the applicable award agreement), twelve months after the last day that the participant is employed by or provides services to the Company or any subsidiary; and (3) immediately upon a participant’s termination for “cause.”

Restricted Shares. A participant that is granted restricted stock under the 2017 Plan shall have all of the rights of a shareholder, including the right to vote the shares of restricted stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirements imposed by the Administrator). As a condition to the grant of an award of restricted stock, subject to applicable law, the Administrator may require or permit a participant to elect that any cash dividends paid on a share of restricted stock be automatically reinvested in additional shares of restricted stock or applied to the purchase of additional awards under the 2017 Plan. Unless otherwise determined by the Administrator, stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the restricted stock with respect to which such stock or other property has been distributed.

Restricted Share Units. At the time an award of restricted share units is made, the Administrator shall determine the period of time during which the restricted share units shall vest and the timing of settlement. Subject to the 2017 Plan, the applicable award agreement and any other procedures established by the Administrator, the Administrator may determine to pay dividend equivalent rights with respect to restricted share units, in which case, the Company shall establish an account for the participant and reflect in that account any securities, cash or other property comprising any dividend or property distribution with respect to the shares of Common Stock underlying each restricted share unit. Each amount or other property credited to any such account shall be subject to the same vesting conditions as the restricted share unit to which it relates. The participant shall have the right to be paid the amounts or other property credited to such account upon vesting of the subject restricted share unit. Each participant receiving restricted share units shall have no rights as a shareholder with respect to such restricted share units until such time as shares of Common Stock are issued to the participant.

Director Compensation Policy. A portion of the shares available for issuance under the 2017 Plan will be available for issuance in connection with the Company’s director compensation policy, described below.

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Annual Retainer	$5,000	To be paid in cash at first Board Meeting following the initial election of directors (annually) not to be adjusted for any pro rata period.
Stock Options	$10,000	To be calculated by dividing $10,000 by the closing stock price the day the Stock Options are awarded; and at the first Board Meeting immediately following election (and annually thereafter). The Options will vest in full six months following award provided the director is then serving on the Board, and will be exercisable for a period of five (5) years.
Board Meeting Fees	$2,500	To be paid for all in-person Board Meetings. Members must be present to be paid.
Committee Meeting Fees	$800	To be paid for all in-person Committee Meetings. Members must be present to be paid.
Teleconference Fees	$300	To be paid for all teleconferences called by either the Chairman of the Board, the President, or by the Chairman of the relevant Committee. Members must be on-line to be paid.
Additional Retainer	$5,000	To be paid to the Chairman of the Board upon election annually.
Additional Retainer	$1,000	To be paid to the Chairman of the Audit and any other Committee upon election annually.

Performance Based Compensation

The 2017 Plan provides for the grant of certain awards, the vesting or payment of which may be contingent on the satisfaction of certain performance criteria. Such performance-based awards are designed to be exempt from the limitations of Section 162(m) of the Code, as described below under “—Certain Federal Tax Consequences.” The maximum number of shares that may be issued to any single participant pursuant to options and SARs during the term of the 2017 Plan shall not exceed * shares. The maximum number of shares of Common Stock which may be delivered pursuant to other performance-based equity awards granted during the 162(m) Term (as defined below) may not exceed 3,450,000 shares, and the maximum amount of cash compensation payable pursuant to performance-based cash awards granted during the 162(m) Term (as defined below) may not exceed $1,000,000. The 162(m) Term is the period beginning on the effective date of the 2017 Plan and ending on the date of the first stockholder meeting that occurs in the fifth year following the year in which the Company’s stockholders first approve this 2017 Plan (the “162(m) Term”).

The 2017 Plan includes the following performance criteria that may be used by the Administrator when granting performance-based awards: (1) earnings per share, (2) cash flow (which means cash and cash equivalents derived from either (i) net cash flow from operations or (ii) net cash flow from operations, financing and investing activities, (3) total stockholder return, (4) price per share of Common Stock, (5) gross revenue, (6) revenue growth, (7) operating income (before or after taxes), (8) net earnings (before or after interest, taxes, depreciation and/or amortization), (9) return on equity, (10) capital employed, or on assets or on net investment, (11) cost containment or reduction, (12) cash cost per ounce of production, (13) operating margin, (14) debt reduction, (15) resource amounts, (16) production or production growth, (17) resource replacement or resource growth, (18) successful completion of financings, or (19) any combination of the foregoing.

Fair Market Value

Under the 2017 Plan, “Fair Market Value” means, unless otherwise determined or provided by the Administrator under the circumstances, the closing price for a share of Common Stock on the trading day immediately before the grant date, as furnished by The NASDAQ Capital Market or other principal stock exchange on which the Common Stock is then listed for the date in question, or if the Common Stock is no longer listed on a principal stock exchange, then by the OTC Markets. If the Common Stock is no longer listed on The NASDAQ Capital Market or listed on a principal stock exchange or is no longer actively traded on the OTC Markets as of the applicable date, the Fair Market Value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the award under the circumstances.

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Consideration for Awards

The purchase price for any award granted under the 2017 Plan or the Common Stock to be delivered pursuant to any such award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

●	services rendered by the recipient of such award;

●	cash, check payable to the order of the Company, or electronic funds transfer;

●	notice and third party payment in such manner as may be authorized by the Administrator;

●	the delivery of previously owned shares of Common Stock that are fully vested and unencumbered;

●	by a reduction in the number of shares otherwise deliverable pursuant to the award; or

●	subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

In the event that the Administrator allows a participant to exercise an award by delivering shares of Common Stock previously owned by such participant and unless otherwise expressly provided by the Administrator, any shares delivered which were initially acquired by the participant from the Company (upon exercise of a stock option or otherwise) must have been owned by the participant at least six months as of the date of delivery (or such other period as may be required by the Administrator in order to avoid adverse accounting treatment). Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their fair market value on the date of exercise. The Company will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations and any other conditions to exercise or purchase, as established from time to time by the Administrator, have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay the purchase or exercise price of any award or shares by any method other than cash payment to the Company.

Change in Control

Upon a Change in Control (as defined below), each then-outstanding option and SAR shall automatically become fully vested, all restricted shares then outstanding shall automatically fully vest free of restrictions, and each other award granted under the 2017 Plan that is then outstanding shall automatically become vested and payable to the holder of such award unless the Administrator has made appropriate provision for the substitution, assumption, exchange or other continuation of the award pursuant to the Change in Control. Notwithstanding the foregoing, the Administrator, in its sole and absolute discretion, may choose (in an award agreement or otherwise) to provide for full or partial accelerated vesting of any award upon a Change in Control (or upon any other event or other circumstance related to the Change in Control, such as an involuntary termination of employment occurring after such Change in Control, as the Administrator may determine), irrespective of whether such any such award has been substituted, assumed, exchanged or otherwise continued pursuant to the Change in Control.

For purposes of the 2017Plan, “Change in Control” shall be deemed to have occurred if:

(i) a tender offer (or series of related offers) shall be made and consummated for the ownership of 50% or more of the outstanding voting securities of the Company, unless as a result of such tender offer more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to the commencement of such offer), any employee benefit plan of the Company or its subsidiaries, and their affiliates;

(ii) the Company shall be merged or consolidated with another entity, unless as a result of such merger or consolidation more than 50% of the outstanding voting securities of the surviving or resulting entity shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to such transaction), any employee benefit plan of the Company or its subsidiaries, and their affiliates;

(iii) the Company shall sell substantially all of its assets to another entity that is not wholly owned by the Company, unless as a result of such sale more than 50% of such assets shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to such transaction), any employee benefit plan of the Company or its Subsidiaries and their affiliates; or

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(iv) a person shall acquire 50% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record), unless as a result of such acquisition more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to the first acquisition of such securities by such person), any employee benefit plan of the Company or its subsidiaries, and their affiliates.

Notwithstanding the foregoing, (1) the Administrator may waive the requirement described in paragraph (iv) above that a person must acquire more than 50% of the outstanding voting securities of the Company for a Change in Control to have occurred if the Administrator determines that the percentage acquired by a person is significant (as determined by the Administrator in its discretion) and that waiving such condition is appropriate in light of all facts and circumstances, and (2) no compensation that has been deferred for purposes of Section 409A of the Code shall be payable as a result of a Change in Control unless the Change in Control qualifies as a change in ownership or effective control of the Company within the meaning of Section 409A of the Code.

The “spread” under an ISO—i.e., the difference between the fair market value of the shares at exercise and the exercise price—is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a participant’s alternative minimum tax liability exceeds such participant’s regular income tax liability, the participant will owe the alternative minimum tax liability.

Restricted Stock. Restricted stock is generally taxable to the participant as ordinary compensation income on the date that the restrictions lapse (i.e. the date that the stock vests), in an amount equal to the excess of the fair market value of the shares on such date over the amount paid for such stock (if any). If the participant is an employee, this income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the ordinary income recognized by the participant, subject to possible limitations imposed by the Code, including Section 162(m) thereof. Any gain or loss on the participant’s subsequent disposition of the shares will be treated as long-term or short-term capital gain or loss treatment depending on the sales price and how long the stock has been held since the restrictions lapsed. The Company does not receive a tax deduction for any subsequent gain.

Participants receiving restricted stock awards may make an election under Section 83(b) of the Code (“Section 83(b) Election”) to recognize as ordinary compensation income in the year that such restricted stock is granted, the amount equal to the excess of the fair market value on the date of the issuance of the stock over the amount paid for such stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long-term or short-term capital gain or loss to the recipient. The Section 83(b) Election must be made within 30 days from the time the restricted stock is issued.

Other Awards. Other awards (such as restricted stock units) are generally treated as ordinary compensation income as and when Common Stock or cash are paid to the participant upon vesting or settlement of such awards. If the participant is an employee, this income is subject to withholding for income and employment tax purposes. The Company is generally entitled to an income tax deduction equal to the amount of ordinary income recognized by the recipient, subject to possible limitations imposed by the Code, including Section 162(m) thereof.

Section 162(m) of the Internal Revenue Code. Under Code Section 162(m), no deduction is allowed in any taxable year of the Company for compensation in excess of $1 million paid to the Company’s “covered employees.” A “covered employee” is the Company’s chief executive officer and the three other most highly compensated officers of the Company other than the chief financial officer. An exception to this rule applies to “qualified performance based compensation,” which generally includes stock options and stock appreciation rights granted under a stockholder approved plan, and other forms of equity incentives, the vesting or payment of which is contingent upon the satisfaction of certain stockholder approved performance goals. The Company intends that the 2016 Plan allow for the grant of options and stock appreciation rights that may be treated as “qualified performance based compensation” that is exempt from the limitations of Code Section 162(m), and for the grant of other performance-based awards that may be treated as “qualified performance based compensation,” but it makes no assurance that either such type of award will be so treated.

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Certain Federal Tax Consequences

The following summary of the federal income tax consequences of the 2017 Plan transactions is based upon federal income tax laws in effect on the date of this Proxy Statement. This summary does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences.

Nonqualified Stock Options. The grant of a nonqualified stock option under the 2017 Plan will not result in any federal income tax consequences to the participant or to the Company. Upon exercise of a nonqualified stock option, the participant will recognize ordinary compensation income equal to the excess of the fair market value of the shares of Common Stock at the time of exercise over the option exercise price. If the participant is an employee, this income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by the Code, including Section 162(m) thereof. Any gain or loss on the participant’s subsequent disposition of the shares will be treated as long-term or short-term capital gain or loss, depending on the sales proceeds received and whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any subsequent capital gain.

Incentive Options. The grant of an ISO under the 2017 Plan will not result in any federal income tax consequences to the participant or to the Company. A participant recognizes no federal taxable income upon exercising an ISO (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an ISO, the tax consequences depend upon how long the participant has held the shares. If the participant does not dispose of the shares within two years after the ISO was granted, nor within one year after the ISO was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

If the participant fails to satisfy either of the foregoing holding periods (referred to as a “disqualifying disposition”), he or she will recognize ordinary compensation income in the year of the disposition. The amount of ordinary compensation income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock at the time of exercise and the exercise price. Such amount is not subject to withholding for federal income and employment tax purposes, even if the participant is an employee of the Company. Any gain in excess of the amount taxed as ordinary income will generally be treated as a short-term capital gain. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary compensation income recognized by the participant, subject to possible limitations imposed by the Code, including Section 162(m) thereof.

New Plan Benefits

SEC rules require us to disclose any amounts that we currently are able to determine will be allocated to our named executive officers, directors and other employees following approval of the 2017 Plan. Set forth below is information on option grants under the 2017 Plan to the named executive officers, all current executive officers as a group, all current directors who are not executive officers as a group, and all employees who are not executive officers as a group. Awards granted under the 2017 Plan will not vest prior to shareholder approval of the 2017 Plan.

Name and Position	Number of Options
Denver Lough Chief Executive Officer, Chief Scientific Officer and Chairman	1,000,000
Edward Swanson Chief Operating Officer and director	846,000
Michael Neumeister Chief Medical Officer	141,000
Jeff Dyer Chief Strategist	141,000
Matthew Swanson	141,000
Stephen Milner	50,000
Anthony Blum Laboratory Manager	10,000
Nicholas Baetz	50,000
Devin Miller Director of Translational Medicine and Regulatory Strategy	75,000
Christine Hashimoto	10,000
Mary Dyer Lough Clinical Research Coordinator	10,000

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No Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal rights with respect to the approval of the 2017 Plan, and we will not independently provide our stockholders with any such rights.

Vote Required

The affirmative vote of a majority of the votes cast for this proposal is required to approve the 2017 Plan and the reservation of 3,450,000 shares of Common Stock reserved for issuance thereunder. Abstentions and broker non-votes will be counted towards the tabulation of votes cast on this proposal and will have the same effect as a negative vote. Brokerage firms do not have authority to vote customers’ un-voted Shares held by the firms in street name on this proposal.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE 2017 EQUITY INCENTIVE PLAN AND THE RESERVATION OF 3,450,000 SHARES OF COMMON STOCK FOR ISSUANCE THEREUNDER.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of October 31, 2016.

	(a)		(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)
Equity compensation plans approved by security holders	382,020	(1)	$6.02	0
Equity compensation plans not approved by security holders	0		0	0
Total	390,525	(1)	$6.02	0

(1)	18,947 securities are pursuant to the 2004 Plan, 11,490 securities are pursuant to the 2014 Plan, 30,924 securities are issued pursuant to the 2015 Plan and 329,164 securities are issued pursuant to the 2016 Plan.

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EXECUTIVE COMPENSATION

The following Summary Compensation Table sets forth summary information as to compensation paid or accrued during the last two fiscal years ended October 31, 2016 and October 31, 2015. During the last two fiscal years ended October 31, 2016 and October 31, 2015, none of our other executive officers earned compensation in excess of $100,000.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1) ($)		Option Awards (2) ($)		Non-Equity Incentive Plan Compensation (3) ($)	All Other Compensation (4) ($)		Total ($)
Barry Honig,	2016	55,385	-0-	451,500	(11)	293,125	(19)	-0-	-0-		800,010
Former Chief Executive Officer and Co-Chairman of the Board (5)	2015	8,308	-0-	496,000	(12)	-0-		-0-	-0-		504,308

John Stetson	2016	151,385	-0-	451,500	(11)	293,125	(19)	-0-	-0-		896,010
Chief Financial Officer (6)	2015	8,308	-0-	372,000	(13)	14,684	(20)	-0-	-0-		394,992

David Rector	2016	-0-	-0-	42,998	(14)	32,782	(20)	-0-	-0-		75,780
Former Chief Executive Officer (7)	2015	6,708	-0-	116,000	(15)	6,273	(21)	-0-	-0-		128,981

Jesse Sutton	2016	-0-	-0-	-0-				-0-	-0-		-0-
Former Chief Executive Officer (8)	2015	273,646	-0-	15,841	(16)	30,546	(22)	-0-	513,859	(24)	833,892

Michael Vessey	2016	-0-	-0-	-0-		-0-		-0-	-0-		-0-
Former Chief Financial Officer (9)	2015	140,770	-0-	46,560	(17)	14,684	(23)	-0-	305,900	(25)	507,914

Gary Anthony	2016	-0-	-0-	-0-				-0-	-0-		-0-
Former Chief Financial Officer (10)	2015	89,200	30,000	28,000	(18)			-0-	-0-		147,200

(1) Represents the aggregate grant date fair value for restricted stock awards granted during fiscal years 2015 and 2016, respectively, computed in accordance with FASB ASC Topic 718. See Note 9 to our consolidated financial statements reported in our Annual Report on Form 10-K for our fiscal year ended October 31, 2016 for details as to the assumptions used to determine the grant date fair value of the restricted stock awards.

(2) Represents the aggregate grant date fair value for option awards granted during fiscal years 2015 and 2016, respectively, computed in accordance with FASB ASC Topic 718. See Note 9 to our consolidated financial statements reported in our Annual Report on Form 10-K for our fiscal year ended October 31, 2016 for details as to the assumptions used to determine the grant date fair value of the option awards.

(3) Represents amounts paid to named executive officers in the applicable year pursuant to the Company’s STI Plan.

(4) Represents health and dental insurance premiums in excess of coverage provided to other employees.

(5) Appointed on September 25, 2015. Resigned as Chief Executive Officer and Chairman on December 1, 2016.

(6) Appointed on September 25, 2015.

(7) Served as Chief Executive Officer from July 27, 2015 until September 25, 2015.

(8) Resigned on July 27, 2015.

(9) Resigned on March 17, 2015.

(10) Served as Chief Accounting Officer from April 1, 2015 to September 25, 2015, prior to this beginning May 2011, he served as the Company’s Corporate Controller.

(11) Represents 87,500 shares at a grant date fair value of $5.16 per common share.

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(12) Represents 66,666 shares at a grant date fair value of $7.44 per common share.

(13) Represents 50,000 shares at a grant date fair value of $7.44 per common share.

(14) Represents 8,333 shares at a grant date fair value of $5.16 per common share.

(15) Represents 16,667 shares at a grant date fair value of $6.96 per common share.

(16) Represents 3,882 shares at a grant date fair date value of $4.08 per common share.

(17) Represents 2,588 shares at a grant date fair value of $4.08 per common share and 5,000 shares at a grant date fair value of $7.20 per common share.

(18) Represents 3,333 shares at a grant date fair value of $8.04 per common share.

(19) Represents stock options to purchase 87,500 common shares at an exercise price of $4.80 per common share.

(20) Represents stock options to purchase 8,333 common shares at an exercise price of $4.80 per common share and to purchase 1,916 common shares at an exercise price of $5.22 per common share.

(21) Represents stock options to purchase 1,166 common shares at an exercise price of $8.58 per common share.

(22) Represents stock options to purchase 11,958 shares of common stock at an exercise price of $4.08 per common share.

(23) Represents stock options to purchase 5,745 common shares at an exercise price of $4.08 per common share.

(24) Represents $13,859 paid for health and dental insurance premiums in excess of coverage provided to other employees as well as $500,000 paid in severance payments paid to Zift Interactive, LLC.

(25) Represents $5,900 paid for health and dental insurance premiums in excess of coverage provided to other employees and $300,000 in severance payments.

Narrative Disclosure to Summary Compensation Table

Incentive Bonus Opportunity

The Compensation Committee has the authority to award incentive bonuses to our executives. The incentive bonus program is based on the Company’s fiscal year performance.

The incentive bonus program is an important component of total cash compensation because it rewards our executives for achieving annual financial and operational goals and emphasizes variable or “at risk” compensation.

On April 19, 2013, the Compensation Committee approved the adoption of a new annual short-term incentive plan for fiscal year 2013 and subsequent years (the “STI Plan”). In 2013, under the STI Plan, each of the named executive officers was eligible to receive an incentive bonus based upon a targeted percentage of his base salary, which was 100% for the Chief Executive Officer and 50% for the Chief Financial Officer. The incentives could be earned based on our performance relative to a mix of strategic objectives, such as (i) growing cash flow from our console business, (ii) expanding our digital games business, measured in terms of revenue, infrastructure and talent acquisitions, business acquisitions, and product pipeline, and (iii) managing to adjusted operating income, cash flow and liquidity goals, eliminating operating losses on certain platforms, and repositioning the Company to invest in growth areas. In addition, in determining the eligibility for bonuses under the plan, the payout level for the strategic objectives was based on the Committee’s discretionary assessment of each officer’s performance relative to the overall mix of objectives. Based on its review of overall performance, the Compensation Committee approved an incentive payout of $150,000 for the Chief Executive Officer and $84,000 for the Chief Financial Officer.

No incentive plan was offered for fiscal year 2016.

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Long-Term Incentives

We believe that long-term performance will be enhanced through equity awards that reward our executives and other employees for maximizing stockholder value over time and that align the interests of our executives and other employees with those of stockholders. The Compensation Committee believes that the use of equity awards offers the best approach to achieving our compensation goals because equity ownership ties a significant portion of an individual’s compensation to the performance of our stock.

On March 30, 2015, at our 2015 annual meeting, our stockholders approved the Company’s 2014 Equity Incentive Plan (the “2014 Plan”) and the reservation of 2,250,000 shares of our Common Stock thereunder. On May 10, 2016, at our 2016 annual meeting, our stockholders approved the Company’s 2016 Equity Incentive Plan (the “2016 Plan” and together with the 2014 Plan, the “Plans”) and the reservation of 4,000,000 shares of our Common Stock thereunder. Awards under the Plans may be granted pursuant to the Plans only to persons who are eligible persons. Under the Plans, “Eligible Person” means any person who is either: (a) an officer (whether or not a director) or employee of the Company or one of its subsidiaries; (b) a director of the Company or one of its subsidiaries; or (c) an individual consultant who renders bona fide services (other than services in connection with the offering or sale of securities of the Company or one of its subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Company or one of its subsidiaries) to the Company or one of its subsidiaries and who is selected to participate in the Plans by the Plan administrator; provided, however, that an Eligible Person may only participate in the Plans if such participation would not adversely affect either the Company’s eligibility to use Form S-8 to register, under the Securities Act, the offering and sale of shares issuable under the Plans by the Company or the Company’s compliance with any other applicable laws.

On December 17, 2014, the Company granted restricted stock shares to certain of its executive officers and directors in consideration for their respective roles in the Company. These restricted stock awards, were granted under the Company’s Amended and Restated 2004 Employee, Director and Consultant Incentive plan and were subject to a trigger event that occurred on September 30, 2015, which vested the shares in full.

The shares granted to our officers and directors under these stock awards are as follows:

Name	Shares
Jesse Sutton	3,883
Michael Vesey	2,589
Laurence Aronson	3,883
Stephen Wilson	2,589
Trent Davis	1,079
Mohit Bhansali	1,079
Adam Sultan	2,157

On December 17, 2014, the Company granted options to purchase Common Stock to certain of its executive officers and directors in consideration for their respective roles in the Company. The stock options were granted with an exercise price of $4.08 per share and would fully vest upon a trigger event, which occurred on September 30, 2015, and are exercisable until December 17, 2019. They were granted under the 2014 Plan.

The shares granted to our officers and directors under these stock awards are as follows:

Name	Option Award
Jesse Sutton	11,951
Michael Vesey	5,745
Laurence Aronson	11,951
Stephen Wilson	10,745
Trent Davis	9,339
Mohit Bhansali	9,339
Adam Sultan	2,010

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On April 23, 2015, Laurence Aronson, Mohit Bhansali and Trent Davis were each granted options to purchase 1,191 shares of Common Stock with an exercise price of $8.40 per share. These awards were granted pursuant to the 2014 Plan. The options fully vested on October 23, 2015, and they are exercisable until April 23, 2020.

On June 27, 2015, David Rector was granted 16,667 restricted stock units. The vesting on this grant was accelerated on January 12, 2016. These awards were granted under the 2014 Plan.

On July 27, 2015, David Rector was granted options to purchase 1,166 shares of Common Stock with an exercise price of $8.58 per share. These awards were granted under the 2014 Plan.

On September 30, 2015, we entered into Restricted Stock Agreements with certain of our executive officers and directors. The stock awards provide for grants of Common Stock to our officers and directors under the 2014 Plan. The stock awards all vested on December 1, 2016.

The shares of Common Stock granted to our officers and directors under these stock awards are as follows:

Name	Shares
Barry Honig	66,666
John Stetson	50,000
Michael Brauser	66,666
Mohit Bhansali	4,166
Edward Karr	8,333
Andrew Kaplan	8,333

On December 18, 2015, we entered into Restricted Stock Agreements with certain of our executive officers and directors. The stock awards provide for grants of common stock to our officers and directors under the 2014 Plan. The stock awards all vested on December 1, 2016.

The shares of Common Stock granted to our officers and directors under these stock awards are as follows:

Name	Shares
Michael Beeghley	8,333

Additionally, on December 18, 2015, Michael Brauser, Andrew Kaplan, Edward Karr, and Michael Beeghley were granted option to purchase 1,587 stock shares of Common Stock with an exercise price of $6.30 per share. These options fully vested six months from the grant date.

On June 1, 2016, Michael Brauser, Michael Beeghley, Andrew Kaplan, Edward Karr, Mohit Bhansali and David Rector were granted options to purchase 1,915 shares of Common Stock at an exercise price of $5.22 per share which options vested in full six months from the date of grant.

On December 7, 2016, the Company granted options with an exercise price of $3.12 per share to the individuals listed below pursuant to the 2017 Plan. The 2017 Plan and options are subject to stockholder approval.

Name	Shares
Michael Neumeister	141,000
Jeff Dyer	141,000
Matthew Swanson	141,000
Stephen Milner	50,000
Anthony Blum	10,000
Nicholas Baetz	50,000
Devin Miller	75,000
Christine Hashimoto	10,000
Mary Dyer Lough	10,000

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Employment and Separation Agreements

During 2015 and 2016, we had employment agreements with each of the named executive officers.

Denver Lough’s Employment Agreement

On December 1, 2016, the Company entered into an employment agreement with Dr. Denver Lough (the “Lough Employment Agreement”). Pursuant to the terms of the Lough Employment Agreement, Dr. Lough will serve as Chairman of the Board and as Chief Executive Officer and Chief Scientific Officer of the Company for a term of one year which shall be automatically renewed for successive one year periods thereafter unless earlier terminated. Pursuant to the Lough Employment Agreement, the Company shall pay Dr. Lough (i) a one-time signing bonus of $100,000, (ii) an annual base salary of $350,000, (iii) an annual discretionary bonus, as determined by the Board, in an amount up to 100% of Dr. Lough’s then current base salary and (iv) 10 year options (the “Lough Options”) to purchase up to 1,000,000 shares of the Company’s Common Stock at an exercise price of $3.15 per share (equal to 100% of the market price as defined by NASDAQ (“Fair Market Value”)) which Options shall vest in 24 equal installments commencing on the one month anniversary of the Lough Employment Agreement. The Lough Options were granted pursuant to the 2017 Plan and the exercise of the Lough Options and the 2017 Plan are subject to stockholder approval.

Edward Swanson’s Employment Agreement

On December 1, 2016, the Company entered into an employment agreement with Edward Swanson (the “Swanson Employment Agreement”). Pursuant to the terms of the Swanson Employment Agreement, Dr. Swanson will serve as Chief Operating Officer of the Company for a term of one year which shall be automatically renewed for successive one year periods thereafter unless earlier terminated. Pursuant to the Swanson Agreement, the Company shall pay Dr. Swanson (i) a one-time signing bonus of $100,000, (ii) an annual base salary of $300,000, (iii) an annual discretionary bonus, as determined by the Board, in an amount up to 100% of Dr. Swanson’s then current base salary and (iv) 10 year options (the “Swanson Options”) to purchase up to 846,000 shares of the Company’s Common Stock pursuant to the 2017 Plan at Fair Market Value which Swanson Options shall vest in 24 equal installments commencing on the one month anniversary of the Swanson Employment Agreement and are subject to stockholder approval.

Jesse Sutton’s Employment Agreement and Separation Agreement

Mr. Sutton’s employment agreement provided for an annual base salary of $363,000 and a discretionary bonus of up to 100% of his base salary. On July 27, 2015, Mr. Sutton resigned from his position as Chief Executive Officer of the Company and the Company entered into a separation agreement with Mr. Sutton (the “Sutton Separation Agreement”). Pursuant to the terms of the Sutton Separation Agreement, for a period of 24 months following Mr. Sutton’s resignation, Mr. Sutton will provide consulting and support services (the “Services”) to the Company’s Download Business (as defined in the Separation Agreement). In addition, Mr. Sutton is expected to receive a severance payment, which will include 50% of the Net Monthly Revenues (as defined in the Sutton Separation Agreement) generated by the Company from the Download Business (as defined in the Sutton Separation Agreement), but in no event more than $10,000 per month; provided that Mr. Sutton is still providing the Services. In addition, the Company continued its contributions towards Mr. Sutton’s health care benefits until the earlier of (i) 12 months following Mr. Sutton’s resignation or (ii) until Mr. Sutton becomes covered by an equivalent benefit. Lastly, Mr. Sutton shall has 18 months from his date of resignation to exercise any previously issued stock options, except that the original expiration date of any such options shall not be extended.

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Michael Vesey’s Employment Agreement and Separation Agreement

Mr. Vesey’s employment agreement provided for an annual base salary of $300,000 and an annual cash bonus to be determined in the sole discretion of the Company. On February 17, 2015, Mr. Vesey entered into a separation agreement (the “Vesey Separation Agreement”) with the Company pursuant to which Mr. Vesey resigned as the Company’s Chief Financial Officer effective March 17, 2015. Pursuant to the Vesey Separation Agreement, Mr. Vesey provided general business and consulting services to the Company to assist in transitional needs and activities of the Company for a period of six months following his resignation. In addition, upon his resignation and in addition to the other benefits as outlined his employment agreement, Mr. Vesey received a lump sum payment of $200,000 and an additional payment of $100,000 thereafter payable in six equal monthly installments. Moreover, the Company agreed to vest all of Mr. Vesey’s previously unvested securities, other than securities granted pursuant to the Company’s 2014 Plan and, in consideration for Mr. Vesey’s consulting services, the Company granted Mr. Vesey 5,000 shares of restricted Common Stock under the 2014 Plan.

Barry Honig’s Employment Agreement

Mr. Honig’s employment agreement provides for an annual base salary of $120,000 and a discretionary bonus to be determined by the Compensation Committee. Pursuant to the terms of the employment agreement, Mr. Honig would be entitled to certain payments and benefits if the Company terminated the executive’s employment without “cause” or the executive terminated his employment for “good reason”. Benefits are also provided if the executive is terminated in connection with a change in control. The benefit levels under the employment agreement generally include continued payment of base salary, a bonus for the year of termination, accelerated vesting of equity awards and continued welfare benefits, and are described in more detail under the “Potential Payments Upon Termination or Change-In-Control” below. Mr. Honig resigned as Chief Executive Officer on December 1, 2016.

John Stetson’s Employment Agreement

Mr. Stetson’s employment agreement provides for an annual base salary of $120,000 and a discretionary bonus to be determined by the Compensation Committee. Pursuant to the terms of the employment agreement, Mr. Stetson would be entitled to certain payments and benefits if the Company terminated the executive’s employment without “cause” or the executive terminated his employment for “good reason”. Benefits are also provided if the executive is terminated in connection with a change in control. The benefit levels under the employment agreements generally include continued payment of base salary, a bonus for the year of termination, accelerated vesting of equity awards and continued welfare benefits, and are described in more detail under the “Potential Payments Upon Termination or Change-In-Control” below.

Potential Payments Upon Termination or Change-In-Control

We have entered into agreements that require us to make payments and/or provide benefits to certain of our executive officers in the event of a termination of employment or a change of control. The following summarizes the potential payments to each named executive officer for which we have entered into such an agreement assuming that one of the events identified below occurs.

Dr. Denver Lough, Chief Executive Officer and Chief Scientific Officer

If Dr. Lough terminates the Lough Employment Agreement for Good Reason (as defined in the Lough Employment Agreement) or a Change of Control (as defined in the Lough Employment Agreement) or the Company terminates the Lough Employment Agreement without Cause (as defined in the Lough Employment Agreement), then Dr. Lough shall be entitled to receive (i) the sum of his then base salary from the date of termination, (ii) reasonable expenses incurred by Dr. Lough in connection with the performance of his duties, (iii) accrued but unused vacation time through the date of termination, (iv) the sum of this then annual bonus and (v) all Share Awards (as defined in the Lough Employment Agreement) earned and vested prior to the date of termination. In addition, Dr. Lough shall have the right to Participation Payments (as defined in the Lough Employment Agreement) from commercial transactions associated with the Patents (as defined in the Lough Employment Agreement) and intellectual property rights associated with such Patents. If the Company terminates the Lough Employment Agreement for Cause, the Company will have no further obligations or liability to Dr. Lough except for the obligation to (i) pay Dr. Lough his then annual salary through the date of termination, (ii) unpaid annual bonus pursuant to the terms of the Lough Employment Agreement, (iii) reasonable expenses incurred by Dr. Lough in connection with the performance of his duties and (v) accrued but unused vacation time through the date of termination.

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Dr. Swanson, Chief Operating Officer

If Dr. Swanson terminates the Swanson Employment Agreement for Good Reason (as defined in the Swanson Employment Agreement) or a Change of Control (as defined in the Swanson Employment Agreement) or the Company terminates the Swanson Employment Agreement without Cause(as defined in the Swanson Employment Agreement), then Dr. Swanson shall be entitled to receive (i) the sum of his then base salary from the date of termination, (ii) reasonable expenses incurred by Dr. Swanson in connection with the performance of his duties, (iii) accrued but unused vacation time through the date of termination, (iv) the sum of this then annual bonus and (v) all Share Awards (as defined in the Swanson Employment Agreement) earned and vested prior to the date of termination. If the Company terminates the Swanson Employment Agreement for Cause, the Company will have no further obligations or liability to Dr. Swanson except for the obligation to (i) pay Dr. Swanson his then annual salary through the date of termination, (ii) unpaid annual bonus pursuant to the terms of the Swanson Employment Agreement, (iii) reasonable expenses incurred by Dr. Swanson in connection with the performance of his duties and (v) accrued but unused vacation time through the date of termination.

Mr. John Stetson, Chief Financial Officer

Pursuant to his employment agreement, if the Company terminates Mr. Stetson’s employment without “cause” (as such term is defined Mr. Steton’s employment agreement) or Mr. Stetson resigns for “good reason” or following a “Change of Control” (as such terms are defined in Mr. Stetson’s employment agreement), he will receive severance benefits from the Company, including a cash amount equal to 100% of Mr. Stetson’s base salary, annual bonus and share awards during the preceding year.

Mr. Barry Honig, Former Chief Executive Officer

Pursuant to his employment agreement, if the Company terminates Mr. Honig’s employment without “cause” (as such term is defined in Mr. Honig’s employment agreement) or Mr. Honig resigns for “good reason” or following a “Change of Control” (as such terms are defined in Mr. Honig’s employment agreement), he will receive severance benefits from the Company, including a cash amount equal to 100% of Mr. Honig’s base salary, annual bonus and share awards during the preceding year. Mr. Honig resigned as Chief Executive Officer on December 1, 2016.

Outstanding Equity Awards at Fiscal Year-End

The following table shows grants of stock options and grants of unvested stock awards outstanding on the last day of the fiscal year ended October 31, 2016, to each of the then executive officers and directors named in the Summary Compensation Table.

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					Option Awards		Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Michael Brauser	1,587	(2)	—		$6.30	December 18, 2020	66,666	(6)	$238,664
	43,750	(3)	43,750	(3)	$4.80	April 24, 2026	43,750	(7)	$156,625
	—		1,916	(4)	$5.22	June 1, 2021	—		$—
Barry Honig	43,750	(3)	43,750	(3)	$4.80	April 24, 2026	66,666	(6)	$238,664
	—		—		—	—	43,750	(7)	$156,625
John Stetson	43,750	(3)	43,750	(3)	$4.80	April 24, 2026	50,000	(6)	$179,000
	—		—		—	—	43,750	(7)	$156,625
David Rector	1,166	(5)	—		$8.58	July 27, 2020	4,167	(7)	$14,918
	4,167	(3)	4,166	(3)	$4.80	April 24, 2026	—		$—
	—		1,916	(4)	$5.22	June 1, 2021	—		$—
Michael Beeghley	1,587	(5)	—		$6.30	December 18, 2020	8,333	(6)	$29,832
	2,604	(3)	2,604	(3)	$4.80	April 24, 2026	2,604	(7)	$9,322
	—		1,916	(4)	$5.22	June 1, 2021	—		$—
Andrew Kaplan	1,587	(5)	—		$6.30	December 18, 2020	8,333	(6)	$29,832
	3,646	(3)	3,646	(3)	$4.80	April 24, 2026	3,646	(7)	$13,053
	—		1,916	(4)	$5.22	June 1, 2021	—		$—
Mohit Bhansali	12,500	(3)	12,500	(3)	$4.80	April 24, 2026	4,166	(6)	$14,914
	—		1,916	(4)	$5.22	June 1, 2021	12,500	(7)	$44,750
Edward Karr	1,587	(2)	—		$6.30	December 18, 2020	8,333	(6)	$29,832
	8,334	(3)	8,333	(3)	$4.80	April 24, 2026	8,334	(7)	$29,836
	—		1,916	(4)	$5.22	June 1, 2021	—		$—

(1)	Market value based on closing stock price of $1.22 on October 31, 2016.

(2)	Option was exercisable 6 months following the grant date of December 18, 2015.

(3)	Option was 50% exercisable on May 10, 2016 and 50% exercisable upon the occurrence of a performance condition.

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(4)	Option was exercisable on November 30, 2016.

(5)	Option was exercisable on January 27, 2016.

(6)	Vests at the end of each calendar month, at a rate of 1/24 of such shares per month.

(7)	Stock grant was 50% vested on May 10, 2016 and amount represents the 50% vested upon the occurrence of a performance condition.

Director Compensation

The following table shows the total compensation paid or accrued during the fiscal year ended October 31, 2016 to each of our directors, current and former.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)		Option Awards ($) (2)		All Other Compensation ($)	Total ($)
Barry Honig (16)	$-	$451,500	(3)	$293,125	(9)	$-	$744,625
Michael Brauser (17)	$6,200	$451,500	(3)	$297,992	(10)	$-	$755,692
Mohit Bhansali	$900	$129,000	(4)	$172,367	(11)	$-	$302,267
Edward Karr (18)	$6,500	$86,002	(5)	$60,701	(12)	$-	$153,203
Andrew Kaplan (19)	$6,500	$37,627	(6)	$29,295	(13)	$-	$73,422
Michael Beeghley	$6,500	$26,873	(7)	$22,313	(14)	$-	$55,686
David Rector (20)	$900	$42,998	(9)	$32,782	(15)	$-	$76,680

(1) Represents the aggregate grant date fair value for stock awards granted by us in fiscal year 2016 computed in accordance with FASB ASC Topic 718. See Note 9 to our consolidated financial statements reported in our Annual Report on Form 10-K for fiscal year ended October 31, 2016 for details as to the assumptions used to determine the fair value of the stock awards.

(2) Represents the aggregate grant date fair value for options granted by us in fiscal year 2016 computed in accordance with FASB ASC Topic 718. See Note 9 to our consolidated financial statements reported in our Annual Report on Form 10-K for fiscal year ended October 31, 2016 for details as to the assumptions used to determine the fair value of the option awards.

(3) Represents 87,500 shares at a grant date fair value of $5.16 per common share.

(4) Represents 25,000 shares at a grant date fair value of $5.16 per common share.

(5) Represents 16,667 shares at a grant date fair value of $5.16 per common share.

(6) Represents 7,292 shares at a grant date fair value of $5.16 per common share.

(7) Represents 5,208 shares at a grant date fair value of $5.16 per common share.

(8) Represents 8,333 shares at a grant date fair value of $5.16 per common share.

(9) Represents stock options to purchase 87,500 common shares at an exercise price of $4.80 per common share.

(10) Represents stock options to purchase 87,500 common shares at an exercise price of $4.80 per common share and to purchase 1,916 common shares at an exercise price of $5.22 per common share.

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(11) Represents stock options to purchase 50,000 common shares at an exercise price of $4.80 per common share and to purchase 1,916 common shares at an exercise price of $5.22 per common share.

(12) Represents stock options to purchase 16,667 common shares at an exercise price of $4.80 per common share and to purchase 1,916 common shares at an exercise price of $5.22 per common share.

(13) Represents stock options to purchase 7,292 common shares at an exercise price of $4.80 per common share and to purchase 1,916 common shares at an exercise price of $5.22 per common share.

(14) Represents stock options to purchase 5,208 common shares at an exercise price of $4.80 per common share and to purchase 1,916 common shares at an exercise price of $5.22 per common share.

(15) Represents stock options to purchase 8,333 common shares at an exercise price of $4.80 per common share and to purchase 1,916 common shares at an exercise price of $5.22 per common share.

(16) Resigned as Co-Chairman on December 1, 2016 but remained a director of the Company.

(17) Resigned as Co-Chairman on December 1, 2016 but remained a director of the Company.

(18) Resigned on December 1, 2016.

(19) Resigned on December 1, 2016.

(20) Resigned on December 1, 2016.

Name	Number of Stock Options Held at Fiscal Year-End		Number of Shares of Restricted Stock Held at Fiscal Year-End
Michael Brauser (7)	1,587	(1)	66,666	(5)
	87,500	(2)	43,750	(6)
	1,916	(3)
Barry Honig (8)	87,500	(2)	66,666	(5)
			43,750	(6)
John Stetson (9)	87,500	(2)	50,000	(5)
			43,750	(6)
David Rector (10)	1,166	(4)	4,167	(6)
	8,333	(2)
	1,916	(3)
Michael Beeghley	1,587	(1)	8,333	(5)
	5,208	(2)	2,604	(6)
	1,916	(3)
Andrew Kaplan (11)	1,587	(1)	8,333	(5)
	7,292	(2)	3,646	(6)
	1,916	(3)
Mohit Bhansali	25,000	(2)	4,166	(5)
	1,916	(3)	12,500	(6)
Edward Karr (12)	1,587	(1)	8,333	(5)
	16,667	(2)	8,334	(6)
	1,916	(3)

(1)	Option has an exercise price of $6.30 per share and was exercisable 6 months following the grant date of December 18, 2015.

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(2)	Option has an exercise price of $4.80 per share and was 50% exercisable on May 10, 2016 and 50% exercisable upon the occurrence of a performance condition.

(3)	Option has an exercise price of $5.22 per share and was exercisable on November 30, 2016.

(4)	Option has an exercise price of $8.58 per share and was exercisable on January 27, 2016.

(5)	Vests at the end of each calendar month, at a rate of 1/24 of such shares per month, starting on the grant date of September 30, 2015.

(6)	Stock grant was 50% vested on May 10, 2016 and amount represents the 50% vested upon the occurrence of a performance condition.

(7)	Resigned as Co-Chairman on December 1, 2016 but remained a director of the Company.

(8)	Resigned as Co-Chairman on December 1, 2016 but remained a director of the Company.

(9)	Appointed on December 1, 2016.

(10)	Resigned on December 1, 2016.

(11)	Resigned on December 1, 2016.

(12)	Resigned on December 1, 2016.

Director Compensation Policy

During the fiscal year ended October 31, 2016, our directors were compensated in accordance with the following terms. Each non-employee director received an annual cash retainer of $5,000, other than the Chair of the Company’s Audit Committee, who received $6,000. In addition, the Chairman of the Board received an additional annual cash retainer of $10,000.

Each non-employee director was also entitled to receive 5-year options to purchase shares of the Company’s Common Stock valued at $10,000, calculated by dividing $10,000 by the closing stock price on the date the award was granted. The options vest in full six months after the grant date, provided the applicable director is still serving on the Board.

Each non-employee director was entitled to a fee of $2,500 for each Board meeting at which the director was present in person, and each member of our Board committees was entitled to a fee of $800 for each committee meeting at which the director was present in person. Each non-employee director was entitled to a fee of $300 for each teleconference called by either the Chairman of the Board, the President of the Company or the Chairman of a Board committee.

Compensation Committee; Compensation Committee Interlocks and Insider Participation.

The Compensation Committee of the Board is composed entirely of directors who are not our current or former employees, each of whom meets the applicable definition of “independent” as defined by the rules of The NASDAQ Capital Market. None of the members of the Compensation Committee during fiscal 2016 (i) had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of related party transactions or (ii) was an executive officer of a company of which an executive officer of the Company is a director. The current members of the Compensation Committee, as of December 1, 2016, are Michael Beeghley (Chairman), Michael Brauser and Mohit Bhansali. Prior to that, our Compensation Committee consisted of Andrew Kaplan (Chairman), and Edward Karr. The Compensation Committee has no interlocks with other companies. The Compensation Committee held 3 meetings during fiscal year 2016. The charter of the Compensation Committee can be found on our website at www.polarityte.com.

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The Compensation Committee is responsible for establishing and administering our executive compensation policies. The role of the Compensation Committee is to (i) formulate, evaluate and approve compensation of the Company’s directors, executive officers and key employees, (ii) oversee all compensation programs involving the use of the Company’s stock, and (iii) produce, if required under the securities laws, a report on executive compensation for inclusion in the Company’s proxy statement for its annual meeting of stockholders. The duties and responsibilities of the Compensation Committee under its charter include:

●	Annually reviewing and setting compensation of executive officers;

●	Periodically reviewing and making recommendations to the Board with respect to compensation of non-employee directors;

●	Reviewing and approving corporate goals and objectives relevant to Chief Executive Officer compensation, evaluating the Chief Executive Officer’s performance in light of those goals and objectives, and setting the Chief Executive Officer’s compensation levels based on this evaluation;

●	Reviewing competitive practices and trends to determine the adequacy of the executive compensation program;

●	Approving and overseeing incentive compensation and equity-based plans for executive officers that are subject to Board approval;

●	Making recommendations to the Board as to the Company’s compensation philosophy and overseeing the development and implementation of compensation programs;

●	Periodically reviewing and making recommendations to the Board with respect to compensation of non-employee directors;

●	Reviewing and approving corporate goals and objectives relevant to Chief Executive Officer compensation, evaluating the Chief Executive Officer’s performance in light of those goals and objectives, and setting the Chief Executive Officer’s compensation levels based on this evaluation;

When appropriate, the Compensation Committee may, in carrying out its responsibilities, form and delegate authority to subcommittees. The Chief Executive Officer plays a role in determining the compensation of our other executive officers by evaluating the performance of those executive officers. The Chief Executive Officer’s evaluations are then reviewed by the Compensation Committee. This process leads to a recommendation for any changes in salary, bonus terms and equity awards, if any, based on performance, which recommendations are then reviewed and approved by the Compensation Committee.

The Compensation Committee has the authority, at the Company’s expense, to select, retain, terminate and set the fees and other terms of the Company’s relationship with any outside advisors who assist it in carrying out its responsibilities, including compensation consultants or independent legal counsel.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us concerning the beneficial ownership of the Company’s Common Stock as of February 2, 2017 for:

●	each person known by us to beneficially own more than 5% of the Company’s Common Stock;

●	each of our directors;

●	each of our executive officers; and

●	all of our directors and executive officers as a group.

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Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In general, a person is deemed to be the beneficial owner of (i) any shares of the Company’s Common Stock over which such person has sole or shared voting power or investment power, plus (ii) any shares which such person has the right to acquire beneficial ownership of within 60 days of the above date, whether through the exercise of options, warrants or otherwise. Applicable percentages are based on 4,250,617 shares of Common Stock outstanding on the date above, adjusted as required by rules promulgated by the SEC. Except as otherwise indicated, addresses are c/o PolarityTE, Inc., 4041-T Hadley Road, S. Plainfield, New Jersey 07080.

Common Stock	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock
Executive Officers and Directors:
Denver Lough	0	*
Edward Swanson	0	*
Barry Honig (1)(2)	472,404	10.89%
Michael Brauser (3)(4)	425,197	9.71%
John Stetson (5)(6)	421,311	9.71%
Michael Beeghley (7)	48,011	1.12%
Mohit Bhansali (8)	96,879	2.26%
Michael Neumeister	0	*
Current Executive Officers and Directors as a Group(8 persons)	1,463,802	32.08%

Greater than 5% Holders:
Mark Groussman (9)(10) 5154 La Gorce Drive Miami Beach, FL 33140	399,252	9.15%
Frost Gamma Investments Trust (11) (12) 4400 Biscayne Blvd. Miami, FL 33137	444,836	9.99%

*	Represents beneficial ownership of less than 1% of the shares of Common Stock.

(1) Barry Honig is the Trustee of GRQ Consultants, Inc. 401K (“401K”) and GRQ Consultants, Inc. Roth 401K FBO Barry Honig (“Roth 401K”), and he is the managing member of Marlin Capital Investments, LLC (“Marlin”). In such capacities he is deemed to hold voting and dispositive power over the securities held by such entities.

(2) Represents (i) 197,148 shares of Common Stock held by Barry Honig, (ii) 15,179 shares of Common Stock held by 401K, (iii) 18,411 shares of Common Stock held by Roth 401K, (iv) a restricted stock grant of 66,666 shares of Common Stock granted to Barry Honig, (v) a restricted stock grant of 87,500 shares pursuant to the 2016 Plan and (iv) an option to purchase 87,500 shares of common stock pursuant to the 2016 Plan. Excludes (i) 367,647 shares of Common Stock underlying Series A Convertible Preferred Stock held by Mr. Honig, (ii) 25,776 shares of Common Stock underlying Series A Convertible Preferred Stock held by Roth 401K, (iii) 19,608 shares of Common Stock underlying Series A Convertible Preferred Stock held by Marlin, (iv)262,605 shares of Common Stock underlying shares of Series B Convertible Preferred Stock held by Mr. Honig, (v) 14,006 shares of Common Stock underlying shares of Series B Convertible Preferred Stock held by Marlin, (vi) 138,889 shares of Common Stock underlying shares of Series C Convertible Preferred Stock held by 401K and (vii) 55,555 shares of Common Stock underlying shares of Series D Convertible Preferred Stock held by 401K. Each of the forgoing classes of preferred stock contains an ownership limitation such that the holder may not convert any of such securities to the extent that such conversion would result in the holder’s beneficial ownership being in excess of 4.99% of the Company’s issued and outstanding Common Stock together with all shares owned by the holder and its affiliates.

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(3) Michael Brauser is Chairman of the Betsy & Michael Brauser Charitable Family Foundation (“Family Foundation”), Trustee of Grander Holdings, Inc. 401K (“Grander 401K”) and a Manager of Marlin. In such capacities he is deemed to hold voting and dispositive power over the securities held by such entities.

(4) Represents (i) 154,166 shares of Common Stock held by Michael Brauser, (ii) 5,030 shares of Common Stock held by Grander 401K, (iii) 20,833 shares of Common Stock held by Family Foundation, (iv) a restricted stock grant of 66,666 shares of Common Stock granted to Michael Brauser, (v) a restricted stock grant of 87,500 shares pursuant to the 2016 Plan, (vi) an option to purchase 87,500 shares of Common Stock pursuant to the 2016 Plan, (vii) an option to purchase 1,587 shares of Common Stock and (viii) an option to purchase 1,915 shares of Common Stock. Excludes (i) 367,647 shares of Common Stock underlying Series A Convertible Preferred Stock held by Michael Brauser, (iii) 19,608 shares of Common Stock underlying Series A Convertible Preferred Stock held by Marlin, (iv) 262,605 shares of Common Stock underlying shares of Series B Convertible Preferred Stock held by Michael Brauser, (v) 14,006 shares of Common Stock underlying shares of Series B Convertible Preferred Stock held by Marlin, (vi) 85,247 shares of Common Stock underlying shares of Series C Convertible Preferred Stock held by Grander 401K, (vii) 8,333 shares of Common Stock underlying shares of Series D Convertible Preferred Stock held by Family Foundation and (viii) 36,112 shares of Common Stock underlying shares of Series D Convertible Preferred Stock held by Grander 401K. Each of the forgoing classes of preferred stock contains an ownership limitation such that the holder may not convert any of such securities to the extent that such conversion would result in the holder’s beneficial ownership being in excess of 4.99% of the Company’s issued and outstanding Common Stock together with all shares owned by the holder and its affiliates.

(5) John Stetson is the President of Stetson Capital Investments, Inc. (“Stetson Capital”), and the Trustee of Stetson Capital Investments, Inc. Retirement Plan (“Stetson Retirement Plan”). In these capacities, he has voting and dispositive control over the securities held by such entities. In addition, John Stetson is the Chief Financial Officer of the Company.

(6) Represents (i) 157,423 shares of Common Stock held by John Stetson, (ii) 19,444 shares of Common Stock held by Stetson Capital, (iii) 19,444 shares of Common Stock held by Stetson Retirement Plan, (iv) a restricted stock grant of 50,000 shares of Common Stock granted to John Stetson, (v) a restricted stock grant of 87,500 shares pursuant to the 2016 Plan, (vi) an option to purchase 87,500 shares of Common Stock pursuant to the 2016 Plan.

(7) Represents (i) 13,541 shares of Common Stock, (ii) an option to purchase 1,587 shares of Common Stock, (iii) an option to purchase 5,208 shares of Common Stock pursuant to the 2016 Plan, (iv) an option to purchase 1,915 shares of Common Stock, (v) a restricted stock grant of 8,333 shares of Common Stock, (vi) a restricted stock grant of 5,208 shares pursuant to the 2016 Plan and (vii) a restricted stock grant of 15,000 shares of Common Stock.

(8) Represents (i) 30,244 shares of Common Stock, (ii) an option to purchase 9,338 shares of Common Stock, (iii) an option to purchase 1,190 shares of Common Stock, (iv) an option to purchase 25,000 shares of Common Stock pursuant to the 2016 Plan, (v) an option to purchase 1,915 shares of Common Stock, (vi) a restricted stock grant of 1,078 shares of Common Stock, (vii) a restricted stock grant of 4,166 shares of Common Stock and (viii) a restricted stock grant of 25,000 shares pursuant to the 2016 Plan.

(9) Mark Groussman is the President of Melechdavid, Inc. (“Melechdavid”), and the Trustee of each of the Erica and Mark Groussman Foundation, Inc. (“Groussman Foundation”), and the Melechdavid Inc., Retirement Plan (“Melechdavid Retirement Plan”). In such capacities, he has voting and dispositive control over the securities held by such entities.

(10) Represents (i) 158,100 shares of Common Stock held by Melechdavid, (ii) 25,000 shares of Common Stock held by Groussman Foundation,(iii) 105,041 shares of Common Stock held by Melechdavid Retirement Plan and (iv) 111,111 shares of Common Stock underlying shares of Series C Convertible Preferred Stock held by Melechdavid.

(11) Dr. Phillip Frost, M.D. is the trustee of Frost Gamma Investments Trust (“FGIT”). Frost Gamma L.P. is the sole and exclusive beneficiary of FGIT. Dr. Frost is one of two limited partners of Frost Gamma L.P. The general partner of Frost Gamma L.P. is Frost Gamma, Inc., and the sole shareholder of Frost Gamma, Inc. is Frost-Nevada Corporation. Dr. Frost is the sole shareholder of Frost-Nevada Corporation. Dr. Frost disclaims beneficial ownership of these securities, except to the extent of any pecuniary interest therein and this report shall not be deemed an admission that Dr. Frost is the beneficial owner of these securities for purposes of Section 16 or for any other purpose.

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(12) Represents (i) 242,640 shares of Common Stock, (ii) 194,451 shares of Common Stock underlying shares of Series A Convertible Preferred Stock and (iii) 7,745 shares of Common Stock underlying shares of Series B Convertible Preferred Stock. Excludes (i) 254,860 shares of Common Stock underlying shares of Series B Convertible Preferred Stock, (ii) 69,445 shares of Common Stock underlying shares of Series C Convertible Preferred Stock and (iii) 55,555 shares of Common Stock underlying shares of Series D Convertible Preferred Stock. Each of the forgoing classes of preferred stock contains an ownership limitation such that the holder may not convert any of such securities to the extent that such conversion would result in the holder’s beneficial ownership being in excess of 9.99% of the Company’s issued and outstanding Common Stock together with all shares owned by the holder and its affiliates.

PROPOSAL NO. 4

APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED BLANK CHECK PREFERRED STOCK FROM 10,000,000 TO 25,000,000 SHARES.

Increase in Authorized Blank Check Preferred Stock

On December 15, 2016 the Board approved an amendment to the Company’s Certificate of Incorporation that would increase the number of Authorized Blank Check Preferred Stock from 10,000,000 to 25,000,000 shares. We are asking stockholders to approve this amendment in the form attached hereto as Appendix B.

On the Record Date, we had 5,924,307 shares of Series A Preferred Stock, 48,109.25 shares of Series B Preferred Stock, 24,614.84 shares of Series C Preferred Stock and 94,666 shares of Series D Preferred Stock issued and outstanding and * shares of preferred stock that were authorized but unissued. Pursuant to Proposal 1, we have reserved 7,050 shares of Series E Preferred Stock to be issued pursuant to the terms of the Agreement.

The Board believes that the availability of additional authorized shares of preferred stock will provide the Company with additional flexibility to issue preferred stock for a variety of general corporate purposes as the Board may determine to be desirable including, without limitation, stock splits (including splits effected through the declaration of stock dividends), raising capital, future financings, investment opportunities, licensing agreements, acquisitions, or other distributions. The Board has not authorized the Company to take any action with respect to the shares that would be authorized under this proposal, and the Company currently does not have any definitive plans, arrangements or understandings with respect to the issuance of the additional shares of preferred stock authorized by the proposed amendment to the Certificate of Incorporation.

The proposed amendment to increase the Authorized Blank Check Preferred Stock could, under certain circumstances, have an anti-takeover effect or delay or prevent a change in control of the Company by providing the Company the capability to engage in actions that would be dilutive to a potential acquiror, to pursue alternative transactions or to otherwise increase the potential cost to acquire control of the Company. Thus, while the Company currently has no intent to employ the additional unissued Authorized Blank Check Preferred Stock as an anti-takeover device, the proposed amendment may have the effect of discouraging future unsolicited takeover attempts. The Board is not aware of any such attempt to take control of the Company, and would act in the best interest of shareholders if any attempt was made. The proposed amendment has been prompted by business and financial considerations.

The proposed increase in the number of Authorized Blank Check Preferred Stock will not change the number of shares of preferred stock outstanding, nor will it have any immediate dilutive effect or change the rights of current holders of the Company’s preferred stock. However, the issuance of additional shares of preferred stock authorized by this amendment to the Certificate of Incorporation may occur at times or under circumstances as to have a dilutive effect on earnings per share, book value per share or the percentage voting or ownership interest of the present holders of the Company’s Common Stock.

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Once the proposed amendment is approved, no further action by the stockholders would be necessary prior to the issuance of additional shares of preferred stock unless required by law or the rules of any stock exchange or national securities association on which the preferred stock is then listed or quoted. Under the proposed amendment, each of the newly authorized shares of preferred stock will have such powers, preferences and rights and qualifications, limitations or restrictions as set forth in a certificate of designations, preferences and rights to be filed with the Delaware Secretary of State.

If the proposed amendment is adopted, it will become effective upon filing of an amendment to the Company’s Certificate of Incorporation with the Delaware Secretary of State.

Vote Required for Approval

The affirmative vote of the holders of shares representing a majority of all of the Company’s outstanding voting capital entitled to vote as of the Record Date is required to approve an amendment to the Company’s Certificate of Incorporation to increase the Authorized Blank Check Preferred Stock from 10,000,000 to 25,000,000 shares. Abstentions and broker non-votes will be counted towards the tabulation of votes cast on this proposal and will have the same effect as a negative vote. Brokerage firms do not have authority to vote customers’ unvoted Shares held by the firms in street name on this proposal

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED BLANK CHECK PREFERRED STOCK FROM 10,000,000 TO 25,000,000 SHARES.

DESCRIPTION OF SECURITIES

The following description of our capital stock summarizes the material terms and provisions of our Common Stock and preferred stock.

Authorized Capital Stock

Our authorized capital stock consists of 250,000,000 shares of Common Stock, $0.001 par value, and 10,000,000 shares of preferred stock, $0.001 par value. As of February 2, 2017, there were 4,250,617 shares of Common Stock outstanding, 5,924,307 shares of Series A Preferred Stock outstanding convertible into 987,384 shares of Common Stock, 48,109.25 shares of Series B Preferred Stock outstanding convertible into 801,820 shares of Common Stock, 24,614.84 shares of Series C Preferred Stock outstanding convertible into 410,247 shares of Common Stock and 94,666 shares of Series D Preferred Stock outstanding convertible into 157,776 shares of Common Stock.

Common Stock

Holders of our Common Stock are entitled to one vote per share. Our Restated Certificate of Incorporation does not provide for cumulative voting. Holders of our Common Stock are entitled to receive ratably such dividends, if any, as may be declared by our Board out of legally available funds. However, the current policy of our Board is to retain earnings, if any, for the operation and expansion of our Company. Upon liquidation, dissolution or winding-up, the holders of our Common Stock are entitled to share ratably in all of our assets which are legally available for distribution, after payment of or provision for all liabilities. The holders of our Common Stock have no preemptive, subscription, redemption or conversion rights.

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Preferred Stock

Series A Preferred Stock

The Series A Preferred Stock are convertible into shares of Common Stock based on a conversion calculation equal to the stated value of such Series A Preferred Stock, plus all accrued and unpaid dividends, if any, on such Series A Preferred Stock, as of such date of determination, divided by the conversion price. The stated value of each Series A Preferred Stock is $4.08 and the initial conversion price is $0.68 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events. In addition, in the event the Company issues or sells, or is deemed to issue or sell, shares of Common Stock at a per share price that is less than the conversion price then in effect, the conversion price shall be reduced to such lower price, subject to certain exceptions. The Company is prohibited from effecting a conversion of the Series A Preferred Stock to the extent that, as a result of such conversion, such investor would beneficially own more than 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of the Series A Preferred Stock, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99% (the “Series A Limit”).

Each holder of Series A Preferred Stock is entitled to vote on all matters submitted to stockholders of the Company, and shall have the number of votes equal to the number of shares of Common Stock issuable upon conversion of such holder’s Series A Preferred Stock, provided that a holder is only entitled to vote shares of Common Stock underlying the Preferred A Shares to the extent such shares do not result in the holder exceeding the Series A Limit and provided further that in no event shall the holders be entitled to cast votes in excess of the number of votes that holders would be entitled to cast if the Series A Preferred Stock were converted at $3.54 per share (equal to the market price as determined by NASDAQ on the trading date immediately prior to closing) (the “Voting Floor”). The Voting Floor shall only be removed in accordance with applicable Nasdaq Listing Rules. Pursuant to the Certificate of Designations, Preferences and Rights of the 0% Series A Convertible Preferred Stock of the Company, the Company is prohibited from incurring debt or liens, or entering into new financing transactions without the consent of the Lead Investor (as defined in the Subscription Agreements dated December 17, 2014). The Preferred A Shares bear no interest or dividends.

Series B Preferred Stock

The Series B Preferred Stock are convertible into shares of Common Stock based on a conversion calculation equal to the stated value of such Series B Preferred Stock, plus all accrued and unpaid dividends, if any, on such Series B Preferred Stock, as of such date of determination, divided by the conversion price. The stated value of each Series B Preferred Stock is $140 and the initial conversion price is $8.40 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events. The Company is prohibited from effecting a conversion of the Series B Preferred Stock to the extent that, as a result of such conversion, such investor would beneficially own more than 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of the Series B Preferred Stock, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99% (the “Series B Limit”).

Each holder of Series B Preferred Stock is entitled to vote on all matters submitted to stockholders of the Company, and shall have the number of votes equal to the number of shares of Common Stock issuable upon conversion of such holder’s Series B Preferred Stock based on a conversion price of $8.40 per share, provided that a holder is only entitled to vote shares of Common Stock underlying the Series B Preferred Stock to the extent such shares do not result in the holder exceeding the Series B Limit. The Series B Preferred Stock bear no interest or dividends.

Series C Preferred Stock

The Series C Preferred Stock are convertible into shares of Common Stock based on a conversion calculation equal to the stated value of such Series C Preferred Stock, plus all accrued and unpaid dividends, if any, on such Series C Preferred Stock, as of such date of determination, divided by the conversion price. The stated value of each Series C Preferred Stock is $120 per share, and the initial conversion price is $7.20 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events. The Company is prohibited from effecting a conversion of the Series C Preferred Stock to the extent that, as a result of such conversion, such holder would beneficially own more than 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of the Series C Preferred Stock, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99% (the “Series C Limit”).

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Subject to the Series C Limit, each holder is entitled to vote on all matters submitted to stockholders of the Company, and shall have the number of votes equal to the number of shares of Common Stock issuable upon conversion of such holder’s Series C Preferred Shares, based on a conversion price of $7.20 per share. Pursuant to the Certificate of Designations, Preferences and Rights of the 0% Series C Convertible Preferred Stock of the Company, the Series C Preferred Shares bear no dividends and shall rank junior to the Company’s Series A Preferred Stock but senior to the Company’s Series B Preferred Stock.

Series D Preferred Stock

The Series D Preferred Stock are convertible into shares of Common Stock based on a conversion calculation equal to the stated value of such Series D Preferred Stock, plus all accrued and unpaid dividends, if any, on such Series D Preferred Stock, as of such date of determination, divided by the conversion price. The stated value of each Series D Preferred Stock is $1,000.00 and the initial conversion price is $600 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events. The Company is prohibited from effecting a conversion of the Preferred D Shares to the extent that, as a result of such conversion, such investor would beneficially own more than 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of the Series D Preferred Stock. Upon 61 days written notice, the beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%. Except as otherwise required by law, holders of Series D Preferred Stock shall not have any voting rights. Pursuant to the Certificate of Designations, Preferences and Rights of the 0% Series D Convertible Preferred Stock, the Preferred D Shares bear no interest or dividends and shall rank senior to the Company’s other classes of capital stock.

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FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

MAJESCO ENTERTAINMENT COMPANY AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	October 31, 2016	October 31, 2015

ASSETS
Current assets:
Cash and cash equivalents	$6,523	$17,053
Accounts receivable, net	113	283
Capitalized software development costs and license fees	50	179
Prepaid expenses and other current assets	47	101
Total current assets	6,733	17,616
Property and equipment, net	18	45
Total assets	$6,751	$17,661
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,284	$1,686
Warrant liability	70	-
Payable to Zift	-	318
Total current liabilities	1,354	2,004
Total liabilities	1,354	2,004

Commitments and contingencies

Stockholders’ equity:
Convertible Preferred stock - 10,000,000 shares authorized, 7,374,454 and 9,025,265 shares issued and outstanding at October 31, 2016 and 2015, respectively, aggregate liquidation preference $4,854 and $5,968, respectively	10,153	10,694
Common stock - $.001 par value; 250,000,000 shares authorized; 2,782,963 and 1,851,503 shares issued and outstanding at October 31, 2016 and 2015, respectively	3	2
Additional paid-in capital	123,417	128,497
Accumulated deficit	(128,176)	(123,536)
Total stockholders’ equity	5,397	15,657
Total liabilities and stockholders’ equity	$6,751	$17,661

See accompanying notes

F-1

MAJESCO ENTERTAINMENT COMPANY AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

	Years Ended October 31,
	2016	2015
Net revenues	$1,542	$6,693
Cost of sales
Product costs	1	2,328
Software development costs and license fees	285	1,095
	286	3,423
Gross profit	1,256	3,270
Operating costs and expenses
Product research and development	90	174
Selling and marketing	14	771
General and administrative	6,031	5,350
Workforce reduction	-	840
Depreciation and amortization	27	61
	6,162	7,196
Operating loss	(4,906)	(3,926)
Other expenses (income)
Interest and financing costs (income)	(18)	45
Gain on extinguishment of liabilities	-	(1,465)
Gain on asset sales, net	-	(50)
Other non-operating gains, net	-	(198)
Change in fair value of warrant liability	(248)	1,548
Loss before income taxes	(4,640)	(3,806)
Income taxes	-	3
Net loss	(4,640)	(3,809)
Special cash dividend attributable to preferred stockholders	(6,002)	-
Conversion features accreted as dividends	-	(2,252)
Net loss attributable to common shareholders	$(10,642)	$(6,061)

Net loss per share, basic and diluted	$(5.08)	$(4.93)
Weighted average shares outstanding, basic and diluted	2,096,022	1,228,275

See accompanying notes

F-2

MAJESCO ENTERTAINMENT COMPANY AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(in thousands, except share and per share amounts)

					Additional		Net
	Preferred Stock		Common Stock		Paid-In	Accumulated	Stockholders’
	Number	Amount	Number	Amount	Capital	Deficit	Equity
Balance - October 31, 2014			$1,103,397	$7	$125,271	$(119,727)	$5,551
Reverse split par value adjustment	-	-	-	(6)	6	-	-
Issuance of common stock in connection with:
Restricted stock grants	-	-	323,241	1	1,060	-	1,061
Non-cash compensation charges - stock options	-	-	-	-	375	-	375
Shares withheld for taxes	-	-	(1,953)	-	(15)	-	(15)
Private placement of units, December 2014	8,823,537	2,156	-	-	-	-	2,156
Exchange agreement, April 2015	54,201	4,569	147,059	-	744	-	5,313
Private placement of units, May 2015	25,763	2,010	271,997	-	3,015	-	5,025
Exchange agreement, September 2015	168,333	1,969	-	-	(1,969)	-	-
Conversion of Series A preferred stock	(46,569)	(10)	7,762	-	10	-	-
Net loss	-	-	-	-	-	(3,809)	(3,809)
Balance - October 31, 2015	9,025,265.	$10,694	1,851,503	$2	$128,497	$(123,536)	$15,657
Issuance of common stock in connection with:
Restricted stock grants	-	-	356,666	1	(1)	-	-
Conversion of Series A preferred stock	(1,638,810)	(401)	273,135	-	401	-	-
Conversion of Series D preferred stock	(12,001)	(140)	20,002	-	140	-	-
Proceeds from stock option exercise	-	-	31,657	-	129	-	129
Stock based compensation expense	-	-	-	-	3,142	-	3,142
Shares issued for cash	-	-	250,000	-	1,406	-	1,406
Warrant liability	-	-	-	-	(318)	-	(318)
Allocation of warrant offering cost	-	-	-	-	21	-	21
Special cash dividend	-	-	-	-	(10,000)	-	(10,000)
Net loss	-	-	-	-	-	(4,640)	(4,640)
Balance - October 31, 2016	7,374,454.	$10,153	2,782,963	$3	$123,417	$(128,176)	$5,397

See accompanying notes

F-3

MAJESCO ENTERTAINMENT COMPANY AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended October 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(4,640)	$(3,809)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of warrant liability	(248)	1,548
Depreciation and amortization	27	61
Non-cash compensation expense	3,142	1,436
Provision for price protection	-	41
Amortization of capitalized software development costs and license fees	150	432
Capital software impairment losses	-	148
Provision for excess inventory	-	65
Gain on extinguishment of liabilities	-	(1,465)
Gain on asset sales	-	(50)
Other non-operating gains	-	(198)
Offering costs expensed	21	-
Changes in operating assets and liabilities:
Accounts receivable	170	1,273
Inventory	-	1,227
Capitalized software development costs and license fees	(21)	(85)
Advance payments for inventory	-	57
Prepaid expenses and other current assets	54	91
Accounts payable and accrued expenses	(402)	(2,194)
Payable to Zift	(19)	-
Customer credits	-	(171)
Advances from customers and deferred revenue	-	(21)
Net cash used in operating activities	(1,766)	(1,614)
CASH FLOWS FROM INVESTING ACTIVITIES
Repayment from GMS Entertainment Limited	-	250
Proceeds from sale of assets	-	290
Net cash provided by investing activities	-	540
CASH FLOWS FROM FINANCING ACTIVITIES
Special cash dividend	(10,000)	-
Proceeds from stock options exercised	129	-
Net proceeds from the sale of common stock and warrants	1,406	-
Payments to Zift	(299)	-
Net proceeds from sale of units	-	10,946
Income tax withholding from exercise of options and warrants	-	(15)
Net cash (used in) provided by financing activities	(8,764)	10,931
Net (decrease) increase in cash and cash equivalents	(10,530)	9,857
Cash and cash equivalents - beginning of year	17,053	7,196
Cash and cash equivalents - end of year	$6,523	$17,053
SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the year for interest and financing costs	$-	$141
Cash paid during the year for income taxes	$-	$-
SUPPLEMENTAL SCHEDULE OF NON CASH FINANCING ACTIVITIES
Warrant liability settled under exchange agreement	$-	$5,313
Other warrants settled under exchange agreement	$-	$1,969
Conversion of preferred stock into common stock	$-	$10
Conversion of Series A preferred to common stock	$401	$-
Conversion of Series D preferred to common stock	$140	$-
Common stock shares and warrants issued for offering costs	$75	$-

See accompanying notes

F-4

MAJESCO ENTERTAINMENT COMPANY AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. PRINCIPAL BUSINESS ACTIVITY AND BASIS OF PRESENTATION

The accompanying financial statements present the financial results of Majesco Entertainment Company and Majesco Europe Limited, its wholly-owned subsidiary, (together, “Majesco” or the “Company”) on a consolidated basis. Prior to the November 2014 sale of its equity investment, the Company had 50% of the voting control of GMS Entertainment Limited (“GMS”) and the right to appoint one-half of the directors of GMS. Accordingly, the Company accounted for GMS on the equity method as a corporate joint venture.

The Company is a provider of video game products primarily for the casual-game consumer and has published video games for interactive entertainment hardware platforms, including Nintendo’s DS, 3DS, Wii and WiiU, Sony’s PlayStation 3 and 4, or PS3 and PS4, Microsoft’s Xbox 360 and Xbox One and the personal computer, or PC. It has historically sold its products through two sales channels, retail and digital. It has sold packaged software to large retail chains, specialty retail stores, video game rental outlets and distributors and through digital distribution for platforms such as Xbox Live Arcade, PlayStation Network, or PSN, and Steam, and for mobile devices and online platforms. In July 2015, the Company transferred retail distribution activities, assets and obligations to a company owned by its former chief executive officer (see Note 15).

The Company’s video game titles are targeted at various demographics at a range of price points. Due to the larger budget requirements for developing and marketing premium console titles for core gamers, the Company has focused on publishing more lower-cost games targeting casual-game consumers and independent game developer fans. In some instances, the Company’s titles are based on licenses of well-known properties and, in other cases, original properties. The Company enters into agreements with content providers and video game development studios for the creation of our video games.

The Company’s operations involve similar products and customers worldwide. These products are developed and sold domestically and internationally. The Company is centrally managed and our chief operating decision makers, the chief executive and other officers, use consolidated and other financial information supplemented by sales information by product category, major product title and platform for making operational decisions and assessing financial performance. Accordingly, it operates in a single segment.

Reverse stock-split. On July 27, 2016, Majesco Entertainment Company (the “Company”) filed a certificate of amendment (the “Amendment”) to its Restated Certificate of Incorporation with the Secretary of State of the State of Delaware in order to effectuate a reverse stock split of the Company’s issued and outstanding common stock, par value $0.001 per share on a one (1) for six (6) basis, effective on July 29, 2016 (the “Reverse Stock Split”).

The Reverse Stock Split was effective with The NASDAQ Capital Market (“NASDAQ”) at the open of business on August 1, 2016. The par value and other terms of Company’s common stock were not affected by the Reverse Stock Split. The Company’s post-Reverse Stock Split common stock has a new CUSIP number, 560690 406. The Company’s transfer agent, Equity Stock Transfer LLC, is acting as exchange agent for the Reverse Stock Split.

As a result of the Reverse Stock Split, every six shares of the Company’s pre-Reverse Stock Split common stock was combined and reclassified into one share of the Company’s common stock. No fractional shares of common stock were issued as a result of the Reverse Stock Split. Stockholders who otherwise would be entitled to a fractional share shall receive a cash payment in an amount equal to the product obtained by multiplying (i) the closing sale price of our common stock on the business day immediately preceding the effective date of the Reverse Stock Split as reported on NASDAQ by (ii) the number of shares of our common stock held by the stockholder that would otherwise have been exchanged for the fractional share interest.

All common share and per share amounts have been restated to show the effect of the Reverse Stock Split.

NASDAQ listing. On March 3, 2016, the Company was notified by The NASDAQ Stock Market, LLC (“Nasdaq”) that it was not in compliance with Nasdaq Listing Rule 5550(a)(2) (the “Rule”) because the Company’s common stock failed to maintain a minimum closing bid price of $1.00 per share for the prior 30 consecutive business days. The notice had no immediate effect on the listing or trading of the Company’s common stock on The NASDAQ Capital Market.

The Company had a period of 180 calendar days, or until August 30, 2016, to achieve compliance with the Rule. The Company regained compliance with the Rule in August 2016 by effecting the Reverse Stock Split.

Major customers. Sony, Microsoft and Valve accounted for 47%, 37%, and 13%, respectively, of sales for the year ended October 31, 2016. Sony, Sidekick and Microsoft accounted for 41%, 25% and 20%, respectively, of accounts receivable as of October 31, 2016. Sales to GameStop represented approximately 10% of net revenues in 2015. In 2015, Alliance Distributors and Microsoft Corporation represented approximately 10% and 13% of total revenue, respectively. Sony, Microsoft, Valve and Nintendo accounted for 37%, 20%, 18% and 13% of total accounts receivable as of October 31, 2015, respectively.

Concentrations. The Company develops and distributes video game software for proprietary platforms under licenses from Nintendo, Sony and Microsoft, which must be periodically renewed. The Company’s agreements with these manufacturers also grant them certain control over the Company’s products. In addition, for the years ended October 31, 2016 and 2015 sales of the Company’s Zumba Fitness games accounted for approximately 9% and 28% of net revenues, respectively.

F-5

MAJESCO ENTERTAINMENT COMPANY AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation. The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary located in the United Kingdom. Significant intercompany accounts and transactions have been eliminated in consolidation.

Revenue Recognition. Since July 2015 when retail distribution activities were transferred and retail sales ceased, the Company’s software products are sold exclusively as downloads of digital content for which the consumer takes possession of the digital content for a fee. Revenue from product downloads is generally recognized when the download is made available (assuming all other recognition criteria are met).

Prior to July 2015, when the Company entered into license or distribution agreements that provided for multiple copies of games in exchange for guaranteed amounts, revenue was recognized in accordance with the terms of the agreements, generally upon delivery of a master copy, assuming our performance obligations were complete and all other recognition criteria were met, or as per-copy royalties are earned on sales of games.

Cash and cash equivalents. Cash equivalents consist of highly liquid investments with original maturities of three months or less at the date of purchase. At various times, the Company has deposits in excess of the Federal Deposit Insurance Corporation limit. The Company has not experienced any losses on these accounts.

Accounts and Other Receivables and Accounts Payable and Accrued Expenses. The carrying amounts of accounts and other receivables and accounts payable and accrued expenses approximate fair value as these accounts are largely current and short term in nature.

Allowance for doubtful accounts. The Company recognizes an allowance for losses on accounts receivable for estimated probable losses. The allowance is based on historical experiences, current aging of accounts, and other expected future write-offs, including specific identifiable customer accounts considered at risk or uncollectible. Any related expense associated with an allowance for doubtful accounts is recognized as general and administrative expense.

Capitalized Software Development Costs and License Fees. Software development costs include fees in the form of milestone payments made to independent software developers and licensors. Software development costs are capitalized once technological feasibility of a product is established and management expects such costs to be recoverable against future revenues. For products where proven game engine technology exists, this may occur early in the development cycle. Technological feasibility is evaluated on a product-by-product basis. Amounts related to software development that are not capitalized are charged immediately to product research and development costs. Commencing upon a related product’s release, capitalized costs are amortized to cost of sales based upon the higher of (i) the ratio of current revenue to total projected revenue or (ii) straight-line charges over the expected marketable life of the product.

Prepaid license fees represent license fees to owners for the use of their intellectual property rights in the development of the Company’s products. Minimum guaranteed royalty payments for intellectual property licenses are initially recorded as an asset (prepaid license fees) and a current liability (accrued royalties payable) at the contractual amount upon execution of the contract or when specified milestones or events occur and when no significant performance remains with the licensor. Licenses are expensed to cost of sales at the higher of (i) the contractual royalty rate based on actual sales or (ii) an effective rate based upon total projected revenue related to such license. Capitalized software development costs and prepaid license fees are classified as non-current if they relate to titles for which the Company estimates the release date to be more than one year from the balance sheet date.

The amortization period for capitalized software development costs and prepaid license fees is usually no longer than one year from the initial release of the product. If actual revenues or revised forecasted revenues fall below the initial forecasted revenue for a particular license, the charge to cost of sales may be larger than anticipated in any given quarter. The recoverability of capitalized software development costs and prepaid license fees is evaluated quarterly based on the expected performance of the specific products to which the costs relate. When, in management’s estimate, future cash flows will not be sufficient to recover previously capitalized costs, the Company expenses these capitalized costs to “cost of sales-software development costs and license fees,” in the period such a determination is made. These expenses may be incurred prior to a game’s release for games that have been developed. If a game is cancelled prior to completion of development and never released to market, the amount is expensed to operating costs and expenses. If the Company was required to write off licenses, due to changes in market conditions or product acceptance, its results of operations could be materially adversely affected.

F-6

MAJESCO ENTERTAINMENT COMPANY AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Costs of developing online free-to-play social games, including payments to third-party developers, are expensed as research and development expenses. Revenue from these games is largely dependent on players’ future purchasing behavior in the game and currently the Company cannot reliably project that future net cash flows from developed games will exceed related development costs.

Prepaid license fees and milestone payments made to the Company’s third party developers are typically considered non-refundable advances against the total compensation they can earn based upon the sales performance of the products. Any additional royalty or other compensation earned beyond the milestone payments is expensed to cost of sales as incurred.

Property and equipment. Property and equipment is stated at cost. Depreciation and amortization is being provided for by the straight-line method over the estimated useful lives of the assets, generally five years. Amortization of leasehold improvements is provided for over the shorter of the term of the lease or the life of the asset.

Income taxes. The Company accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company evaluates the potential for realization of deferred tax assets at each quarterly balance sheet date and records a valuation allowance for assets for which realization is not more likely than not.

Stock Based Compensation. The Company measures all stock-based compensation to employees using a fair value method and records such expense in general and administrative expenses. Compensation expense for stock options is recognized on a straight-line basis over the vesting period of the award, based on the fair value of the option on the date of grant.

The fair value for options issued is estimated at the date of grant using a Black-Scholes option-pricing model. The risk-free rate is derived from the U.S. Treasury yield curve in effect at the time of the grant. The volatility factor is determined based on the Company’s historical stock prices.

The value of restricted stock grants are measured based on the fair market value of the Company’s common stock on the date of grant and amortized over the vesting period of, generally, six months to three years.

Extinguishment of Liabilities. During the year ended October 31, 2015, the Company recognized a gain on extinguishment of liabilities of $1.5 million. The Company determined that certain accounts payable balances and claims for license fees and services would never be paid because they were no longer being pursued for payment and had passed the statute of limitations as of October 31, 2015.

Loss Per Share. Basic loss per share of common stock is computed by dividing net loss applicable to common stockholders by the weighted average number of shares of common stock outstanding for the period. Diluted loss per share excludes the potential impact of common stock options, unvested shares of restricted stock and outstanding common stock purchase warrants because their effect would be anti-dilutive.

Commitments and Contingencies. We are subject to claims and litigation in the ordinary course of our business. We record a liability for commitments and contingencies when the amount is both probable and reasonably estimable.

Accounting for Warrants. The Company accounts for the issuance of common stock purchase warrants issued in connection with the equity offerings in accordance with the provisions of ASC 815, Derivatives and Hedging (“ASC 815”). The Company classifies as equity any contracts that (i) require physical settlement or net-share settlement or (ii) gives the Company a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement). The Company classifies as assets or liabilities any contracts that (i) require net-cash settlement (including a requirement to net-cash settle the contract if an event occurs and if that event is outside the control of the Company) or (ii) gives the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement). In addition, Under ASC 815, registered common stock warrants that require the issuance of registered shares upon exercise and do not expressly preclude an implied right to cash settlement are accounted for as derivative liabilities. The Company classifies these derivative warrant liabilities on the consolidated balance sheet as a current liability.

F-7

MAJESCO ENTERTAINMENT COMPANY AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Change in fair value of warrant liability. The Company assessed the classification of common stock purchase warrants as of the date of each offering and determined that such instruments met the criteria for liability classification. Accordingly, the Company classified the warrants as a liability at their fair value and adjusts the instruments to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until the warrants are exercised or expired, and any change in fair value is recognized as “change in the fair value of warrant liabilities” in the consolidated statements of operations. The fair value of the warrants has been estimated using a Black-Scholes valuation model (see Note 3).

Estimates. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities or the disclosure of gain or loss contingencies at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Among the more significant estimates included in these financial statements are price protection and customer allowances, the valuation of inventory, the recoverability of advance payments for capitalized software development costs and intellectual property licenses, and the valuation allowances for deferred tax benefits. Actual results could differ from those estimates.

Other Nonoperating Gains, Net. In the year ended October 31, 2015, in connection with the expiration of its prior facilities lease and its relocation, the Company disposed of property and equipment with a net book value of $92 and received proceeds of $20 from the sale of certain of the property and equipment. The $72 loss on the disposals is included in other non-operating gains, net. In addition, the Company recorded a gain of $270 on the transfer of certain game rights.

Recent Accounting Pronouncements.

In May 2014, the Financial Accounting Standards Board (“FASB”) issued an Accounting Standards Update (“ASU”) creating a new Topic 606, Revenue from Contracts with Customers, which broadly establishes new standards for the recognition of certain revenue and updates related disclosure requirements. The update becomes effective for the Company on November 1, 2018. The Company is reviewing the potential impact of the statement on its financial position, results of operations, and cash flows.

In January 2016, FASB issued ASU No. 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities. ASU No. 2016-01 requires equity investments to be measured at fair value with changes in fair value recognized in net income; simplifies the impairment assessment of equity investments without readily determinable fair values by requiring a qualitative assessment to identify impairment; eliminates the requirement for public business entities to disclose the method(s) and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost on the balance sheet; requires public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes; requires an entity to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk when the entity has elected to measure the liability at fair value in accordance with the fair value option for financial instruments; requires separate presentation of financial assets and financial liabilities by measurement category and form of financial assets on the balance sheet or the accompanying notes to the financial statements and clarifies that an entity should evaluate the need for a valuation allowance on a deferred tax asset related to available-for-sale securities in combination with the entity’s other deferred tax assets. ASU No. 2016-01 is effective for financial statements issued for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. The Company is currently evaluating the impact that ASU No. 2016-01 will have on its consolidated financial statements and related disclosures.

In February 2016, FASB issued ASU No. 2016-02, Leases (Topic 842) which supersedes FASB ASC Topic 840, Leases (Topic 840) and provides principles for the recognition, measurement, presentation and disclosure of leases for both lessees and lessors. The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease, respectively. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term of greater than twelve months regardless of classification. Leases with a term of twelve months or less will be accounted for similar to existing guidance for operating leases. The standard is effective for annual and interim periods beginning after December 15, 2018, with early adoption permitted upon issuance. When adopted, the Company does not expect this guidance to have a material impact on our financial statements.

F-8

MAJESCO ENTERTAINMENT COMPANY AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In March 2016, the FASB issued ASU No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations. The purpose of ASU No. 2016-08 is to clarify the implementation of guidance on principal versus agent considerations. For public entities, the amendments in ASU No. 2016-08 are effective for interim and annual reporting periods beginning after December 15, 2017. The Company is currently assessing the impact of ASU No. 2016-08 on its consolidated financial statements and related disclosures.

In March 2016, the FASB issued ASU No. 2016-09, Compensation-Stock Compensation (Topic 718), Improvements to Employee Share-Based Payment Accounting. Under ASU No. 2016-09, companies will no longer record excess tax benefits and certain tax deficiencies in additional paid-in capital (“APIC”). Instead, they will record all excess tax benefits and tax deficiencies as income tax expense or benefit in the income statement and the APIC pools will be eliminated. In addition, ASU No. 2016-09 eliminates the requirement that excess tax benefits be realized before companies can recognize them. ASU No. 2016-09 also requires companies to present excess tax benefits as an operating activity on the statement of cash flows rather than as a financing activity. Furthermore, ASU No. 2016-09 will increase the amount an employer can withhold to cover income taxes on awards and still qualify for the exception to liability classification for shares used to satisfy the employer’s statutory income tax withholding obligation. An employer with a statutory income tax withholding obligation will now be allowed to withhold shares with a fair value up to the amount of taxes owed using the maximum statutory tax rate in the employee’s applicable jurisdiction(s). ASU No. 2016-09 requires a company to classify the cash paid to a tax authority when shares are withheld to satisfy its statutory income tax withholding obligation as a financing activity on the statement of cash flows. Under current U.S. GAAP, it was not specified how these cash flows should be classified. In addition, companies will now have to elect whether to account for forfeitures on share-based payments by (1) recognizing forfeitures of awards as they occur or (2) estimating the number of awards expected to be forfeited and adjusting the estimate when it is likely to change, as is currently required. The amendments of this ASU are effective for reporting periods beginning after December 15, 2016, with early adoption permitted but all of the guidance must be adopted in the same period. The Company is currently assessing the impact that ASU No. 2016-09 will have on its consolidated financial statements.

In April 2016, the FASB issued ASU No. 2016-10, Revenue from Contracts with Customers. The new guidance is an update to ASC 606 and provides clarity on: identifying performance obligations and licensing implementation. For public companies, ASU No. 2016-10 is effective for annual periods, including interim periods within those annual periods, beginning after December 15, 2017. The Company is currently evaluating the impact that ASU No. 2016-10 will have on its consolidated financial statements.

3. FAIR VALUE

In accordance with ASC 820, Fair Value Measurements and Disclosures, financial instruments were measured at fair value using a three-level hierarchy which maximizes use of observable inputs and minimizes use of unobservable inputs:

●	Level 1: Observable inputs such as quoted prices in active markets for identical instruments
●	Level 2: Quoted prices for similar instruments that are directly or indirectly observable in the market
●	Level 3: Significant unobservable inputs supported by little or no market activity. Financial instruments whose values are determined using pricing models, discounted cash flow methodologies, or similar techniques, for which determination of fair value requires significant judgment or estimation.

Prior to the April 2015 exchange transaction described in Note 8, the Company had outstanding warrants, the December warrants, that contained re-pricing provisions for “down-round” issuances and other events not indexed to the Company’s own stock and were classified as liabilities in the Company’s consolidated balance sheets. The Company recognized these warrants as liabilities at their fair value and re-measured them through the date of their exchange in April 2015. ASC 820, Fair Value Measurements and Disclosures provides requirements for disclosure of liabilities that are measured at fair value on a recurring basis in periods subsequent to the initial recognition.

The Company uses Level 3 inputs for its valuation methodology for the warrant liabilities. The estimated fair values were determined using a binomial option pricing model based on various assumptions. The Company’s derivative liabilities are adjusted to reflect estimated fair value at each period end, with any decrease or increase in the estimated fair value being recorded in other income or expense accordingly, as adjustments to the fair value of derivative liabilities. Various factors are considered in the pricing models the Company uses to value the warrants, including the Company’s current common stock price, the remaining life of the warrants, the volatility of the Company’s common stock price, and the risk-free interest rate. In addition, as of the valuation dates, management assessed the probabilities of future financing and other re-pricing events in the binominal valuation models.

F-9

MAJESCO ENTERTAINMENT COMPANY AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A summary of the changes to the Company’s warrant liability, as measured at fair value on a recurring basis using significant unobservable inputs (Level 3), for the year ended October 31, 2015 is presented below:

Beginning balance - November 1, 2014	$-
Issuance of warrants	3,765
Change in fair value of warrant liability	1,548
Settlement of warrants	(5,313)
Ending balance - October 31, 2015	$-

Assumptions used to determine the fair value of the warrants during the year ended October 31, 2015 were:

Market price of common stock	$3.54-$7.56
Expected warrant term	4.5-5.0 years
Risk-free rate	1.0% -1.7%
Expected volatility	80%
Dividend yield	0%
Probability of certain litigation costs at each of three pricing thresholds	0-33%
Probability of future down-round financing	0-50%
Stock price discount	0-41%

In connection with the April 19, 2016 common stock offering, the Company issued warrants to purchase an aggregate of 187,500 shares of common stock. These warrants are exercisable at $6.90 per share and expire on April 19, 2018. These warrants were analyzed and it was determined that they require liability treatment. Under ASC 815, registered common stock warrants that require the issuance of registered shares upon exercise and do not expressly preclude an implied right to cash settlement are accounted for as derivative liabilities. The Company classifies these derivative warrant liabilities on the consolidated balance sheet as a current liability.

The fair value of these warrants at April 19, 2016 and October 31, 2016 was determined to be approximately $318,000 and $70,000, respectively, as calculated using Black-Scholes with the following assumptions: (1) stock price of $4.74 and $3.58, respectively; (2) a risk free rate of 0.77% and 0.75%, respectively; and (3) an expected volatility of 86% and 61%, respectively.

Financial instruments measured at fair value are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. At October 31, 2016, the warrant liability balance of $70,000 was classified as a Level 3 instrument.

The following table sets forth the changes in the estimated fair value for our Level 3 classified derivative warrant liability (from April 19, 2016 through October 31, 2016) (in thousands):

Warrants
Fair value - November 1, 2015	$-
Additions	318
Change in fair value	(248)
Fair value - October 31, 2016	$70

4. PREPAID EXPENSES AND OTHER CURRENT ASSETS

The following table presents the major components of prepaid expenses and other current assets (in thousands):

	October 31,
	2016	2015
Prepaid insurance	$22	$61
Tax receivable	18	-
Other	7	40
Total prepaid expenses and other current assets	$47	$101

5. PROPERTY AND EQUIPMENT, NET

The following table presents the components of property and equipment, net (in thousands):

	October 31,
	2016	2015
Computers and software	$61	$61
Furniture and equipment	78	78
	139	139
Accumulated depreciation	(121)	(94)
	$18	$45

Depreciation expense was approximately $27,000 and $61,000 for the year ended October 31, 2016 and 2015, respectively.

F-10

MAJESCO ENTERTAINMENT COMPANY AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

The following table presents the major components of accounts payable and accrued expenses (in thousands):

	October 31,
	2016	2015
Accounts payable-trade	$130	$479
Royalties, fees and development	680	681
Salaries and other compensation	463	510
Other accruals	11	16
Total accounts payable and accrued expenses	$1,284	$1,686

During the year ended October 31, 2015, the Company recognized a gain on the extinguishment of liabilities for approximately $1.5 million related to certain accounts payable balances and claims for license fees and services that the Company determined would never be paid because they were no longer being pursued for payment and had passed the statute of limitations.

Salaries and other compensation includes accrued payroll expense and estimated employer 401K plan liabilities.

7. SHORT-TERM FINANCING ARRANGEMENTS

Accounts receivable and inventory

Prior to July 31, 2015, the Company used a factor to approve credit and to collect the proceeds from a substantial portion of its sales. Under the terms of the agreement, the Company sold to the factor and the factor purchased from the Company, eligible accounts receivable.

The factor, in its sole discretion, determined whether or not it would accept the credit risk associated with a receivable. If the factor did not accept the credit risk on a receivable, the Company sold the accounts receivable to the factor while retaining the credit risk. In both cases, the Company surrendered all rights and control over the receivable to the factor. However, in cases where the Company retained the credit risk, the amount could be charged back to the Company in the case of non-payment by the customer. The factor was required to remit payments to the Company for the accounts receivable purchased from it, provided the customer did not have a valid dispute related to the invoice. The amount remitted to the Company by the factor equaled the invoiced amount, adjusted for allowances and discounts the Company provided to the customer, less factor charges.

The Company reviewed the collectability of accounts receivable for which it held the credit risk quarterly, based on a review of an aging of open invoices and payment history, to make a determination if any allowance for bad debts was necessary.

In addition, the Company could request that the factor provide it with cash advances based on its accounts receivable and inventory, up to a maximum amount.

Amounts to be paid to the Company by the factor for any accounts receivable were offset by any amounts previously advanced by the factor. The interest rate was prime plus 1.5%, annually, subject to a 5.5% floor. In certain circumstances, an additional 1.0% annually was charged for advances against inventory.

The Company also maintained purchase order financing, up to a maximum of $2,500, to provide funding for the manufacture of its products. In connection with these arrangements, the factor had a security interest in substantially all of the Company’s assets. The factor charged 0.5% of invoiced amounts, subject to certain minimum charges per invoice.

Inventory purchases

Prior to July 31, 2015, certain manufacturers required the Company to prepay or present letters of credit upon placing a purchase order for inventory. The Company had arrangements with a finance company which provided financing secured by the specific goods underlying the goods ordered from the manufacturer. The finance company made the required payment to the manufacturer at the time a purchase order is placed, and was entitled to demand payment from the Company when the goods are delivered. The Company paid a financing fee equal to 1.5% of the purchase order amount for each transaction, plus administrative fees. Additional charges of 0.05% per day (18% annualized) were incurred if the financing remained open for more than 30 days.

The agreements were terminated in the year ended October 31, 2015.

F-11

MAJESCO ENTERTAINMENT COMPANY AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8. STOCKHOLDERS’ EQUITY

Preferred stock

Under the Company’s Amended and Restated Certificate of Incorporation, the Company is authorized to issue two classes of shares: preferred and common stock. The preferred stock is issuable in series, and the Company’s Board of Directors is authorized to determine the rights, preferences, and terms of each series.

Convertible preferred stock as of October 31, 2016 consisted of the following:

	Shares Authorized	Shares Issued and Outstanding	Net Carrying Value	Aggregate Liquidation Preference	Common Shares Issuable Upon Conversion
Series A	8,830,000	7,138,158	$1,745	$4,854	1,189,693
Series B	54,250	54,201	4,569	-	903,362
Series C	26,000	25,763	2,010	-	429,392
Series D	170,000	156,332	1,829	-	260,553
Other authorized, unissued	919,750	-	-	-	-
Total	10,000,000	7,374,454	$10,153	$4,854	2,783,000

Convertible preferred stock as of October 31, 2015 consisted of the following:

	Shares Authorized	Shares Issued and Outstanding	Net Carrying Value	Aggregate Liquidation Preference	Common Shares Issuable Upon Conversion
Series A	8,830,000	8,776,968	$2,146	$5,968	1,462,828
Series B	54,250	54,201	4,569	-	903,362
Series C	26,000	25,763	2,010	-	429,392
Series D	170,000	168,333	1,969	-	280,555
Other authorized, unissued	919,750	-	-	-	-
Total	10,000,000	9,025,265	$10,694	$5,968	3,076,137

December Units and Series A Preferred Shares

On December 17, 2014, pursuant to subscription agreements (the “December Subscription Agreements”) entered into with certain accredited investors (the “December Investors”) the Company completed a private placement of $6.0 million of units (the “December Units”) at a purchase price of $0.68 per Unit, with each December Unit consisting of one share of the Company’s 0% Series A Convertible Preferred Stock (each a “Series A Preferred Share”) and a five-year warrant (each a “December Warrant”) to purchase one sixth of a share of the Company’s common stock at an initial exercise price of $4.08 per share (such issuance and sale, the “December Private Placement”). The December Warrants were subsequently exchanged for shares of the Company’s 0% Series B Convertible Preferred Stock (the “Series B Preferred Shares”) and shares of the Company’s common stock (see below). The offering was made in reliance upon an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

The Series A Preferred Shares are convertible into shares of common stock based on a conversion calculation equal to the stated value of such Series A Preferred Share, plus all accrued and unpaid dividends, if any, on such Series A Preferred Share, as of such date of determination, divided by the conversion price. The stated value of each Preferred Share is $0.68 and the initial conversion price is $4.08 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events. In addition, in the event the Company issues or sells, or is deemed to issue or sell, shares of its common stock at a per share price that is less than the conversion price then in effect, the conversion price shall be reduced to such lower price, subject to certain exceptions. Pursuant to the Certificate of Designations, Preferences and Rights of the 0% Series A Convertible Preferred Stock of Majesco Entertainment Company, the Company is prohibited from incurring debt or liens, or entering into new financing transactions without the consent of the lead investor (as defined in the December Subscription Agreements) as long as any of the Series A Preferred Shares are outstanding. The Series A Preferred Shares bear no dividends.

F-12

MAJESCO ENTERTAINMENT COMPANY AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The holders of Series A Preferred Shares shall vote together with the holders of common stock on all matters on an as if converted basis, subject to certain conversion and ownership limitations, and shall not vote as a separate class. Notwithstanding the foregoing, the conversion price for purposes of calculating voting power shall in no event be lower than $3.54 per share. At no time may all or a portion of the Series A Preferred Shares be converted if the number of shares of common stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of common stock owned by the holder at such time, the number of shares of common stock which would result in such Holder beneficially owning (as determined in accordance with Section 13(d) of the 1934 Act and the rules thereunder) more than 4.99% of all of the common stock outstanding at such time; provided, however, that the holder may waive the 4.99% limitation at which time he may not own beneficially own more than 9.99% of all the common stock outstanding at such time.

Prior to the exchange transaction described below, the December Warrants were exercisable at any time at a price of $4.08 per share, subject to adjustment, and expired five years from the date of issuance. The holders could exercise the December Warrants for shares of common stock on a cashless basis if there was no effective registration statement or no current prospectus available for resale of the underlying shares of common stock. The December Warrants were subject to certain adjustments upon certain actions by the Company as outlined in the December Warrants, including, for twenty-four months following the initial issuance date, the issuance or sale, or deemed issuance or sale, by the Company of shares of its common stock at a per share price that is less than the exercise price then in effect.

The proceeds of the offering and certificates representing the Series A Preferred Shares and December Warrants underlying the December Units issued in the offering were deposited into escrow accounts. Upon the closing of the December Private Placement on December 17, 2014 (such date, the “December Closing Date”), $1.0 million of the December Escrow Amount was released to the Company and $1.0 million of December Units to the December Investors, on a pro rata basis. Effective upon the approval of the Company’s stockholders on March 30, 2015, in one or multiple tranches, the remaining $5.0 million became eligible to be released to the Company and $5.0 million of December Units became eligible to be released to the December Investors from their respective escrow accounts, if either, (i) the lead investor has approved the release, (ii) the approval of the requisite number of December Investors has been obtained, (iii) the Company has executed definitive binding documents for certain transactions, as described in the December Subscription Agreements, and such transaction(s) are to close contemporaneously with the release, following approval by the Company’s stockholders or (iv) the following conditions are present: (a) nine months has elapsed from the December Closing Date and release is approved by each of the directors appointed at closing (being the non-continuing directors); (b) no subsequent release of the December Escrow Amount has been consummated; and (c) no more than $1.0 million is released (the “December Release Conditions”). In the event that on and as of the twelve month anniversary of the December Closing Date none of the December Release Conditions have been satisfied, $5.0 million would be returned on a pro rata basis to the December Investors, without interest or deduction, and $5,000 of December Units would be returned to the Company for cancellation. On September 25, 2015, the lead investor approved the release and the escrow agent released all funds and corresponding December Units remaining in escrow.

The Company received net proceeds of $801,000 for the December Units released from escrow, net of offering costs, and has accounted for each of the Series A Preferred Shares released from escrow, the December Warrants released from escrow and the Series A Preferred Shares and December Warrants remaining in escrow as freestanding instruments.

The Company has evaluated the guidance ASC 480-10 Distinguishing Liabilities from Equity and ASC 815-40 Contracts in an Entity’s Own Equity to determine the appropriate classification of the instruments. Prior to the exchange described below, the exercise price of the released December Warrants could be adjusted downward if the Company issued securities at a price below the initial exercise price and in certain other circumstances outside the control of the Company and therefore contain contingent settlement terms not indexed solely to the Company’s own shares of common stock. Accordingly, $603,000 of proceeds were recorded as a derivative liability representing the fair value of the December Warrants released from escrow at issuance and $120,000 of offering costs allocated to the December Warrants were expensed. As a result of the allocations, described above, the Series A Preferred Shares released were deemed to have a beneficial conversion feature at issuance amounting to $397,000, which was recorded in stockholders’ equity and immediately charged as a dividend in determining net loss attributable to common stockholders.

The remaining net proceeds of $318,000 were allocated to the Series A Preferred Shares net of $79,000 of offering costs. The Series A Preferred Shares do not represent an unconditional obligation to be settled in a variable number of shares of common stock, are not redeemable and do not contain fixed or indexed conversion provisions similar to debt instruments. Accordingly, the Series A Preferred Shares are considered equity hosts and recorded in stockholders’ equity.

F-13

MAJESCO ENTERTAINMENT COMPANY AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Upon stockholder approval in March 2015 of full conversion provisions of the escrowed December Warrants, the Company recorded a warrant liability and a discount on the Series A Preferred Shares amounting to $3,162, based on the estimated fair value of the warrants. In addition, upon shareholder approval of the full conversion provisions of the escrowed Series A Preferred Shares, the carrying value of such Series A Preferred Shares, net of proceeds remaining in escrow was reclassified from temporary equity to paid-in capital. The Company recorded a beneficial conversion feature and a discount on the Series A Preferred Shares amounting to $1.8 million, which was immediately recognized as a deemed dividend in determining net loss attributable to common shareholders.

In connection with the December Private Placement, the Company also entered into separate Registration Rights Agreements with each December Investor, (as amended on January 30, 2015 and March 31, 2015, the “December Registration Rights Agreement”). The Company agreed to use its best efforts to file by March 31, 2015 a registration statement covering the resale of the shares of common stock issuable upon exercise or conversion of the Series A Preferred Shares and December Warrants and to maintain its effectiveness until all such securities have been sold or may be sold without restriction under Rule 144 of the Securities Act. In the event the Company fails to satisfy its obligations under the December Registration Rights Agreements, the Company is required to pay to the December Investors on a monthly basis an amount equal to 1% of the investors’ investment, up to a maximum of 12%. On March 31, 2015, the Company and the required holders of December Units amended the registration rights agreement to extend the filing deadline for the registration statement to June 30, 2015.

April 2015 Exchange and Series B Preferred Shares

On April 30, 2015, pursuant to warrant exchange agreements, the Company retired the 1,470,590 December Warrants issued in the December Private Placement, including those subject to the escrow conditions and those released from escrow, in exchange for shares of the Company’s common stock, or shares of 0% Series B Convertible Preferred Stock (the “Series B Preferred Shares”), in lieu of shares of common stock equal, on an as-converted basis, to the number of shares of common stock that would have otherwise been received by the holder, if such issuance would result in the recipient holder exceeding certain thresholds. An aggregate of 1,050,421 shares of common stock, which amount includes the shares of common stock issuable upon conversion of the Series B Preferred Shares, were issuable in connection with the exchange agreements. The Company re-measured the fair value of the December Warrants through the date of their exchange and recorded related losses in its statement of operations. In the year ending October 31, 2015, the Company recorded a change in fair value of $1.5 million related to the increase in the fair value of the December Warrants during the period outstanding. Upon exchange, the contingent-conversion features of the December Warrants expired and the carrying value of the warrant liability of $5.3 million was reclassified to paid-in capital and allocated to the Series B Preferred Shares and the common shares distributed. Such Series B Shares and shares of common stock exchanged for the December Warrants are not held in escrow and as such are not subject to the December Release Conditions.

The Series B Preferred Shares are convertible into shares of common stock based on a conversion calculation equal to the stated value of such Series B Preferred Shares, plus all accrued and unpaid dividends, if any, on such Series B Preferred Shares, as of such date of determination, divided by the conversion price. The stated value of each Series B Preferred Share is $140.00 and the initial conversion price is $8.40 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events. The Company is prohibited from effecting a conversion of the Series B Preferred Shares to the extent that, as a result of such conversion, such holder would beneficially own more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Series B Preferred Shares, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%. Subject to such beneficial ownership limitations, each holder is entitled to vote on all matters submitted to stockholders of the Company on an as converted basis, based on a conversion price of $8.40 per share. The Series B Preferred Shares rank junior to the Series A Preferred Shares and bear no dividends. All of the convertible preferred shares do not represent an unconditional obligation to be settled in a variable number of shares, are not redeemable and do not contain fixed or indexed conversion provisions similar to debt instruments. Accordingly, the convertible preferred shares are considered equity hosts and recorded in stockholders’ equity.

F-14

MAJESCO ENTERTAINMENT COMPANY AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

May 2015 Units and Series C Preferred Shares

On May 15, 2015 (the “May Closing Date”), the Company completed a private placement pursuant to separate subscription agreements (the “May Subscription Agreements”) with accredited investors (the “May Investors”) of $5,050 of units (the “May Units”), at a purchase price of $7.20 per Unit, resulting in net proceeds to the Company of $5.0 million. Each May Unit consists of one share of the Company’s common stock, provided that, if the issuance of any such shares of common stock would have resulted in the recipient May Investor owning in excess of 4.99% of the Company’s issued and outstanding common stock, then such May Investor could elect to receive shares of the Company’s 0% Series C Convertible Preferred Stock (the “Series C Preferred Shares”) in lieu of common stock that are, on an as converted basis, equal to one share of common stock for every May Unit purchased, and a three-year warrant (the “May Warrants”) to purchase one share of the Company’s common stock at an exercise price of $8.40 per share (such sale and issuance, the “May Private Placement”). An aggregate of 25,763 Series C Preferred Shares, 271,997 shares of common stock and 701,390 May Warrants were issued under the May Units. The offering was made in reliance upon an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

The Series C Preferred Shares are convertible into shares of common stock based on a conversion calculation equal to the stated value of such Series C Preferred Shares, plus all accrued and unpaid dividends, if any, on such Series C Preferred Shares, as of such date of determination, divided by the conversion price. The stated value of each Series C Preferred Share is $120.00 per share, and the initial conversion price is $7.20 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events. In addition, in the event the Company issues or sells, or is deemed to issue or sell, shares of common stock at a per share price that is less than the conversion price then in effect, the conversion price shall be reduced to such lower price, subject to certain exceptions and provided that the conversion price may not be reduced to less than $5.16, unless and until such time as the Company obtains shareholder approval to allow for a lower conversion price. The Company is prohibited from effecting a conversion of the Series C Preferred Shares to the extent that, as a result of such conversion, such May Investor would beneficially own more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Series C Preferred Shares, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%. Subject to the beneficial ownership limitations discussed previously, each holder is entitled to vote on all matters submitted to stockholders of the Company, and shall have the number of votes equal to the number of shares of common stock issuable upon conversion of such holder’s Series C Preferred Shares, based on a conversion price of $7.20 per share. The Series C Preferred Shares bear no dividends and shall rank junior to the Company’s Series A Preferred Shares but senior to the Company’s Series B Preferred Shares.

The May Warrants are exercisable, at any time, following the date the May Warrants are issued, at a price of $8.40 per share, subject to adjustment, and expire three years from the date of issuance. The holders may, subject to certain limitations, exercise the May Warrants on a cashless basis. The Company is prohibited from effecting an exercise of any May Warrant to the extent that, as a result of any such exercise, the holder would beneficially own more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon exercise of such May Warrant, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%.

In connection with the sale of the May Units, the Company also entered into separate registration rights agreements (the “May Registration Rights Agreement”) with each May Investor. The Company agreed to use its best efforts to file a registration statement to register the Shares and the common stock issuable upon the conversion of the Series C Preferred Shares, within thirty days following the May Closing Date, to cause such registration statement to be declared effective within ninety days of the filing day and to maintain the effectiveness of the registration statement until all of such shares of common stock have been sold or are otherwise able to be sold pursuant to Rule 144 without restriction. In the event the Company fails to satisfy its obligations under the Registration Rights Agreement, the Company is obligated to pay to the May Investors on a monthly basis, an amount equal to 1% of the May Investor’s investment, up to a maximum of 12%. Effective as of the original filing deadline of the registration statement, the Company obtained the requisite approval from the May Investors for the waiver of its obligations under the May Registration Rights Agreement.

The proceeds of the May Private Placement were deposited into an escrow account (the “May Escrow Amount”) with Signature Bank, as escrow agent (the “May Escrow Agent”) pursuant to an escrow agreement (the “May Escrow Agreement”), entered into by and between the Company, the lead investor (as defined in the May Subscription Agreements) and the May Escrow Agent, and certificates representing the May Warrants and a record of the Shares and Series C Preferred Shares, sold in the May Private Placement were deposited and recorded with the Company’s corporate secretary (the “May Securities Escrow Agent”) to be held in escrow. On the May Closing Date, twenty percent (20%) of the May Escrow Amount ($1.0 million) was released by the May Escrow Agent to the Company in exchange for the release of twenty percent (20%) of May Units by the May Securities Escrow Agent to the May Investors. The remaining eighty percent (80%) of the May Escrow Amount ($4.0 million) was released by the May Escrow Agent to the Company and the corresponding percentage of May Units were released to the May Investors, under amendments to the May subscription agreements. On September 25, 2015, the lead investor approved the release and the May Escrow Agent and the May Securities Escrow Agent released all funds and May Units remaining in escrow.

F-15

MAJESCO ENTERTAINMENT COMPANY AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company evaluated the guidance ASC 480-10 Distinguishing Liabilities from Equity and ASC 815-40 Contracts in an Entity’s Own Equity to determine the appropriate classification of the instruments. The Series C Preferred Shares do not represent an unconditional obligation to be settled in a variable number of shares of common stock, are not redeemable and do not contain fixed or indexed conversion provisions similar to debt instruments. Accordingly, the Series C Preferred Shares are considered equity hosts and recorded in stockholders’ equity. The May Warrants do not contain contingent settlement terms not indexed solely to the Company’s own shares of common stock and, accordingly, were also recorded in stockholders’ equity. The Company allocated $2.0 million, $1.3 million and $1.8 million of gross proceeds to the Series C Preferred Stock, the common stock and the warrants, respectively, based on their relative fair values. The Company incurred $25,000 of offering expenses.

September 2015 Exchange and Series D Preferred Shares

On September 25, 2015, the Company entered into Amendment Agreements (the “Amendments”) which amended the terms of the December Subscription Agreements and May Subscription Agreements. Under the Amendments, the lead investors under the subscription agreements agreed to release all funds remaining held in escrow ($5.0 million under the December 17, 2014 closing and $4.0 million under the May 15, 2015 closing) upon the appointment of certain persons as officers and directors of the Company.

In connection with the Amendments, the Company also entered into Exchange Agreements with the holders of the May Warrants (the “September Exchange Agreements”) and authorized the issuance of .4 shares of common stock for each share of our Common Stock into which the May Warrants was then convertible, in exchange for cancellation of the May Warrants. The Company agreed that holders of the May Warrants could exchange their May Warrants and receive either: (1) .4 shares of common stock for each share of common stock into which the May Warrant was exercisable immediately, or (2) at the election of any holder who would, as a result of receipt of the common stock hold in excess of 4.99% of the Company’s issued and outstanding common stock, shares of 0% Series D Convertible Preferred Stock (the “Preferred D Shares”) exercisable for common stock on the same basis, but subject to 4.9% beneficial ownership blocker provisions which at the election of the holder, could be reduced to 2.49%. Under the agreement, the Company exchanged all of its May Warrants for an aggregate of 168,333 new shares of 0% Series D Convertible Preferred Stock, which upon full conversion on a fully-diluted basis, convert into 280,555 shares of newly issued common stock.

The Preferred D Shares are convertible into shares of common stock based on a conversion calculation equal to the stated value of such Preferred D Share, plus all accrued and unpaid dividends, if any, on such Preferred D Share, as of such date of determination, divided by the conversion price. The stated value of each Preferred D Share is $1,000.00 per share and the initial conversion price is $600.00 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events. The Company is prohibited from effecting a conversion of the Preferred D Shares to the extent that, as a result of such conversion, such investor would beneficially own more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Preferred D Shares. Upon 61 days written notice, the beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%. Except as otherwise required by law, holders of Series D Preferred Shares shall not have any voting rights. Pursuant to the Certificate of Designations, Preferences and Rights of the 0% Series D Convertible Preferred Stock, the Preferred D Shares bear no interest and shall rank senior to the Company’s other classes of capital stock. The Company accounted for the exchange as a redemption of the warrants and recorded the estimated fair value of Series D Convertible Preferred Stock issued, amounting to $1,969 with a charge to paid-in capital. As the value of the preferred shares issued was less than the value of the warrants redeemed, no excess value needed to be attributed and no portion of the redemption was deemed a dividend.

April 2016 Registered Common Stock and Warrant Offering

On April 13, 2016, the Company entered into a Securities Purchase Agreement with certain institutional investors providing for the issuance and sale by the Company of 250,000 shares of the Company’s common stock, par value $0.001 per share at an offering price of $6.00 per share, for net proceeds of $1.4 million after deducting placement agent fees and expenses. In addition, the Company sold to purchasers of common stock in this offering, warrants to purchase 187,500 shares of its common stock. The common shares and the warrant shares were offered by the Company pursuant to an effective shelf registration statement on Form S-3, which was initially filed with the Securities and Exchange Commission on October 22, 2015 and declared effective on December 7, 2015. The closing of the offering occurred on April 19, 2016.

Each warrant is immediately exercisable for two years, but not thereafter, at an exercise price of $6.90 per share. Subject to limited exceptions, a holder of warrants will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise. The exercise price and number of warrants are subject to adjustment in the event of any stock dividends and splits, reverse stock split, stock dividend, recapitalization, reorganization or similar transaction. The warrants require the issuance of registered shares upon exercise and do not expressly preclude an implied right to cash settlement by the holder. The warrants were classified as liabilities and measured at fair value, with changes in fair value recognized in the Consolidated Statements of Operations in other expenses (income). The initial recognition of the warrants resulted in an allocation of the net proceeds from the offering to a warrant liability at fair value of approximately $318,000, with the remainder being attributable to the common stock sold in the offering.

F-16

MAJESCO ENTERTAINMENT COMPANY AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Preferred Share Conversion Activity

During the year ended October 31, 2016, 1,638,810 shares of Convertible Preferred Stock Series A and 12,001 shares of Convertible Preferred Stock Series D were converted into 293,137 shares of common stock.

Warrants

A summary of the status of the Company’s outstanding warrants as of October 31 and changes during the years then ended is presented below:

	October 31,
	2016	2015
Outstanding at beginning of year	-	1,191
Issued in offerings of units	187,500	2,171,979
Settled under exchange agreements	-	(2,171,979)
Expired	-	(1,191)
Outstanding at end of year	187,500	-

Special Cash Dividend

On January 4, 2016, the Company declared a special cash dividend of an aggregate of $10.0 million to holders of record on January 14, 2016 of its outstanding shares of: (i) common stock (ii) Series A Convertible Preferred Stock; (iii) Series B Convertible Preferred Stock; (iv) Series C Convertible Preferred Stock and (v) Series D Convertible Preferred Stock. The holders of record of the Company’s outstanding preferred stock participated in the dividend on an “as converted” basis. Approximately, $6.0 million of the special cash dividend relates to Preferred Stock shares.

9. STOCK-BASED COMPENSATION

In the years ended October 31, 2016 and 2015, the Company recorded stock-based compensation expense amounting to $3.1 million and $1.4 million, respectively, related to restricted stock awards and stock options.

Incentive Compensation Plans

In the fiscal years ended October 31, 2016 and 2015, the Company made stock-based compensation awards under its 2016 Equity Incentive Plan (the “2016 Plan”), 2014 Equity Incentive Plan (the “2014 Plan”) and its Amended and Restated 2004 Employee, Director and Consultant Incentive Plan (the “2004 Plan”).

2016 Plan

In the fiscal year ended October 31, 2016, the Company adopted the 2016 Plan, an omnibus equity incentive plan administered by the Company’s board of directors, or by one or more committees of directors appointed by the Board, pursuant to which the Company may issue up to 666,665 shares of the Company’s common stock under equity-linked awards to certain officers, employees, directors and consultants. The 2016 Plan permits the grant of stock options, including incentive stock options and nonqualified stock options, stock appreciation rights, restricted shares, restricted share units, cash awards, or other awards, whether at a fixed or variable price, upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof. As of October 31, 2016, the Company had zero shares available for future issuances under the 2016 Plan.

2014 Plan

In the fiscal year ended October 31, 2015, the Company adopted the 2014 Plan, an omnibus equity incentive plan administered by the Company’s board of directors, or by one or more committees of directors appointed by the Board, pursuant to which the Company may issue up to 375,000 shares of the Company’s common stock under equity-linked awards to certain officers, employees, directors and consultants. The 2014 Plan permits the grant of stock options, including incentive stock options and nonqualified stock options, stock appreciation rights, restricted shares, restricted share units, cash awards, or other awards, whether at a fixed or variable price, upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof. As of October 31, 2016, the Company had approximately 83,262 shares available for future issuances under the 2014 Plan.

F-17

MAJESCO ENTERTAINMENT COMPANY AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2004 Plan

The 2004 Plan covers employees, directors and consultants and also provides for the issuance of restricted stock, non-qualified stock options, incentive stock options and other awards under terms determined by the Company. In April 2014, the Company’s stockholders and Board of Directors approved an amendment to the Plan to increase the number of common shares available for issuance under the Plan by 71,429 shares. As of October 31, 2016, the Company had approximately 19,217 shares available for future issuances under the 2004 Plan.

Stock Options

Stock-option activity in the fiscal year ended October 31, 2016:

	Number Of Shares	Weighted Average Exercise Price
Outstanding, November 1, 2014	71,533	$39.24
Granted	55,070	$4.44
Forfeited	(14,188)	$31.98
Expired	(15,834)	$61.08
Outstanding, October 31, 2015	96,581	$16.92
Granted	347,010	$4.84
Forfeited	(12,258)	$36.97
Exercised	(31,657)	$4.08
Expired	(17,656)	$30.72
Outstanding, October 31, 2016	382,020	$5.73
Options exercisable, October 31, 2016	205,941	$6.50
Weighted-average grant date fair value of options granted during the year		$3.38

Stock options are generally granted to employees or directors at exercise prices equal to the fair market value of the Company’s stock at the dates of grant. Stock options generally vest over one to three years and have a term of five to ten years. The total fair value of options granted during the year ended October 31, 2016 was approximately $1.2 million. The intrinsic value of options outstanding at October 31, 2016 was $0. The intrinsic value of options exercised during the fiscal years ended October 31, 2016 was $15,000. The weighted average remaining contractual term of exercisable and outstanding options at October 31, 2016 was 8.3 years and 8.7 years, respectively.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions for the years ended October 31:

	October 31,
	2016	2015
Risk free annual interest rate	1.0-1.7%	1.4%
Expected volatility	77-79%	80%
Expected life	2.75-5.00 years	4.77 years
Assumed dividends	None	None

The fair value of stock option grants is amortized over the vesting period rally, one to three years. A oober 31, 2016, there was approximately $5,000 of unrecognized compensation cost related to non-vested stock option awards, which is expected to be recognized over a remaining weighted-average vesting period of 0.1 year. Additionally, approximately 165,000 options are subject to vesting upon the achievement of a performance condition. The grant date fair value of these options is approximately $551,000.

Restricted-stock activity in the fiscal year ended October 31, 2016:

	Number of shares	Weighted-Average Grant-Date Fair Value
Unvested, January 1, 2015	21,040	$28.56
Granted	339,813	$6.66
Vested	(113,482)	$8.88
Forfeited	(16,572)	$7.98
Unvested, December 31, 2015	230,799	$7.47
Granted	356,666	$5.14
Vested	(312,636)	$6.10
Unvested, December 31, 2016	274,829	$6.00

F-18

MAJESCO ENTERTAINMENT COMPANY AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The weighted-average grant date fair value of restricted shares granted during the year ended October 31, 2016 was $5.14. The total fair value of restricted stock vested during the years ended October 31, 2016 and 2015 was approximately $1.8 million and $865,000, respectively.

The value of restricted stock grants are measured based on the fair market value of the Company’s common stock on the date of grant and amortized over the vesting period of, generally, six months to three years. As of October 31, 2016, there was approximately $6,000 of unrecognized compensation cost related to unvested restricted stock awards, which is expected to be recognized over a remaining weighted-average vesting period of 0.2 years. Additionally, approximately 169,000 restricted shares are subject to vesting upon the achievement of a performance condition. The grant date fair value of these restricted shares is approximately $871,000.

10. INCOME TAXES

The provision (benefit) for income taxes for the years ended October 31, 2016 and 2015 consisted of (in thousands):

	2016	2015
Current:
Federal	$-	$-
State	(3)	3
Deferred:
Federal	(1,709)	182
State	(692)	181
Impact of change in effective tax rates on deferred taxes	-	-
Change in: valuation allowance	2,404	(363)
	$-	$3

The difference between income taxes computed at the statutory federal rate and the provision for income taxes for 2016 and 2015 related to the following (in thousands, except percentages):

	2016		2015
	Amount	Percent of Pretax income	Amount	Percent of Pretax income
Tax (benefit) at federal statutory rate	$(1,577)	34%	$(1,297)	34%
State income taxes, net of federal income taxes	(695)	15%	184	(5)%
Effect of warrant liability	(84)	2%	526	(14)%
Effect of other permanent items	144	(3)%	574	(15)%
Change in valuation allowance	2,404	(52)%	(363)	10%
Reduction of deferred benefits	(192)	4%	379	(10)%
	$-	-%	$3	-%

The components of deferred income tax assets (liabilities) were as follows (in thousands):

	October 31,
	2016	2015
Impairment of development costs	$641	$597
Depreciation and amortization	224	144
Impairment of inventory	-	14
Compensation expense not deductible until options are exercised	1,116	174
All other temporary differences	629	370
Net operating loss carry forward	2,461	1,368
Less valuation allowance	(5,071)	(2,667)
Deferred tax asset	$-	$-

F-19

MAJESCO ENTERTAINMENT COMPANY AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Realization of deferred tax assets, including those related to net operating loss carryforwards, are dependent upon future earnings, if any, of which the timing and amount are uncertain. Accordingly, the net deferred tax assets have been fully offset by a valuation allowance. Based upon the Company’s current operating results management cannot conclude that it is more likely than not that such assets will be realized.

As a result of the Company’s private placements during the fiscal year ended October 31, 2015, a change of ownership under Internal Revenue Service Section 382 has occurred and, accordingly, the annual utilization of the Company’s federal net operating loss carryforwards will be severely limited. The annual limitations are expected to result in the expiration of federal net operating loss carryforwards of approximately $94.0 million before full utilization. The federal net operating loss carryforwards expected to be available for income tax purposes at October 31, 2016 after application of these limitations are estimated to be approximately $9.2 million, which expire between 2027 and 2036 for federal income taxes, and approximately $35.4 million for state income taxes, which primarily expire between 2013 and 2036.

The Company files income tax returns in the U.S., various states and the United Kingdom. As of October 31, 2016, the Company had no unrecognized tax benefits, which would impact its tax rate if recognized. As of October 31, 2016, the Company had no accrual for the potential payment of penalties. As of October 31, 2015, the Company was not subject to any U.S. federal, state or foreign income tax examinations. The Company’s U.S. federal tax returns have been examined for tax years through 2011, and income taxes for Majesco Europe Limited have been examined for tax years through 2006 in the United Kingdom with the results of such examinations being reflected in the Company’s results of operations as of October 31, 2013. The Company does not anticipate any significant changes in its unrecognized tax benefits over the next 12 months.

11. LOSS PER SHARE

Shares of common stock issuable under convertible preferred stock, warrants and options and shares subject to restricted stock grants were not included in the calculation of diluted earnings per common share for the years ended October 31, 2016 and 2015, as the effect of their inclusion would be anti-dilutive.

The table below provides total potential shares outstanding, including those that are anti-dilutive, on October 31:

	October 31,
	2016	2015
Shares issuable upon conversion of preferred stock	2,783,000	3,076,137
Shares issuable upon exercise of warrants	187,500	-
Shares issuable upon exercise of stock options	382,020	96,581
Non-vested shares under restricted stock grants	274,832	230,799

12. COMMITMENTS AND CONTINGENCIES

Contingencies

On February 26, 2015, a complaint for patent infringement was filed in the United States District Court for the Eastern District of Texas by Richard Baker, an individual residing in Australia, against Microsoft, Nintendo, the Company and a number of other game publisher defendants. The complaint alleges that the Company’s Zumba Fitness Kinect game infringed plaintiff’s patents in motion tracking technology. The plaintiff is representing himself pro se in the litigation and is seeking monetary damages in the amount of $1.3 million. The Company, in conjunction with Microsoft, is defending itself against the claim and has certain third party indemnity rights from developers for costs incurred in the litigation. In August 2015, the defendants jointly moved to transfer the case to the Western District of Washington. On May 17, 2016, the Washington Court issued a scheduling order that provides that defendants leave to jointly file an early motion for summary judgement in June 2016. On June 17, 2016, the defendants jointly filed a motion for summary judgment that stated that none of the defendants, including the Company, infringed upon the asserted patent. On July 9, 2016, Mr. Baker opposed the motion. On July 15, 2016, the defendants jointly filed a reply. The briefing on the motion is now closed. The Court has not yet issued a decision or indicated if or when there will be oral argument on the motion.

F-20

MAJESCO ENTERTAINMENT COMPANY AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Intelligent Verification Systems, LLC (“IVS”), filed a patent infringement complaint on September 20, 2012, in the United States District Court for the Eastern District against the Company and Microsoft Corporation. In March 2015, the court issued an order excluding the evidence proffered by IVS in support of its alleged damages, including the opinion of its damages expert. IVS appealed that decision. On January 19, 2016, the Federal Circuit denied IVS’ appeal and affirmed the district court’s orders that excluded the plaintiff’s damages expert and dismissed the case.

In addition to the item above, the Company at times may be a party to claims and suits in the ordinary course of business. We record a liability when it is both probable that a liability has been incurred and the amount of the loss or range of loss can be reasonably estimated. The Company has not recorded a liability with respect to the matter above. While the Company believes that it has valid defenses with respect to the legal matter pending and intends to vigorously defend the matter above, given the uncertainty surrounding litigation and our inability to assess the likelihood of a favorable or unfavorable outcome, it is possible that the resolution of the matter could have a material adverse effect on our consolidated financial position, cash flows or results of operations.

Commitments

The Company leases office space at 4041 T Hadley Road, South Plainfield, New Jersey at a cost of approximately $1,613 per month under a lease agreement that expires in March 2017. Total rent expense amounted to approximately $20,000 and $165,000 for the years ended October 31, 2016 and 2015, respectively, including charges incurred upon vacating its previous administrative offices in 2015.

The Company has entered into employment agreements with key executives that contain severance terms and change of control provisions.

13. WORKFORCE REDUCTION

In the year ended October 31, 2015, the Company incurred severance charges in connection with employee layoffs.

Changes in accrued severance liabilities in the year ended October 31, 2015 (in thousands):

2015
Accrued severance liability, beginning of period	$323
Severance costs accrued	840
Payments	(1,163)
Accrued severance liability, end of period	$-

14. RELATED PARTY TRANSACTIONS

Prior to its termination in October 2014, the Company had a consulting agreement with Morris Sutton, the Company’s former Chief Executive Officer and Chairman Emeritus. The Company estimates that Morris Sutton and another relative of Jesse Sutton, the Company’s former Chief Executive Officer, earned compensation of approximately $26,000 in the year ended October 31, 2015 from a supplier of its Zumba belt accessory, based on the value of the Company’s purchases.

In January 2015, the Company entered into an agreement with Equity Stock Transfer for transfer agent services. A Board member of the Company is a co-founder and chief executive officer of Equity Stock Transfer. Fees under the agreement were approximately $2,000 and $8,000 for the years ended October 31, 2016 and 2015, respectively.

15. ASSIGNMENT OF ASSETS AND LIABILITIES

On July 31, 2015, the Company transferred to Zift Interactive LLC (“Zift”), a newly-formed subsidiary, certain rights under certain of its publishing licenses related to developing, publishing and distributing video game products through retail distribution for a term of one year. The Company transferred Zift to its former chief executive officer, Jesse Sutton. In exchange, the Company received Mr. Sutton’s resignation from the position of chief executive officer of the Company, including waiver of any severance payments and the execution of a separation agreement, together with his agreement to serve as a consultant to the Company.

In addition, the Company entered into a conveyance agreement with Zift under which it assigned to Zift certain assets used in the retail business and Zift agreed to assume and indemnify the Company for liabilities and claims related to the retail business, including customer claims for price protection and promotional allowances. The assets transferred to Zift included cash in an amount of $800,000, of which $400,000 was transferred immediately and the remaining $400,000 was payable by the Company in twelve equal consecutive monthly installments of $33,000 commencing August 1, 2015, and certain accounts receivable and inventory with an aggregate carrying value of approximately $87,000. In connection with the transfer of distribution rights and the assumption of liabilities by Zift, the Company reduced its estimated accrued liabilities for royalties, customer credits and other related liabilities by approximately $1.2 million with a credit to gains on sales of assets, net of transferred assets of $269,000. The Company has accrued approximately $219,000 of contingent liabilities for certain potential licensor and customer liabilities and claims not extinguished by the transactions. The net gain of approximately $50,000 resulting from the transactions is included in gain on asset sales, net in 2015. As of October 31, 2016, the Company did not have a balance payable to or receivable from Zift.

F-21

MAJESCO ENTERTAINMENT COMPANY AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

16. EMPLOYEE RETIREMENT PLAN

The Company has a defined contribution 401(k) plan covering all eligible employees. The Company had no charge to operations for contributions to the retirement plan for the years ended October 31, 2016 and 2015. Certain stockholders and key employees of the Company serve as trustees of the plan. The Company believes that the operation of its 401k plan may not be in compliance with certain plan provisions. The Company is currently assessing what corrective actions may be needed to be taken to bring the plan back into compliance. The Company has recorded a liability for the estimated cost of correcting any plan deficiencies, including additional plan contributions, if required.

17. SUBSEQUENT EVENTS

PolarityTE, Inc.

On December 1, 2016, the Company entered into an Agreement and Plan of Reorganization (the “Agreement”) with Majesco Acquisition Corp., a Nevada corporation and wholly-owned subsidiary of the Company, PolarityTE, Inc., a Nevada corporation (“Polarity”) and Dr. Denver Lough, the owner of 100% of the issued and outstanding shares of capital stock of Polarity (the “Seller”). The closing is subject to various closing conditions, including, approval of stockholders of the Company in accordance with Delaware law and NASDAQ Listing Rule 5635 and a minimum cash balance available to the Company.

At closing, upon satisfaction of each of the closing conditions, the Seller will be issued 7,050 shares of the Company’s newly authorized Series E Preferred Stock (the “Preferred Shares”) convertible into an aggregate of 7,050,000 shares of the Company’s common stock (the “Merger Consideration” and such transaction, the “Merger”), expected to constitute approximately 50% of the issued and outstanding shares of common stock of the Company on a fully diluted basis at closing and depending in part, upon the Company’s expected cash balance at closing. Until converted, each Preferred Share is entitled to two votes for every share of common stock into which it is convertible on any matter submitted for a vote of stockholders.

The Company is still in the process of analyzing the accounting treatment for this transaction.

Series E Preferred Stock

On or prior to the effective time of the Merger, the Company will file a Certificate of Designations, Preferences and Rights of the 0% Series E Convertible Preferred Stock (the “Certificate of Designation”) with the Delaware Secretary of State pursuant to which the Company will designate 7,050 shares of the Company’s authorized shares of preferred stock as Series E Preferred Stock. The Series E Preferred Stock are convertible into shares of common stock based on a conversion calculation equal to the stated value of such preferred stock, plus all accrued and unpaid dividends, if any, on such preferred stock, as of such date of determination, divided by the conversion price. The stated value of each Series E Preferred Stock is $1,000 and the initial conversion price is $1.00 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events. The Series E Preferred Stock, with respect to dividend rights and rights on liquidation, winding-up and dissolution, in each case will rank senior to the Company’s common stock and all other securities of the Company that do not expressly provide that such securities rank on parity with or senior to the Series E Preferred Stock. Until converted, each share of Series E Preferred Stock is entitled to two votes for every share of common stock into which it is convertible on any matter submitted for a vote of stockholders.

2017 Equity Incentive Plan

On December 1, 2016, the Company’s Board of Directors (the “Board”) approved the Company’s 2017 Equity Incentive Plan (the “2017 Plan”). The purpose of the 2017 Plan is to promote the success of the Company and to increase stockholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees, consultants and other eligible persons. The 2017 Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, restricted stock units, stock appreciation rights and other types of stock-based awards to the Company’s employees, officers, directors and consultants. The Compensation Committee of the Board will administer the 2017 Plan, including determining which eligible participants will receive awards, the number of shares of common stock subject to the awards and the terms and conditions of such awards. Up to 3,450,000 shares of common stock are issuable pursuant to awards under the 2017 Plan. Unless earlier terminated by the Board, the 2017 Plan shall terminate at the close of business on December 1, 2026.

F-22

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

PolarityTE, Inc. is an innovative developer, marketer, publisher and distributor of interactive entertainment for consumers around the world. Building on more than 25 years of operating history, the Company develops and publishes a wide range of video games on digital networks through its Midnight City label, including Nintendo’s DS, 3DS, Wii and WiiU, Sony’s PlayStation 3 and 4, or PS3 and PS4, Microsoft’s Xbox 360 and Xbox One and the personal computer, or PC. Although, historically, we have sold packaged software to large retail chains, specialty retail stores, video game rental outlets and distributors and through digital distribution for platforms such as Xbox Live Arcade, PlayStation Network, or PSN, and Steam, and for mobile devices and online platforms, we are now purposed to operate, almost exclusively, in our digital software business unit.

Video Game Products

Net Revenues. Our revenues are principally derived from sales of our video games. We provide video games primarily for the mass market and casual-game player. Our revenues are recognized net of estimated provisions for price protection and other allowances. When we act as an agent in the distribution of games developed by others, we recognize revenue net of the share of revenue due to the developer in the form of wholesale price, royalties and/or distribution fees.

Cost of Sales. Cost of sales consists of product costs and amortization and impairment of software development costs and license fees. A significant component of our cost of sales of packaged games is product costs. Product costs are comprised primarily of manufacturing and packaging costs of the disc or cartridge media, royalties to the platform manufacturer and manufacturing and packaging costs of peripherals. Commencing upon the related product’s release, capitalized software development and intellectual property license costs are amortized to cost of sales.

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Gross Profit. Gross profit is the excess of net revenues over product costs and amortization and impairment of software development and license fees. Development and license fees incurred to produce video games are generally incurred up front and amortized to cost of sales. The recovery of these costs and total gross profit is dependent upon achieving a certain sales volume, which varies by title.

Product Research and Development Expenses. Product research and development expenses have historically related principally to our cost of supervision of third party video game developers, testing new products, development of social games and conducting quality assurance evaluations during the development cycle that are not allocated to games for which technological feasibility has been established. Costs incurred have been primarily employee-related, may include equipment, and are not allocated to cost of sales. Ongoing research and development activities have been substantially reduced since fiscal 2014.

Selling and Marketing Expenses. Our selling and marketing expenses previously consisted of advertising and promotion expenses, including television advertising, the cost of shipping products to customers, and related employee costs. Credits to retailers for trade advertising were components of these expenses. Following the transfer of retail distribution activities in July 2015, such expenses are now limited to selected activities online and in social media.

General and Administrative Expenses. General and administrative expenses primarily represent employee related costs, including stock compensation, for corporate executive and support staff, general office expenses, professional fees and various other overhead charges. Professional fees, including legal and accounting expenses, typically represent one of the largest components of our general and administrative expenses. These fees are partially attributable to our required activities as a publicly traded company, such as SEC filings, and corporate- and business-development initiatives.

Interest and Financing Costs. Interest and financing costs are directly attributable to our factoring and our purchase-order financing arrangements. Such costs include commitment fees and fees based upon the value of customer invoices factored.

Income Taxes. Income taxes consist of our provisions for income taxes, as affected by our net operating loss carryforwards. Future utilization of our net operating loss, or NOL, carryforwards may be subject to a substantial annual limitation due to the “change in ownership” provisions of the Internal Revenue Code. The annual limitation may result in the expiration of NOL carryforwards before utilization. Due to our history of losses, a valuation allowance sufficient to fully offset our NOL and other deferred tax assets has been established under current accounting pronouncements, and this valuation allowance will be maintained unless sufficient positive evidence develops to support its reversal.

Seasonality and Variations in Interim Quarterly Results

Our quarterly net revenues, gross profit, and operating income from sales of products are impacted significantly by the seasonality of the retail selling season and the timing of the release of new titles. Sales of our catalog and other products are generally higher in the first and fourth quarters of our fiscal year (ending January 31 and October 31, respectively) due to increased retail sales during the holiday season. Sales and gross profit as a percentage of sales also generally increase in quarters in which we release significant new titles because of increased sales volume as retailers make purchases to stock their shelves and meet initial demand for the new release. These quarters also benefit from the higher selling prices that we are able to achieve early in the product’s life cycle. Therefore, sales results in any one quarter are not necessarily indicative of expected results for subsequent quarters during the fiscal year.

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Critical Accounting Estimates

Our discussion and analysis of the financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP.

The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, and expenses, and related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ materially from these estimates under different assumptions or conditions.

We have identified the policies below as critical to our business operations and to the understanding of our financial results. The impact and any associated risks related to these policies on our business operations is discussed throughout management’s discussion and analysis of financial condition and results of operations when such policies affect our reported and expected financial results.

Revenue Recognition. We recognized revenue on the sale of packaged goods upon the shipment of our product when: (1) risks and rewards of ownership are transferred; (2) persuasive evidence of an arrangement exists; (3) we have no continuing obligations to the customer; and (4) the collection of related accounts receivable is probable. Certain products are sold to customers with a street date (the earliest date these products may be resold by retailers). Revenue for sales of these products is not recognized prior to their street date. Some of our software products provide limited online features at no additional cost to the consumer. Generally, we have considered such features to be incidental to our overall product offerings and an inconsequential deliverable. Accordingly, we do not defer any revenue related to products containing these limited online features. However, in instances where online features or additional functionality is considered a substantive deliverable in addition to the software product, such characteristics will be taken into account when applying our revenue recognition policy. To date, the Company has not earned significant revenues from such features. In addition, some of our software products are sold exclusively as downloads of digital content for which the consumer takes possession of the digital content for a fee. Revenue from product downloads is generally recognized when the download is made available (assuming all other recognition criteria are met).

When we enter into license or distribution agreements that provide for multiple copies of games in exchange for guaranteed amounts, revenue is recognized in accordance with the terms of the agreements, generally upon delivery of a master copy, assuming our performance obligations are complete and all other recognition criteria are met, or as per-copy royalties are earned on sales of games.

Price Protection and Other Allowances. We generally sold our products on a no-return basis, although in certain instances, we provide price protection or other allowances on certain unsold products in accordance with industry practices. Price protection, when granted and applicable, allows customers a partial credit with respect to merchandise unsold by them. Revenue is recognized net of estimates of these allowances. Sales incentives and other consideration that represent costs incurred by us for benefits received, such as the appearance of our products in a customer’s national circular advertisement, are generally reflected as selling and marketing expenses. We estimate potential future product price protection and other discounts related to current period product revenue. In addition, some of our software products are sold exclusively as downloads of digital content for which the consumer takes possession of the digital content for a fee. Revenue from product downloads is generally recognized when the download is made available (assuming all other recognition criteria are met).

Our provisions for price protection and other allowances fluctuate over periods as a result of a number of factors including analysis of historical experience, current sell-through of retailer inventory of our products, current trends in the interactive entertainment market, the overall economy, changes in customer demand and acceptance of our products and other related factors. Significant management judgments and estimates must be made and used in connection with establishing the allowance for returns and price protection in any accounting period. However, actual allowances granted could materially exceed our estimates as unsold products in the distribution channels are exposed to rapid changes in consumer preferences, market conditions, technological obsolescence due to new platforms, product updates or competing products. For example, the risk of requests for allowances may increase as consoles pass the midpoint of their lifecycle and an increasing number of competitive products heighten pricing and competitive pressures.

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We limit our exposure to credit risk by factoring a portion of our receivables to a third party that buys without recourse. For receivables that are not sold without recourse, we analyze our aged accounts receivables, payment history and other factors to make a determination if collection of receivables is likely, or a provision for uncollectible accounts is necessary.

Capitalized Software Development Costs and License Fees. Software development costs include development fees, primarily in the form of milestone payments made to independent software developers. Software development costs are capitalized once technological feasibility of a product is established and management expects such costs to be recoverable against future revenues. For products where proven game engine technology exists, this may occur early in the development cycle. Technological feasibility is evaluated on a product-by-product basis. Amounts related to software development that are not capitalized are charged immediately to product research and development costs. Commencing upon a related product’s release capitalized software development costs are amortized to cost of sales based upon the higher of (i) the ratio of current revenue to total projected revenue or (ii) straight-line charges over the expected marketable life of the product.

Prepaid license fees represent license fees to holders for the use of their intellectual property rights in the development of our products. Minimum guaranteed royalty payments for intellectual property licenses are initially recorded as an asset (capitalized license fees) and a current liability (accrued royalties payable) at the contractual amount upon execution of the contract or when specified milestones or events occur and when no significant performance commitment remains with the licensor. Licenses are expensed to cost of sales at the higher of (i) the contractual royalty rate based on actual sales or (ii) an effective rate based upon total projected revenue related to such license. Capitalized software development costs are classified as non-current if they relate to titles for which we estimate the release date to be more than one year from the balance sheet date.

The amortization period for capitalized software development costs and license fees is usually no longer than one year from the initial release of the product. If actual revenues or revised forecasted revenues fall below the initial forecasted revenue for a particular license, the charge to cost of sales may be larger than anticipated in any given quarter. The recoverability of capitalized software development costs and license fees is evaluated quarterly based on the expected performance of the specific products to which the costs relate.

When, in management’s estimate, future cash flows will not be sufficient to recover previously capitalized costs, we expense these capitalized costs to cost of sales — loss on impairment of capitalized software development costs and license fees – future releases, in the period such a determination is made. These expenses may be incurred prior to a game’s release. If a game is cancelled and never released to market, the amount is expensed to operating costs and expenses – loss on impairment of capitalized software development costs and license fees – cancelled games. If we were required to write off licenses or capitalized software development costs, due to changes in market conditions or product acceptance, our results of operations could be materially adversely affected.

License fees and milestone payments made to our third party developers are typically considered non-refundable advances against the total compensation they can earn based upon the sales performance of the products. Any additional royalty or other compensation earned beyond the milestone payments is expensed to cost of sales as incurred.

We expense as research and development costs associated with the development of mobile and social games when we cannot reliably project that future net cash flows from developed games will exceed related development costs. These games have not earned significant revenues to date and we are continuing to evaluate alternatives for future development and monetization.

Inventory. Inventory is stated at the lower of cost or market. Cost is determined by the first-in, first-out method. We estimate the net realizable value of slow-moving inventory on a title-by-title basis and charge the excess of cost over net realizable value to cost of sales. Some of our inventory items are packaged with accessories. The purchase of these accessories involves longer lead times and minimum purchase amounts, which may require us to maintain higher levels of inventory than for other games. Therefore, these items have a higher risk of obsolescence, which we review periodically based on inventory and sales levels.

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Accounting for Stock-Based Compensation. Stock-based compensation expense is measured at the grant date based on the fair value of the award and is recognized as expense over the vesting period. Determining the fair value of stock-based awards at the grant date requires judgment, including, in the case of stock option awards, estimating expected stock volatility. In addition, judgment is also required in estimating the amount of stock-based awards that are expected to be forfeited. If actual results differ significantly from these estimates, stock-based compensation expense and our results of operations could be materially impacted.

Accounting for Preferred Stock and Warrant transactions. The Company issued units consisting of preferred shares and warrants and subsequently remeasured certain of those warrants. Determining the fair value of of the securities in these transactions requires significant judgment, including adjustments to quoted share prices and expected stock volatility. Such estimates may significantly impact our results of operations and losses applicable to common stockholders.

Commitments and Contingencies. We record a liability for commitments and contingencies when the amount is both probable and reasonably estimable. We record associated legal fees as incurred. The Company has accrued contingent liabilities for certain potential licensor and customer liabilities and claims that were transferred to Zift but may not be extinguished by such transaction.

Results of Operations

Year ended October 31, 2016 versus the year ended October 31, 2015

Net Revenues. Net revenues for the year ended October 31, 2016 decreased 77% to approximately $1.5 million from $6.7 million for the year ended October 31, 2015. The decrease was due to lower sales of Zumba titles. Additionally, there were no retail sales due to the transfer of the retail distribution channel to Zift in July 2015.

Gross Profit. Gross profit for the year ended October 30, 2016 decreased 62% to approximately $1.3 million compared to a gross profit of approximately $3.3 million for the year ended October 31, 2015. The decrease in gross profit reflects lower Zumba and other sales as discussed above, as well as the Company’s withdrawal from the packaged software business. Gross profit as a percentage of net revenues was 81% for the year ended October 31, 2016, compared to 49% for the year ended October 31, 2015. The increase in gross profit is due to the dramatically lower cost of sales associated with a digitally sold product.

Product Research and Development Expenses. Product research and development expenses for the year ended October 31, 2016 was approximately $90,000 compared to $174,000 for the year ended October 31, 2015. The decrease reflects the general reduction in this activity.

Selling and Marketing Expenses. Total selling and marketing expenses for the year ended October 31, 2016 decreased 98% to approximately $14,000 compared to approximately $771,000 for the year ended October 31, 2015. The decrease is primarily due to lower personnel costs and other marketing and distribution activities related to our switch to digital.

General and Administrative Expenses. For the year ended October 31, 2016, general and administrative expenses increased 13% to approximately $6.0 million compared to $5.4 million for the year ended October 31, 2015. The increase reflects a $1.7 million increase in stock based compensation partially offset by lower non-stock based compensation costs, consulting and professional fees and related support expenses. Stock based compensation increased, because during the third quarter of fiscal 2016, a total of 356,666 restricted shares and 347,010 stock options were granted, of which 177,084 restricted stock shares were granted with immediate vesting.

Workforce Reduction. For the year ended October 31, 2015, we incurred workforce reduction costs of $0.8 million pertaining to severance costs, including primarily severance costs for finance and legal executives and other personnel.

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Operating loss. Operating loss for the year ended October 31, 2016 increased 26% to approximately $4.9 million, compared to an operating loss of approximately $3.9 million for the year ended October 31, 2015, primarily reflecting a greater decrease in net revenues and gross profit than the expense reductions in development and marketing activities plus an increase in stock based compensation.

Extinguishment of liabilities. During the year ended October 31, 2015, we recognized a gain on extinguishment of liabilities of approximately $1.5 million. We determined that certain accounts payable balances and claims for license fees and services would never be paid because they were no longer being pursued for payment and had passed the statute of limitations.

Net gains on asset sales and other nonoperating gains. During the year ended October 31, 2015, we recognized approximately $198,000 in net gain from the sale of certain game rights and from the sale of office furniture and equipment upon the move to a smaller office. Additionally, we recognized $50,000 from the transfer of retail distribution activities to Zift, a company owned by our former chief executive officer.

Change in fair value of warrant liability. In our December 2014 private placement of units consisting of preferred stock and warrants, we issued warrants containing certain contingent settlement terms not indexed to our own stock. We accounted for the warrants as derivative liabilities and measured their fair value on a quarterly basis and recognized on a current basis any gains or losses. In the year ended October 31, 2015, we recognized a loss of approximately $1.5 million reflecting an increase in our stock price from the previous measurement date. In our April 19, 2016, equity offering, we issued warrants. We accounted for the warrants as derivative liabilities and measure their fair value on a quarterly basis and recognize on a current basis any gains or losses. In the year ended October 31, 2016, we recognized a gain of approximately $248,000 reflecting a decrease in our stock price from the previous measurement date.

Income Taxes. In the year ended October 31, 2016, our income tax expense was not significant, representing primarily minimum state income taxes.

Liquidity and Capital Resources

As of October 31, 2016, our cash and cash equivalents balance was $6.5 million and our working capital was approximately $5.4 million, compared to cash and equivalents of $17.1 million and working capital of $15.6 million at October 31, 2015.

From fiscal 2013 through the present, we have experienced net cash outflows from operations, generally to fund operating losses due to declining revenues which we attribute to three factors: 1) the introduction of competing “freemium” games on competing handheld devices such as the Apple iPhone or iTouch, and Android powered devices; 2) a shift in game distribution from retail to digital downloads; and 3) a decline in the popularity of motion based fitness games including games we publish under the Zumba fitness brand. As a result of these factors we have reduced our operating expenses, including the reduction of game production and marketing personnel, and have eliminated substantially all of our new game development activities. In 2015, we transferred our retail distribution activities to Zift and transferred related assets and liabilities, including accounts receivable, inventory, customer credits and certain other liabilities.

On December 1, 2016, we entered into an Agreement and Plan of Reorganization (the “Agreement”) with Majesco Acquisition Corp., a Nevada corporation and wholly-owned subsidiary of the Company, PolarityTE, Inc., a Nevada corporation (“Polarity”) and Dr. Denver Lough, the owner of 100% of the issued and outstanding shares of capital stock of Polarity (the “Seller”). The closing is subject to various closing conditions. We believe we have sufficient cash on hand to fund operations though the next year.

Private Placements

The private placements described below were completed in December 2014 and May 2015. A substantial portion of the proceeds of these offerings remained subject to escrow agreements until September 2015, pending the satisfaction of release conditions.

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December 2014

On December 17, 2014, pursuant to subscription agreements (the “December Subscription Agreements”) entered into with certain accredited investors (the “December Investors”) the Company completed a private placement of $6.0 million of units (the “December Units”) at a purchase price of $0.68 per Unit, with each December Unit consisting of one share of the Company’s 0% Series A Convertible Preferred Stock (each a “Series A Preferred Share”) and a five-year warrant (each a “December Warrant”) to purchase one sixth of a share of the Company’s common stock at an initial exercise price of $4.08 per share (such issuance and sale, the “December Private Placement”). The December Warrants were subsequently exchanged for shares of the Company’s 0% Series B Convertible Preferred Stock (the “Series B Preferred Shares”) and shares of the Company’s common stock (see below). The offering was made in reliance upon an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

The Series A Preferred Shares are convertible into shares of common stock based on a conversion calculation equal to the stated value of such Series A Preferred Share, plus all accrued and unpaid dividends, if any, on such Series A Preferred Share, as of such date of determination, divided by the conversion price. The stated value of each Preferred Share is $0.68 and the initial conversion price is $4.08 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events. In addition, in the event the Company issues or sells, or is deemed to issue or sell, shares of its common stock at a per share price that is less than the conversion price then in effect, the conversion price shall be reduced to such lower price, subject to certain exceptions. Pursuant to the Certificate of Designations, Preferences and Rights of the 0% Series A Convertible Preferred Stock of Majesco Entertainment Company, the Company is prohibited from incurring debt or liens, or entering into new financing transactions without the consent of the lead investor (as defined in the December Subscription Agreements) as long as any of the Series A Preferred Shares are outstanding. The Series A Preferred Shares bear no dividends.

The holders of Series A Preferred Shares shall vote together with the holders of common stock on all matters on an as if converted basis, subject to certain conversion and ownership limitations, and shall not vote as a separate class. Notwithstanding the foregoing, the conversion price for purposes of calculating voting power shall in no event be lower than $3.54 per share. At no time may all or a portion of the Series A Preferred Shares be converted if the number of shares of common stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of common stock owned by the holder at such time, the number of shares of common stock which would result in such Holder beneficially owning (as determined in accordance with Section 13(d) of the 1934 Act and the rules thereunder) more than 4.99% of all of the common stock outstanding at such time; provided, however, that the holder may waive the 4.99% limitation at which time he may not own beneficially own more than 9.99% of all the common stock outstanding at such time.

The proceeds of the offering and certificates representing the Series A Preferred Shares and December Warrants were deposited into escrow accounts. Upon the closing of the December Private Placement, $1.0 million of the proceeds was released to us and $1.0 million of Series A Preferred Shares and December Warrants, on a pro rata basis, was released to the investors. The remaining $5.0 million was released by the escrow agent to us and the corresponding $5.0 million of Series A Preferred Shares and December Warrants were released to the investors in September 2015, in connection with amendments to the December Subscription Agreements.

On April 30, 2015, pursuant to warrant exchange agreements, the holders exchanged for cancellation 1,470,590 December Warrants, including those then held in escrow, for shares of common stock or Series B Preferred Shares. An aggregate of 1,050,421 shares of common stock, which amount includes the shares of common stock issuable upon conversion of the Series B Preferred Shares, were issued or issuable in connection with the exchange agreements.

The Series B Preferred Shares are convertible into shares of common stock based on a conversion calculation equal to the stated value ($140.00 per share) of the Series B Preferred Shares, plus all accrued and unpaid dividends, if any, divided by the conversion price (initially $8.40 per share, subject to adjustment). We are prohibited from effecting a conversion of the Series B Preferred Shares to the extent that, as a result of such conversion, such holder would beneficially own more than 4.99% of the number of shares of common stock outstanding, subject to increase, up to 9.99%. Each holder is entitled to vote on all matters submitted to our stockholders on an “as converted basis”, subject to beneficial ownership limitations, based on a conversion price of $8.40 per share.

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May 2015

On May 15, 2015 (the “May Closing Date”), we closed the sale of $5.05 million of units (the “May Units”), pursuant to separate subscription agreements (the “May Subscription Agreements”) with accredited investors entered into on April 29, 2015, at a purchase price of $7.20 per May Unit. Each May Unit consists of one share of the our common stock, provided that, if the issuance of any such shares would have resulted in the investor owning in excess of 4.99% of our issued and outstanding common stock, then such investor could elect to receive shares of our 0% Series C Convertible Preferred Stock (the “Series C Preferred Shares”), and a three-year warrant (the “May Warrants”) to purchase one share of the our common stock at an exercise price of $8.40 per share (such sale and issuance, the “May Private Placement”).

The Series C Preferred Shares are convertible into shares of common stock based on a conversion calculation equal to the stated value of such Series C Preferred Shares ($120.00 per share), plus all accrued and unpaid dividends, if any, divided by the conversion price ($7.20 per share, subject to adjustment). In addition, in the event the we issue or sell, or are deemed to issue or sell, shares of our common stock at a per share price that is less than the conversion price then in effect, the conversion price shall be reduced to such lower price, subject to certain exceptions. Notwithstanding the foregoing, until such time as we obtain the required shareholder approval pursuant to the rules of The NASDAQ Stock Market, LLC, the conversion price of the Series C Preferred Shares shall not be adjusted to a per share price below $5.16. We are prohibited from effecting a conversion of the Series C Preferred Shares to the extent that, as a result of such conversion, such holder would beneficially own more than 4.99% of the number of shares of common stock subject to increase, up to 9.99%. Each holder is entitled to vote on all matters submitted to our stockholders on an “as converted basis”, subject to the beneficial ownership limitation, based on a conversion price of $7.20 per share. The Series C Preferred Shares bear no interest and shall rank junior to our Series A Preferred Shares but senior to the Company’s Series B Preferred Shares.

The May Warrants are exercisable, at any time, following the date the May Warrants are issued, at a price of $8.40 per share, subject to adjustment, and expire three years from the date of issuance. The holders may, subject to certain limitations, exercise the May Warrants on a cashless basis. The Company is prohibited from effecting an exercise of any May Warrant to the extent that, as a result of any such exercise, the holder would beneficially own more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon exercise of such May Warrant, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%.

The proceeds of the May Private Placement along with certificates evidencing the Series C Preferred Shares and Series C Warrants were deposited into an escrow accounts. On the May Closing Date, twenty percent (20%) of the proceeds of the May Private Placement ($1.01 million) and a corresponding number of Series C Preferred Shares and Series C Warrants were released to us and the investors, respectively. The remaining eighty percent (80%) of the proceeds from the May Private Placement ($4.04 million) and the corresponding percentage of Series C Preferred Shares and Series C Warrants were released to us and the investors, respectively, in September 2015 in connection with amendments to the May Subscription Agreements.

September 2015

On September 25, 2015, we entered into amendment agreements to amend the terms of our subscription agreements for the private offerings closed December 17, 2014 and May 15, 2015 to provide for the consent of the lead investor in such offerings to release of all remaining escrowed funds to us ($5.0 million under the December Private Placement and $4.04 under the May Private Placement) upon the satisfaction of certain obligations, which we satisfied. Pursuant to the amendment agreements, we were, among other things, required to increase the size of its Board of Directors and appoint thereto, individuals deemed acceptable to the lead investor and approved by The NASDAQ Stock Market, LLC; appoint a new Chief Executive Officer and a new Chief Financial Officer and exchange the Series C Warrants, as described further below. On September 30, 2015 we received $9.04 million in proceeds from the foregoing release of escrowed funds and the corresponding securities were released to the investors.

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In accordance with the aforementioned escrow release conditions, we entered into exchange agreements with holders of our outstanding Series C Warrants pursuant to which each holder received .4 shares of our common stock for each 1 warrant share exchanged for cancellation. At the election of any holder who would, as a result of receipt of the common stock hold in excess of certain beneficial ownership thresholds of our issued and outstanding common stock, such holder could receive shares of our newly designated 0% Series D Convertible Preferred Stock (the “Series D Preferred Shares”). Pursuant to the foregoing exchanges, on September 25, 2015, we issued 0 shares of common stock and 168,333 Series D Preferred Shares convertible into 280,555 shares of common stock in exchange for the cancellation of Series C Warrants to purchase 701,390 shares of common stock. Certain of our officers and directors who held Series C Warrants participated in the exchange.

The Series D Preferred Shares are convertible into shares of common stock based on a conversion ratio equal to the stated value ($1,000.00 per share) of such Series D Preferred Shares to be converted, plus all accrued and unpaid dividends, if any, divided by the conversion price ($600.00 per share, subject to adjustment). We are prohibited from effecting a conversion of the Series D Preferred Shares to the extent that, as a result of such conversion, such holder would beneficially own more than 4.99% of the number of shares of Common Stock outstanding, subject to increase, up to, 9.99%. The Series D Preferred Shares bear no interest and rank senior to our common stock but junior to Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares.

On October 15, 2015, our Board of Directors approved a revised version of the Certificate of Designations, Preferences and Rights of our 0% Series D Convertible Preferred Stock in order to remove any voting rights of the Series D Preferred Shares, except as otherwise required by law.

Dividends

On January 4, 2016, we declared a special cash dividend of an aggregate of $10.0 million to holders of record on January 14, 2016 of its outstanding shares of: (i) common stock (ii) Series A Preferred Shares; (iii) Series B Preferred Shares; (iv) Series C Preferred Shares and (v) Series D Preferred Shares. The holders of record of the Company’s outstanding preferred stock participated in the dividend on an “as converted” basis.

April 2016 Registered Common Stock and Warrant Offering

On April 13, 2016, the Company entered into a Securities Purchase Agreement with certain institutional investors providing for the issuance and sale by the Company of 250,000 shares of the Company’s common stock, par value $0.001 per share at an offering price of $6.00 per share, for net proceeds of $1.4 million after deducting placement agent fees and expenses. In addition, the Company sold to purchasers of common stock in this offering, warrants to purchase 187,500 shares of its common stock. The common shares and the Warrant Shares were offered by the Company pursuant to an effective shelf registration statement on Form S-3, which was initially filed with the Securities and Exchange Commission on October 22, 2015 and declared effective on December 7, 2015. The closing of the offering occurred on April 19, 2016.

Each Warrant is immediately exercisable for two years, but not thereafter, at an exercise price of $6.90 per share. Subject to limited exceptions, a holder of warrants will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise. The exercise price and number of warrants are subject to adjustment in the event of any stock dividends and splits, reverse stock split, stock dividend, recapitalization, reorganization or similar transaction.

Off-Balance Sheet Arrangements

As of October 31, 2016, we had no off-balance sheet arrangements.

Inflation

Our management currently believes that inflation has not had, and does not currently have, a material impact on continuing operations.

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Cash Flows

Cash and cash equivalents were $6.5 million as of October 31, 2016 compared to $17.1 million at October 31, 2015 and working capital as of October 31, 2016 was $5.4 million compared to $15.6 million at October 31, 2015.

Operating Cash Flows. Our principal operating source of cash is revenue from distribution of our interactive entertainment products, net of royalty and revenue-share payments to licensors, developers and publishers. During fiscal 2015, we reduced our development and marketing activities and distributed a greater number of games published by others, compared to prior years. Accordingly, the portion of operating cash flows used for associated working capital requirements, including pre-release development and costs incurred to manufacture, sell and market our games has generally been reduced. We incurred $1.6 million of cash outflows from operations during the year ended October 31, 2015, primarily reflecting operating losses and the settlement in cash of certain outstanding royalty and customer-credit liabilities, partially offset by the liquidation of prior inventory balances and collection of accounts receivable. We incurred $1.8 million of cash outflows from operations during the year ended October 31, 2016, primarily reflecting current operating losses, partially offset by non-cash compensation expense.

Investing Cash Flows. Cash provided by investing activities in the year ended October 31, 2015 amounted to approximately $540,000, primarily reflecting proceeds from the sale of certain game rights and the collection of certain outstanding advances to GMS.

Financing Cash Flows. Net cash used in financing activities for the year ended October 31, 2016 amounted to approximately $8.8 million, mainly related to a payment of a $10.0 million special cash dividend, partially offset by an equity capital raise of approximately $1.4 million. Net cash provided by financing activities for the year ended October 31, 2015 reflects $10.9 million of net proceeds from private placements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There were no changes in and disagreements with accountants on accounting and financial disclosure for the fiscal year ended October 31, 2016.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not required for Smaller Reporting Companies.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

As of February 2, 2017, the number of stockholders of record of the Company’s Common Stock was approximately 143 which does not include stockholders whose shares are held in street or nominee names. The Company’s Common Stock is traded on The NASDAQ Capital Market under the symbol COOL. Prior to October 31, 2015, we had never declared or paid any dividends on our Common Stock. On January 4, 2016, we declared a special cash dividend of an aggregate of $10,000,000 to be paid to holders of record on January 14, 2016 of our outstanding shares of: (i) Common Stock (ii) Series A Convertible Preferred Stock; (iii) Series B Convertible Preferred Stock; (iv) Series C Convertible Preferred Stock and (v) Series D Convertible Preferred Stock. The holders of record of our outstanding preferred stock participated in receiving their pro rata portion of the dividend on an “as converted” basis. The dividend was paid January 15, 2016.

The following table sets forth the high and low closing prices for our common stock, as reported by the NASDAQ Capital Market, for the periods indicated (all adjusted for the August 2016 reverse stock split).

2016	High	Low
Fourth quarter	$4.50	$3.03
Third quarter	6.30	3.66
Second quarter	5.94	4.20
First quarter	13.68	3.66

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2015	High	Low
Fourth quarter	$11.52	$6.48
Third quarter	10.38	6.54
Second quarter	14.22	5.64
First quarter	9.54	3.30

On February 2, 2017, the closing price of our Common Stock, as reported by The NASDAQ Capital Market, was $4.19. As of February 2, 2017, we had approximately 143 holders of record of our Common Stock, excluding stockholders whose shares are held in street or nominee names.

Reverse Stock Splits

On July 27, 2016, the Company filed a certificate of amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware in order to effectuate a reverse stock split of the Company’s issued and outstanding Common Stock on a 1 for 6 basis, effective on July 29, 2016. The reverse stock split was effective with The NASDAQ Capital Market at the open of business on August 1, 2016. The par value and other terms of the Company’s Common Stock were not affected by the reverse stock split.

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Appendix A

POLARITYTE, INC.

2017 EQUITY INCENTIVE PLAN

1.	PURPOSE OF PLAN

1.1 The purpose of this 2017 Equity Incentive Plan (this “Plan”) of PolarityTE, Inc., a Delaware corporation (the “Corporation”), is to promote the success of the Corporation and to increase stockholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons.

2.	ELIGIBILITY

2.1 The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” is any person who is either: (a) an officer (whether or not a director) or employee of the Corporation or one of its Subsidiaries; (b) a director of the Corporation or one of its Subsidiaries; or (c) an individual consultant who renders bona fide services (other than services in connection with the offering or sale of securities of the Corporation or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Corporation or one of its Subsidiaries) to the Corporation or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Corporation’s eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the “Securities Act”), the offering and sale of shares issuable under this Plan by the Corporation, or the Corporation’s compliance with any other applicable laws. An Eligible Person who has been granted an award (a “participant”) may, if otherwise eligible, be granted additional awards if the Administrator shall so determine. As used herein, “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation; and “Board” means the Board of Directors of the Corporation.

3.	PLAN ADMINISTRATION

3.1 The Administrator. This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The “Administrator” means the Board or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by Section 157 of the Delaware General Corporation Law and any other applicable law, to one or more officers of the Corporation, its powers under this Plan (a) to Eligible Persons who will receive grants of awards under this Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such awards. The Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan. Unless otherwise provided in the bylaws of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the affirmative vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute due authorization of an action by the acting Administrator.

With respect to awards intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), this Plan shall be administered by a committee consisting solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code); provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. Award grants, and transactions in or involving awards, intended to be exempt under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be duly and timely authorized by the Board or a committee consisting solely of two or more non-employee directors (as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act). To the extent required by any applicable stock exchange, this Plan shall be administered by a committee composed entirely of independent directors (within the meaning of the applicable stock exchange). Awards granted to non-employee directors shall not be subject to the discretion of any officer or employee of the Corporation and shall be administered exclusively by a committee consisting solely of independent directors.

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3.2 Powers of the Administrator. Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within the authority delegated to that committee or person(s)), including, without limitation, the authority to:

(a) determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive awards under this Plan;

(b) grant awards to Eligible Persons, determine the price at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of such awards consistent with the express limits of this Plan, establish the installments (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such awards;

(c) approve the forms of award agreements (which need not be identical either as to type of award or among participants);

(d) construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, its Subsidiaries, and participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

(e) cancel, modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;

(f) accelerate or extend the vesting or exercisability or extend the term of any or all such outstanding awards (in the case of options or stock appreciation rights, within the maximum ten-year term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature) subject to any required consent under Section 8.6.5;

(g) adjust the number of shares of Common Stock subject to any award, adjust the price of any or all outstanding awards or otherwise change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to compliance with applicable stock exchange requirements, Sections 4 and 8.6 and the applicable requirements of Code Section 162(m) and treasury regulations thereunder with respect to awards that are intended to satisfy the requirements for performance-based compensation under Section 162(m), and provided that in no case (except due to an adjustment contemplated by Section 7 or any repricing that may be approved by stockholders) shall such an adjustment constitute a repricing (by amendment, cancellation and re-grant, exchange or other means) of the per share exercise or base price of any stock option or stock appreciation right or other award granted under this Plan, and further provided that any adjustment or change in terms made pursuant to this Section 3.2(g) shall be made in a manner that, in the good faith determination of the Administrator will not likely result in the imposition of additional taxes or interest under Section 409A of the Code;

(h) determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator’s action (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action granting an award);

(i) determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof and authorize the termination, conversion, substitution, acceleration or succession of awards upon the occurrence of an event of the type described in Section 7;

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(j) acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration; and

(k) determine the Fair Market Value (as defined in Section 5.6) of the Common Stock or awards under this Plan from time to time and/or the manner in which such value will be determined.

3.3 Binding Determinations. Any action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board, the Administrator, nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, legal fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

3.4 Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including professional advisors to the Corporation. The Administrator shall not be liable for any such action or determination taken or made or omitted in good faith based upon such advice.

3.5 Delegation of Non-Discretionary Functions. In addition to the ability to delegate certain grant authority to officers of the Corporation as set forth in Section 3.1, the Administrator may also delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or to third parties.

4.	SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMIT

4.1 Shares Available. Subject to the provisions of Section 7.1, the capital stock available for issuance under this Plan shall be shares of the Corporation’s authorized but unissued Common Stock. For purposes of this Plan, “Common Stock” shall mean the common stock of the Corporation and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.1.

4.2 Share Limit. The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to Eligible Persons under this Plan may not exceed 3,450,000 shares of Common Stock (the “Share Limit”).

The foregoing Share Limit is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.

4.3 Awards Settled in Cash, Reissue of Awards and Shares. The Administrator may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments in accordance with this Section 4.3. Shares shall be counted against those reserved to the extent such shares have been delivered and are no longer subject to a substantial risk of forfeiture. Accordingly, (i) to the extent that an award under the Plan, in whole or in part, is canceled, expired, forfeited, settled in cash, settled by delivery of fewer shares than the number of shares underlying the award, or otherwise terminated without delivery of shares to the participant, the shares retained by or returned to the Corporation will not be deemed to have been delivered under the Plan and will be deemed to remain or to become available under this Plan; and (ii) shares that are withheld from such an award or separately surrendered by the participant in payment of the exercise price or taxes relating to such an award shall be deemed to constitute shares not delivered and will be deemed to remain or to become available under the Plan. The foregoing adjustments to the Share Limit of this Plan are subject to any applicable limitations under Section 162(m) of the Code with respect to awards intended as performance-based compensation thereunder.

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4.4 Reservation of Shares; No Fractional Shares. The Corporation shall at all times reserve a number of shares of Common Stock sufficient to cover the Corporation’s obligations and contingent obligations to deliver shares with respect to awards then outstanding under this Plan (exclusive of any dividend equivalent obligations to the extent the Corporation has the right to settle such rights in cash). No fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan.

5.	AWARDS

5.1 Type and Form of Awards. The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation or one of its Subsidiaries. The types of awards that may be granted under this Plan are:

5.1.1 Stock Options. A stock option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”) or a nonqualified stock option (an option not intended to be an ISO). The award agreement for an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified stock option. The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of the option. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.5.

5.1.2 Additional Rules Applicable to ISOs. To the extent that the aggregate Fair Market Value (determined at the time of grant of the applicable option) of stock with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Corporation or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Corporation or one of its subsidiaries (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Corporation and ending with the subsidiary in question). There shall be imposed in any award agreement relating to ISOs such other terms and conditions as from time to time are required in order that the option be an “incentive stock option” as that term is defined in Section 422 of the Code. No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such option is at least 110% of the Fair Market Value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.

5.1.3 Stock Appreciation Rights. A stock appreciation right or “SAR” is a right to receive a payment, in cash and/or Common Stock, equal to the number of shares of Common Stock being exercised multiplied by the excess of (i) the Fair Market Value of a share of Common Stock on the date the SAR is exercised, over (ii) the Fair Market Value of a share of Common Stock on the date the SAR was granted as specified in the applicable award agreement (the “base price”). The maximum term of a SAR shall be ten (10) years.

5.1.4 Restricted Shares.

(a) Restrictions. Restricted shares are shares of Common Stock subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Administrator may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Administrator may determine at the date of grant or thereafter. Except to the extent restricted under the terms of this Plan and the applicable award agreement relating to the restricted stock, a participant granted restricted stock shall have all of the rights of a shareholder, including the right to vote the restricted stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Administrator).

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(b) Certificates for Shares. Restricted shares granted under this Plan may be evidenced in such manner as the Administrator shall determine. If certificates representing restricted stock are registered in the name of the participant, the Administrator may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such restricted stock, that the Corporation retain physical possession of the certificates, and that the participant deliver a stock power to the Corporation, endorsed in blank, relating to the restricted stock. The Administrator may require that restricted shares are held in escrow until all restrictions lapse

(c) Dividends and Splits. As a condition to the grant of an award of restricted stock, subject to applicable law, the Administrator may require or permit a participant to elect that any cash dividends paid on a share of restricted stock be automatically reinvested in additional shares of restricted stock or applied to the purchase of additional awards under this Plan. Unless otherwise determined by the Administrator, stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the restricted stock with respect to which such stock or other property has been distributed.

5.1.5 Restricted Share Units.

(a) Grant of Restricted Share Units. A restricted share unit, or “RSU”, represents the right to receive from the Corporation on the respective scheduled vesting or payment date for such RSU, one Common Share. An award of RSUs may be subject to the attainment of specified performance goals or targets, forfeitability provisions and such other terms and conditions as the Administrator may determine, subject to the provisions of this Plan. At the time an award of RSUs is made, the Administrator shall establish a period of time during which the restricted share units shall vest and the timing for settlement of the RSU.

(b) Dividend Equivalent Accounts. Subject to the terms and conditions of the Plan and the applicable award agreement, as well as any procedures established by the Administrator, prior to the expiration of the applicable vesting period of an RSU, the Administrator may determine to pay dividend equivalent rights with respect to RSUs, in which case, the Corporation shall establish an account for the participant and reflect in that account any securities, cash or other property comprising any dividend or property distribution with respect to the shares of Common Stock underlying each RSU. Each amount or other property credited to any such account shall be subject to the same vesting conditions as the RSU to which it relates. The participant shall have the right to be paid the amounts or other property credited to such account upon vesting of the subject RSU.

(c) Rights as a Shareholder. Subject to the restrictions imposed under the terms and conditions of this Plan and the applicable award agreement, each participant receiving RSUs shall have no rights as a shareholder with respect to such RSUs until such time as shares of Common Stock are issued to the participant. No shares of Common Stock shall be issued at the time a RSU is granted, and the Company will not be required to set aside a fund for the payment of any such award. Except as otherwise provided in the applicable award agreement, shares of Common Stock issuable under an RSU shall be treated as issued on the first date that the holder of the RSU is no longer subject to a substantial risk of forfeiture as determined for purposes of Section 409A of the Code, and the holder shall be the owner of such shares of Common Stock on such date. An award agreement may provide that issuance of shares of Common Stock under an RSU may be deferred beyond the first date that the RSU is no longer subject to a substantial risk of forfeiture, provided that such deferral is structured in a manner that is intended to comply with the requirements of Section 409A of the Code.

5.1.6 Cash Awards. The Administrator may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant cash bonuses (including without limitation, discretionary awards, awards based on objective or subjective performance criteria, awards subject to other vesting criteria or awards granted consistent with Section 5.2 below). Cash awards shall be awarded in such amount and at such times during the term of the Plan as the Administrator shall determine.

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5.1.7 Other Awards. The other types of awards that may be granted under this Plan include: (a) stock bonuses, performance stock, performance units, dividend equivalents, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Common Stock (subject to the requirements of Section 5.1.1 and in compliance with applicable laws), upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; or (b) any similar securities with a value derived from the value of or related to the Common Stock and/or returns thereon.

5.2 Section 162(m) Performance-Based Awards. Without limiting the generality of the foregoing, any of the types of awards listed in Sections 5.1.4 through 5.1.7 above may be, and options and SARs granted with an exercise or base price not less than the Fair Market Value of a share of Common Stock at the date of grant (“Qualifying Options” and “Qualifying SARs,” respectively) typically will be, granted as awards intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code (“Performance-Based Awards”). The grant, vesting, exercisability or payment of Performance-Based Awards may depend (or, in the case of Qualifying Options or Qualifying SARs, may also depend) on the degree of achievement of one or more performance goals relative to a pre-established targeted level or levels using the Business Criteria provided for below for the Corporation on a consolidated basis or for one or more of the Corporation’s subsidiaries, segments, divisions or business units, or any combination of the foregoing. Such criteria may be evaluated on an absolute basis or relative to prior periods, industry peers, or stock market indices. Any Qualifying Option or Qualifying SAR shall be subject to the requirements of Section 5.2.1 and 5.2.3 in order for such award to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Any other Performance-Based Award shall be subject to all of the following provisions of this Section 5.2.

5.2.1 Class; Administrator. The eligible class of persons for Performance-Based Awards under this Section 5.2 shall be officers and employees of the Corporation or one of its Subsidiaries. The Administrator approving Performance-Based Awards or making any certification required pursuant to Section 5.2.4 must be constituted as provided in Section 3.1 for awards that are intended as performance-based compensation under Section 162(m) of the Code.

5.2.2 Performance Goals. The specific performance goals for Performance-Based Awards (other than Qualifying Options and Qualifying SARs) shall be, on an absolute or relative basis, established based on such business criteria as selected by the Administrator in its sole discretion (“Business Criteria”), including the following: (1) earnings per share, (2) cash flow (which means cash and cash equivalents derived from either (i) net cash flow from operations or (ii) net cash flow from operations, financing and investing activities), (3) total stockholder return, (4) price per share of Common Stock, (5) gross revenue, (6) revenue growth, (7) operating income (before or after taxes), (8) net earnings (before or after interest, taxes, depreciation and/or amortization), (9) return on equity, (10) capital employed, or on assets or on net investment, (11) cost containment or reduction, (12) cash cost per ounce of production, (13) operating margin, (14) debt reduction, (15) resource amounts, (16) production or production growth, (17) resource replacement or resource growth, (18) successful completion of financings, or (19) any combination of the foregoing. To qualify awards as performance-based under Section 162(m), the applicable Business Criterion (or Business Criteria, as the case may be) and specific performance goal or goals (“targets”) must be established and approved by the Administrator during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event after 25% or more of the performance period has elapsed) and while performance relating to such target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code. Performance targets shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets; provided that the Administrator may not make any adjustment to the extent it would adversely affect the qualification of any compensation payable under such performance targets as “performance-based compensation” under Section 162(m) of Code. The applicable performance measurement period may not be less than 3 months nor more than 10 years.

5.2.3 Form of Payment. Grants or awards intended to qualify under this Section 5.2 may be paid in cash or shares of Common Stock or any combination thereof.

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5.2.4 Certification of Payment. Before any Performance-Based Award under this Section 5.2 (other than Qualifying Options and Qualifying SARs) is paid and to the extent required to qualify the award as performance-based compensation within the meaning of Section 162(m) of the Code, the Administrator must certify in writing that the performance target(s) and any other material terms of the Performance-Based Award were in fact timely satisfied.

5.2.5 Reservation of Discretion. The Administrator will have the discretion to determine the restrictions or other limitations of the individual awards granted under this Section 5.2 including the authority to reduce awards, payouts or vesting or to pay no awards, in its sole discretion, if the Administrator preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.

5.2.6 Expiration of Grant Authority. As required pursuant to Section 162(m) of the Code and the regulations promulgated thereunder, the Administrator’s authority to grant new awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code (other than Qualifying Options and Qualifying SARs) shall terminate upon the first meeting of the Corporation’s stockholders that occurs in the fifth year following the year in which the Corporation’s stockholders first approve this Plan (the “162(m) Term”).

5.2.7 Compensation Limitations. The maximum aggregate number of shares of Common Stock that may be issued to any Eligible Person during the term of this Plan pursuant to Qualifying Options and Qualifying SARs may not exceed the Share Limit. The maximum aggregate number of shares of Common Stock that may be issued to any Eligible Person pursuant to Performance-Based Awards granted during the 162(m) Term (other than cash awards granted pursuant to Section 5.1.6 and Qualifying Options or Qualifying SARs) may not exceed the Share Limit. The maximum amount that may be paid to any Eligible Person pursuant to Performance-Based Awards granted pursuant to Sections 5.1.6 (cash awards) during the 162(m) Term may not exceed $1,000,000.

5.3 Award Agreements. Each award shall be evidenced by a written or electronic award agreement in the form approved by the Administrator and, if required by the Administrator, executed by the recipient of the award. The Administrator may authorize any officer of the Corporation (other than the particular award recipient) to execute any or all award agreements on behalf of the Corporation (electronically or otherwise). The award agreement shall set forth the material terms and conditions of the award as established by the Administrator consistent with the express limitations of this Plan.

5.4 Deferrals and Settlements. Payment of awards may be in the form of cash, Common Stock, other awards or combinations thereof as the Administrator shall determine, and with such restrictions as it may impose. The Administrator may also require or permit participants to elect to defer the issuance of shares of Common Stock or the settlement of awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares. All mandatory or elective deferrals of the issuance of shares of Common Stock or the settlement of cash awards shall be structured in a manner that is intended to comply with the requirements of Section 409A of the Code.

5.5 Consideration for Common Stock or Awards. The purchase price for any award granted under this Plan or the Common Stock to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator and subject to compliance with applicable laws, including, without limitation, one or a combination of the following methods:

●	services rendered by the recipient of such award;

●	cash, check payable to the order of the Corporation, or electronic funds transfer;

●	notice and third party payment in such manner as may be authorized by the Administrator;

●	the delivery of previously owned shares of Common Stock that are fully vested and unencumbered;

●	by a reduction in the number of shares otherwise deliverable pursuant to the award; or

●	subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

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In the event that the Administrator allows a participant to exercise an award by delivering shares of Common Stock previously owned by such participant and unless otherwise expressly provided by the Administrator, any shares delivered which were initially acquired by the participant from the Corporation (upon exercise of a stock option or otherwise) must have been owned by the participant at least six months as of the date of delivery (or such other period as may be required by the Administrator in order to avoid adverse accounting treatment). Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their Fair Market Value on the date of exercise. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase, as established from time to time by the Administrator, have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay the purchase or exercise price of any award by any method other than cash payment to the Corporation.

5.6 Definition of Fair Market Value. For purposes of this Plan “Fair Market Value” shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the closing price for a share of Common Stock on the trading day immediately before the grant date, as furnished by the NASDAQ Stock Market or other principal stock exchange on which the Common Stock is then listed for the date in question, or if the Common Stock is no longer listed on a principal stock exchange, then by the Over-the-Counter Bulletin Board or OTC Markets. If the Common Stock is no longer listed on the NASDAQ Capital Market or listed on a principal stock exchange or is no longer actively traded on the Over-the-Counter Bulletin Board or OTC Markets as of the applicable date, the Fair Market Value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances.

5.7 Transfer Restrictions.

5.7.1 Limitations on Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 5.7, by applicable law and by the award agreement, as the same may be amended, (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.

5.7.2 Exceptions. The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing (provided that any such transfers of ISOs shall be limited to the extent permitted under the federal tax laws governing ISOs). Any permitted transfer shall be subject to compliance with applicable federal and state securities laws.

5.7.3 Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 5.7.1 shall not apply to:

(a) transfers to the Corporation,

(b) the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

(c) subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Administrator,

(d) subject to any applicable limitations on ISOs, if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative, or

(e) the authorization by the Administrator of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and the express authorization of the Administrator.

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5.8 International Awards. One or more awards may be granted to Eligible Persons who provide services to the Corporation or one of its Subsidiaries outside of the United States. Any awards granted to such persons may, if deemed necessary or advisable by the Administrator, be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator.

5.9 Vesting. Subject to Section 5.1.2 hereof, awards shall vest at such time or times and subject to such terms and conditions as shall be determined by the Administrator at the time of grant; provided, however, that in the absence of any award vesting periods designated by the Administrator at the time of grant in the applicable award agreement, awards shall vest as to one-third of the total number of shares subject to the award on each of the first, second and third anniversaries of the date of grant.

6.	EFFECT OF TERMINATION OF SERVICE ON AWARDS

6.1 Termination of Employment.

6.1.1 The Administrator shall establish the effect of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the participant is not an employee of the Corporation or one of its Subsidiaries and provides other services to the Corporation or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award agreement otherwise provides) of whether the participant continues to render services to the Corporation or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

6.1.2 For awards of stock options or SARs, unless the award agreement provides otherwise, the exercise period of such options or SARs shall expire: (1) three months after the last day that the participant is employed by or provides services to the Corporation or a Subsidiary (provided; however, that in the event of the participant’s death during this period, those persons entitled to exercise the option or SAR pursuant to the laws of descent and distribution shall have one year following the date of death within which to exercise such option or SAR); (2) in the case of a participant whose termination of employment is due to death or disability (as defined in the applicable award agreement), 12 months after the last day that the participant is employed by or provides services to the Corporation or a Subsidiary; and (3) immediately upon a participant’s termination for “cause”. The Administrator will, in its absolute discretion, determine the effect of all matters and questions relating to a termination of employment, including, but not by way of limitation, the question of whether a leave of absence constitutes a termination of employment and whether a participant’s termination is for “cause.”

If not defined in the applicable award agreement, “Cause” shall mean:

(i) conviction of a felony or a crime involving fraud or moral turpitude; or

(ii) theft, material act of dishonesty or fraud, intentional falsification of any employment or Company records, or commission of any criminal act which impairs participant’s ability to perform appropriate employment duties for the Corporation; or

(iii) intentional or reckless conduct or gross negligence materially harmful to the Company or the successor to the Corporation after a Change in Control , including violation of a non-competition or confidentiality agreement; or

(iv) willful failure to follow lawful instructions of the person or body to which participant reports; or

(v) gross negligence or willful misconduct in the performance of participant’s assigned duties. Cause shall not include mere unsatisfactory performance in the achievement of participant’s job objectives.

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6.1.3 For awards of restricted shares, unless the award agreement provides otherwise, restricted shares that are subject to restrictions at the time that a participant whose employment or service is terminated shall be forfeited and reacquired by the Corporation; provided that, the Administrator may provide, by rule or regulation or in any award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to restricted shares shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Administrator may in other cases waive in whole or in part the forfeiture of restricted shares. Similar rules shall apply in respect of RSUs.

6.2 Events Not Deemed Terminations of Service. Unless the express policy of the Corporation or one of its Subsidiaries, or the Administrator, otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or one of its Subsidiaries, or the Administrator; provided that unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than 3 months. In the case of any employee of the Corporation or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Corporation or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of the term set forth in the award agreement.

6.3 Effect of Change of Subsidiary Status. For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Corporation, a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of another entity within the Corporation or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status.

7.	ADJUSTMENTS; ACCELERATION

7.1 Adjustments. Upon or in contemplation of any of the following events described in this Section 7.1,: any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split (“stock split”); any merger, arrangement, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock (whether in the form of securities or property); any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; then the Administrator shall in such manner, to such extent and at such time as it deems appropriate and equitable in the circumstances (but subject to compliance with applicable laws and stock exchange requirements) proportionately adjust any or all of (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of awards (including the number of shares provided for in this Plan), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding awards, (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any or all outstanding awards, (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, and (5) the 162(m) compensation limitations set forth in Section 5.2.7 and (subject to Section 8.8.3(a)) the performance standards applicable to any outstanding awards (provided that no adjustment shall be allowed to the extent inconsistent with the requirements of Code section 162(m)). Any adjustment made pursuant to this Section 7.1 shall be made in a manner that, in the good faith determination of the Administrator, will not likely result in the imposition of additional taxes or interest under Section 409A of the Code. With respect to any award of an ISO, the Administrator may make such an adjustment that causes the option to cease to qualify as an ISO without the consent of the affected participant.

7.2 Change in Control. Upon a Change in Control, each then-outstanding option and SAR shall automatically become fully vested, all restricted shares then outstanding shall automatically fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall automatically become vested and payable to the holder of such award unless the Administrator has made appropriate provision for the substitution, assumption, exchange or other continuation of the award pursuant to the Change in Control. Notwithstanding the foregoing, the Administrator, in its sole and absolute discretion, may choose (in an award agreement or otherwise) to provide for full or partial accelerated vesting of any award upon a Change In Control (or upon any other event or other circumstance related to the Change in Control, such as an involuntary termination of employment occurring after such Change in Control, as the Administrator may determine), irrespective of whether such any such award has been substituted, assumed, exchanged or otherwise continued pursuant to the Change in Control.

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For purposes of this Plan, “Change in Control” shall be deemed to have occurred if:

(i) a tender offer (or series of related offers) shall be made and consummated for the ownership of 50% or more of the outstanding voting securities of the Corporation, unless as a result of such tender offer more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Corporation (as of the time immediately prior to the commencement of such offer), any employee benefit plan of the Corporation or its Subsidiaries, and their affiliates;

(ii) the Corporation shall be merged or consolidated with another entity, unless as a result of such merger or consolidation more than 50% of the outstanding voting securities of the surviving or resulting entity shall be owned in the aggregate by the stockholders of the Corporation (as of the time immediately prior to such transaction), any employee benefit plan of the Corporation or its Subsidiaries, and their affiliates;

(iii) the Corporation shall sell substantially all of its assets to another entity that is not wholly owned by the Corporation, unless as a result of such sale more than 50% of such assets shall be owned in the aggregate by the stockholders of the Corporation (as of the time immediately prior to such transaction), any employee benefit plan of the Corporation or its Subsidiaries and their affiliates; or

(iv) a Person (as defined below) shall acquire 50% or more of the outstanding voting securities of the Corporation (whether directly, indirectly, beneficially or of record), unless as a result of such acquisition more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Corporation (as of the time immediately prior to the first acquisition of such securities by such Person), any employee benefit plan of the Corporation or its Subsidiaries, and their affiliates.

For purposes of this Section 5(c), ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(I)(i) (as in effect on the date hereof) under the Exchange Act. In addition, for such purposes, “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; provided, however, that a Person shall not include (A) the Company or any of its Subsidiaries; (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries; (C) an underwriter temporarily holding securities pursuant to an offering of such securities; or (D) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company.

Notwithstanding the foregoing, (1) the Administrator may waive the requirement described in paragraph (iv) above that a Person must acquire more than 50% of the outstanding voting securities of the Corporation for a Change in Control to have occurred if the Administrator determines that the percentage acquired by a person is significant (as determined by the Administrator in its discretion) and that waiving such condition is appropriate in light of all facts and circumstances, and (2) no compensation that has been deferred for purposes of Section 409A of the Code shall be payable as a result of a Change in Control unless the Change in Control qualifies as a change in ownership or effective control of the Corporation within the meaning of Section 409A of the Code.

7.3 Early Termination of Awards. Any award that has been accelerated as required or permitted by Section 7.2 upon a Change in Control (or would have been so accelerated but for Section 7.4 or 7.5) shall terminate upon such event, subject to any provision that has been expressly made by the Administrator, through a plan of reorganization or otherwise, for the survival, substitution, assumption, exchange or other continuation of such award and provided that, in the case of options and SARs that will not survive, be substituted for, assumed, exchanged, or otherwise continued in the transaction, the holder of such award shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding options and SARs in accordance with their terms before the termination of such awards (except that in no case shall more than ten days’ notice of accelerated vesting and the impending termination be required and any acceleration may be made contingent upon the actual occurrence of the event).

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The Administrator may make provision for payment in cash or property (or both) in respect of awards terminated pursuant to this section as a result of the Change in Control and may adopt such valuation methodologies for outstanding awards as it deems reasonable and, in the case of options, SARs or similar rights, and without limiting other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award.

7.4 Other Acceleration Rules. Any acceleration of awards pursuant to this Section 7 shall comply with applicable legal and stock exchange requirements and, if necessary to accomplish the purposes of the acceleration or if the circumstances require, may be deemed by the Administrator to occur a limited period of time not greater than 30 days before the event. Without limiting the generality of the foregoing, the Administrator may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of an award if an event giving rise to the acceleration does not occur. Notwithstanding any other provision of the Plan to the contrary, the Administrator may override the provisions of Section 7.2, 7.3, and/or 7.5 by express provision in the award agreement or otherwise. The portion of any ISO accelerated pursuant to Section 7.2 or any other action permitted hereunder shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.

7.5 Possible Rescission of Acceleration. If the vesting of an award has been accelerated expressly in anticipation of an event and the Administrator later determines that the event will not occur, the Administrator may rescind the effect of the acceleration as to any then outstanding and unexercised or otherwise unvested awards; provided, that, in the case of any compensation that has been deferred for purposes of Section 409A of the Code, the Administrator determines that such rescission will not likely result in the imposition of additional tax or interest under Code Section 409A.

8.	OTHER PROVISIONS

8.1 Compliance with Laws. This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of shares of Common Stock, the acceptance of promissory notes and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law, federal margin requirements) and to such approvals by any applicable stock exchange listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation or one of its Subsidiaries, provide such assurances and representations to the Corporation or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

8.2 Future Awards/Other Rights. No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

8.3 No Employment/Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Corporation or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Corporation or one of its Subsidiaries to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.

8.4 Plan Not Funded. Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Corporation or one of its Subsidiaries by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Subsidiaries and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

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8.5 Tax Withholding. Upon any exercise, vesting, or payment of any award, the Corporation or one of its Subsidiaries shall have the right at its option to:

(a) require the participant (or the participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such award event or payment; or

(b) deduct from any amount otherwise payable in cash to the participant (or the participant’s personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such cash payment.

In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, to have the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their Fair Market Value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law.

8.6 Effective Date, Termination and Suspension, Amendments.

8.6.1 Effective Date and Termination. This Plan was approved by the Board and became effective on December 1, 2016. Unless earlier terminated by the Board, this Plan shall terminate at the close of business on December 1, 2026. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

8.6.2 Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.

8.6.3 Stockholder Approval. To the extent then required by applicable law or any applicable stock exchange or required under Sections 162, 422 or 424 of the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, this Plan and any amendment to this Plan shall be subject to stockholder approval.

8.6.4 Amendments to Awards. Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to the limitations set forth in Section 3.2(g).

8.6.5 Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or change of or affecting any outstanding award shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Corporation under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.

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8.7 Privileges of Stock Ownership. Except as otherwise expressly authorized by the Administrator or this Plan, a participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the participant. No adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

8.8 Governing Law; Construction; Severability.

8.8.1 Choice of Law. This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Delaware

8.8.2 Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

8.8.3 Plan Construction.

(a) Rule 16b-3. It is the intent of the Corporation that the awards and transactions permitted by awards be interpreted in a manner that, in the case of participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Corporation shall have no liability to any participant for Section 16 consequences of awards or events under awards if an award or event does not so qualify.

(b) Section 162(m). Awards under Sections 5.1.4 through 5.1.7 to persons described in Section 5.2 that are either granted or become vested, exercisable or payable based on attainment of one or more performance goals related to the Business Criteria, as well as Qualifying Options and Qualifying SARs granted to persons described in Section 5.2, that are approved by a committee composed solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code) shall be deemed to be intended as performance-based compensation within the meaning of Section 162(m) of the Code unless such committee provides otherwise at the time of grant of the award. It is the further intent of the Corporation that (to the extent the Corporation or one of its Subsidiaries or awards under this Plan may be or become subject to limitations on deductibility under Section 162(m) of the Code) any such awards and any other Performance-Based Awards under Section 5.2 that are granted to or held by a person subject to Section 162(m) will qualify as performance-based compensation or otherwise be exempt from deductibility limitations under Section 162(m).

(c) Code Section 409A Compliance. The Board intends that, except as may be otherwise determined by the Administrator, any awards under the Plan are either exempt from or satisfy the requirements of Section 409A of the Code and related regulations and Treasury pronouncements (“Section 409A”) to avoid the imposition of any taxes, including additional income or penalty taxes, thereunder. If the Administrator determines that an award, award agreement, acceleration, adjustment to the terms of an award, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a participant’s award to become subject to Section 409A, unless the Administrator expressly determines otherwise, such award, award agreement, payment, acceleration, adjustment, distribution, deferral election, transaction or other action or arrangement shall not be undertaken and the related provisions of the Plan and/or award agreement will be deemed modified or, if necessary, rescinded in order to comply with the requirements of Section 409A to the extent determined by the Administrator without the content or notice to the participant. Notwithstanding the foregoing, neither the Company nor the Administrator shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any participant under Section 409A and neither the Company nor the Administrator will have any liability to any participant for such tax or penalty.

(d) No Guarantee of Favorable Tax Treatment. Although the Company intends that awards under the Plan will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local or foreign law. The Company shall not be liable to any participant for any tax, interest or penalties the participant might owe as a result of the grant, holding, vesting, exercise or payment of any award under the Plan.

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8.9 Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

8.10 Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation. Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or one of its Subsidiaries, in connection with a distribution, arrangement, business combination, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Stock in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan, except as may otherwise be provided by the Administrator at the time of such assumption or substitution or as may be required to comply with the requirements of any applicable stock exchange.

8.11 Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

8.12 No Corporate Action Restriction. The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Corporation to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any Subsidiary, (b) any merger, arrangement, business combination, amalgamation, consolidation or change in the ownership of the Corporation or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any Subsidiary, (d) any dissolution or liquidation of the Corporation or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any Subsidiary, or (f) any other corporate act or proceeding by the Corporation or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action.

8.13 Other Corporation Benefit and Compensation Programs. Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing or except as otherwise specifically set forth in the terms and conditions of such other employee welfare or benefit plan or arrangement. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Corporation or its Subsidiaries.

8.14 Prohibition on Repricing. Subject to Section 4, the Administrator shall not, without the approval of the stockholders of the Corporation (i) reduce the exercise price, or cancel and reissue options so as to in effect reduce the exercise price or (ii) change the manner of determining the exercise price so that the exercise price is less than the fair market value per share of Common Stock.

As adopted by the Board of Directors of PolarityTE, Inc. on December 1, 2016.

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Appendix B

FORM OF

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

POLARITYTE, INC. ENTERTAINMENT COMPANY

PolarityTE, Inc. (the “Corporation”) organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: The name of the Corporation is PolarityTE, Inc. and the date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was on May 8, 1998.

SECOND: The Board of Directors and stockholders of the Corporation duly adopted, in accordance with Section 242 of the General Corporation Law of the State of Delaware, a resolution proposing and declaring advisable the following amendment to Article FOURTH, Subparagraph A of the Certificate of Incorporation of said Corporation:

FOURTH:

A.	Designation and Number of Shares.

The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 275,000,000 shares, consisting of 250,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”) and 25,000,000 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”).

IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Restated Certificate of Incorporation of the Corporation to be duly executed by the undersigned this day of *, 2017.

Denver Lough, CEO

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